                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

 [ ] Preliminary Proxy Statement             [ ] Confidential, for Use of the
                                                 Commission
                                                 Only (as permitted by Rule
                                                 14a-6(e)(2))

 [X] Definitive Proxy Statement

 [ ] Definitive Additional Materials

 [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  SALOMON INC
 -----------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 [ ] No fee required.

 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

 [X] Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

         --------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

         --------------------------------------------------------------------

     (3) Filing Party:

         --------------------------------------------------------------------

     (4) Date Filed:

         --------------------------------------------------------------------

                As filed with the Commission on October 24, 1997

                            [SALOMON INC LETTERHEAD]


                                                              October 24, 1997

Dear Salomon Stockholder:

   The Board of Directors of Salomon Inc has approved a merger in which Salomon will become a wholly owned subsidiary of Travelers Group Inc. Following the merger, Salomon will be combined with Travelers' subsidiary, Smith Barney Holdings Inc., to form Salomon Smith Barney Holdings Inc. as a wholly owned subsidiary of Travelers.

   In the merger, each share of your Salomon common stock will be exchanged for 1.695 shares of Travelers common stock (after the three-for-two split of Travelers common stock to be completed on November 19, 1997). Each share of your Salomon preferred stock will be exchanged for a share of Travelers preferred stock with substantially identical terms, except that all the Travelers preferred stock will have general voting rights.

   This merger will turn your Salomon shares into shares of a larger and more diversified financial services company. The combined company will benefit from the complementary strengths of Salomon and of Travelers' Smith Barney subsidiaries, and will have the financial strength and scope to capitalize on the opportunities presented by a changing global economy.

   The merger cannot be completed without the approval of Salomon's stockholders. We have scheduled a special meeting for our stockholders to vote on the merger. YOUR VOTE IS IMPORTANT!

   The date, time and place of the special meeting are:
   NOVEMBER 25, 1997, 10:00 A.M.
   SALOMON BROTHERS AUDITORIUM
   SEVEN WORLD TRADE CENTER
   NEW YORK, NEW YORK 10048

   Whether or not you plan to attend the special meeting, please vote by completing the enclosed proxy card and mailing it to us. If you fail to return your card, you will in effect vote against the merger.

   This Proxy Statement/Prospectus provides detailed information about the proposed merger. You should read it carefully.

   I strongly support this strategic combination between Salomon and Travelers and join with the other members of the Board in enthusiastically recommending that you vote in favor of the merger.

                                            Very truly yours,

                                            /s/ Robert E. Denham
                                            Robert E. Denham
                                            Chairman and Chief Executive
                                            Officer

                --------------------------------------------------------------
                Neither the Securities and Exchange Commission nor any state securities regulator has approved the securities to be issued under this Proxy Statement/Prospectus or determined if this Proxy Statement/Prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

          This Proxy Statement/Prospectus dated October 24, 1997 was first mailed to stockholders on or about October 27, 1997.

                              TABLE OF CONTENTS

SUMMARY.....................................     1
 Questions and Answers about the  Merger  ..     1
 Other Information about the Merger ........     4
 Selected Financial Data....................     7
 Recent Operating Results ..................    11
 Comparative Market Price Information ......    11
THE PROPOSED MERGER.........................    13
 Background of the Merger...................    14
 Salomon's Rationale for the Merger;
  Recommendation of the Salomon
  Board of Directors........................    16
 Valuation Report ..........................    19
 Travelers' Rationale for the Merger  ......    21
 Federal Income Tax Consequences of
  the Merger................................    23
 Accounting Treatment.......................    25
 Regulatory and Third-Party Approvals ......    25
 No Appraisal Rights........................    26
 Voting Agreement ..........................    27
 Interests of Certain Persons in the
  Merger ...................................    28
 Litigation.................................    29
 Cautionary Statement Concerning
  Forward-Looking Statements................    29
 Restrictions on Resales by Affiliates .....    30
INFORMATION CONCERNING THE
 SALOMON SPECIAL MEETING....................    32
 Purpose, Time and Place....................    32
 Record Date; Quorum; Vote Required ........    32
 Proxies....................................    34
THE MERGER AGREEMENT........................    35
 General....................................    35
 Closing; Effective Time....................    35
 Surviving Corporation Certificate of
  Incorporation.............................    35
 Surviving Corporation By-Laws..............    35
 Consideration to be Received in the
  Merger....................................    35
 Exchange of Certificates and Depositary
  Receipts; Fractional Shares...............    36
 Representations and Warranties.............    37
 Conduct of Business........................    38
 Compensation Matters ......................    40
 Coordination of Dividends .................    41
 No Solicitation............................    41
 Salomon Stock-Based Awards.................    42
 Salomon Convertible Securities ............    43
 Investment Advisory Agreements.............    43
 Conditions to the Consummation of the
  Merger....................................    43
 Termination................................    44
 Termination Fees...........................    45
 Expenses...................................    46
 Amendment and Waiver.......................    46
COMPARISON OF RIGHTS OF
 STOCKHOLDERS OF TRAVELERS
 AND SALOMON................................    46
 Authorized Capital.........................    47
 Board of Directors.........................    47
 Committees of the Board of Directors ......    47
 Newly Created Directorships and
  Vacancies.................................    48
 Removal of Directors.......................    48
 Officers...................................    48
 Special Meetings of Stockholders...........    48
 Quorum at Stockholder Meetings.............    48
 Stockholder Action by Written Consent .....    49
 Advance Notice of
  Stockholder-Proposed Business at Annual
  Meetings..................................    49
 Amendment of Governing Documents...........    49
 Fair Price Provisions......................    50
 Rights Agreement ..........................    51
DESCRIPTION OF CAPITAL STOCK
 OF TRAVELERS FOLLOWING THE
 MERGER.....................................    51
 Travelers Common Stock.....................    51
 Travelers Preferred Stock..................    51
 Existing Series of Travelers Preferred
  Stock ....................................    52
 New Travelers Preferred Stock..............    54
 Travelers Series I Preferred Stock ........    57
 Travelers 8.08% Preferred Stock............    59
 Travelers 8.40% Preferred Stock............    59
 Travelers Series L Preferred Stock  .......    59
 Stock Exchange Matters.....................    60
NEW TRAVELERS DEPOSITARY
 SHARES ....................................    60
 General....................................    60
 Dividends and Other Distributions  ........    61
 Redemption of Depositary Shares ...........    61
 Voting Rights .............................    62
 Withdrawal of Stock........................    62
 Amendment and Termination of the
  Deposit Agreement ........................    62
 Charges of Depositary .....................    63
 Miscellaneous .............................    63
 Resignation and Removal of Depositary .....    63
EXPERTS.....................................    63
LEGAL MATTERS...............................    64
SUBMISSION OF FUTURE
 STOCKHOLDER PROPOSALS......................    64
WHERE YOU CAN FIND MORE
 INFORMATION................................    64
UNAUDITED PRO FORMA
 CONDENSED COMBINED
 FINANCIAL STATEMENTS.......................    66
Appendix A: Agreement and Plan of
 Merger among Travelers Group Inc.,
 Diamonds Acquisition Corp. and
 Salomon Inc dated as of September 24,
 1997 ......................................    A-i

                              i


                                   SUMMARY

This summary may not contain all the information that is important to you. For a more complete understanding of the merger, you should read this entire document carefully, as well as the additional documents we refer to.

QUESTIONS AND ANSWERS
ABOUT THE MERGER

WHAT IS TRAVELERS?

Travelers engages in investment and asset management services, consumer finance, and life and property-casualty insurance services.

   Travelers provides investment banking, asset management, retail brokerage and other financial services through its Smith Barney subsidiaries. Through Commercial Credit Company, Travelers offers consumer loans, credit-related insurance and credit card services. Individual life insurance, annuities and pension programs are offered primarily through the Travelers Insurance, Travelers Life and Annuity and Primerica Life Insurance companies. Travelers Property Casualty Corp., an 83.4% owned subsidiary, provides a wide range of commercial and personal property and casualty insurance products and services to businesses, government units, associations and individuals.

   Travelers' headquarters is at 388 Greenwich Street, New York, NY 10013, telephone (212) 816-8000.

WHY SHOULD SALOMON BECOME A SUBSIDIARY OF
TRAVELERS?

Salomon believes the merger will create value for its stockholders. This value is made possible by the opportunities for Salomon and Smith Barney to take advantage of the complementary strategic fit of their respective businesses and the increased scale of a full-service, global investment bank. The merger will combine Salomon's global presence and institutional strength in investment banking and fixed income sales and trading with Smith Barney's nationwide retail distribution network, sizable asset management business and strength in equities and municipal finance. This will create a global full-service securities and investment banking firm that can compete in any major market. Following the merger, Travelers will be one of the world's foremost financial services companies with growth opportunities not available to either company by itself.

WHAT DOES SALOMON'S BOARD OF DIRECTORS
RECOMMEND?

Salomon's Board of Directors has unanimously approved the merger and recommends that Salomon stockholders vote FOR the proposal to approve the merger agreement.

WHAT WILL I RECEIVE FOR MY SALOMON COMMON STOCK?

Each share of your Salomon common stock will be exchanged for 1.695 shares of Travelers common stock. You will receive a cash payment for the value of any fraction of a Travelers common share.

   The exchange ratio for common stock originally agreed to by Salomon and Travelers was 1.13 but has been adjusted to reflect the November 19, 1997 three-for-two split of Travelers common stock. The stock split, which is described below, does not change the value of the stock you will receive in the merger. 1.695 shares of post-split Travelers common stock is the same as
1.13 shares of pre-split Travelers common stock.

   The table below shows the closing share price on the New York Stock Exchange (NYSE) for Salomon and Travelers common stock on September 23, 1997, the day before the public announcement of the merger, and October 23, 1997, the latest practicable day for which closing prices were available when we mailed this Proxy Statement/Prospectus. The table also shows the value on such date of the shares of Travelers common stock that Salomon stockholders would receive for each share of their Salomon common stock in the merger. We are showing the Travelers common stock prices (including the prices in the last column) both before and as adjusted to give effect to the November 19, 1997 three-for-two Travelers stock split.

 PRE-SPLIT
                          TRAVELERS      SALOMON       TRAVELERS
                            PRICE         PRICE       PRICE X1.13
September 23, 1997 ....      $72-1/16      $71-1/2        $81-13/32
October 23, 1997 ......      $74-13/16     $82-13/16      $84-17/32
POST-SPLIT
                          TRAVELERS                    TRAVELERS
                           ADJUSTED      SALOMON       ADJUSTED
                            PRICE         PRICE      PRICE X1.695
September 23, 1997 ....      $48-1/32      $71-1/2        $81-13/32
October 23, 1997.......      $49-7/8       $82-13/16      $84-17/32

   The following table shows that the earnings from continuing operations and book value of your Salomon common stock are higher than that of the Travelers common stock you would receive in the merger.

       PER SHARE (PRO FORMA FIGURES ADJUSTED FOR
   EXCHANGE RATIO AND FOR THE TRAVELERS STOCK SPLIT)
                      AS OF OR FOR THE SIX MONTHS
                          ENDED JUNE 30, 1997
                  EARNINGS
              FROM CONTINUING
                 OPERATIONS     BOOK VALUE   DIVIDENDS
              --------------- ------------  -----------
Salomon
historical         $3.34          $42.52       $0.320
Pro forma
equivalent         $2.39          $25.76       $0.339
------------  --------------- ------------  -----------

   Travelers and Salomon believe that the earnings of the combined company are likely to be less volatile than those of Salomon by itself, because the earnings will be from a broader and more diverse group of businesses and will include a greater proportion of recurring sources of earnings. Because of these and other factors, Travelers' stock price has reflected a higher multiple of earnings per share than Salomon's. On September 23, 1997 (the day before the merger was announced), Travelers pre-split price per share was $72 1/16, which represents a price to earnings multiple of 19.134, while Salomon's price on that date represents a multiple of 10.983.

WHAT IS THE TRAVELERS STOCK SPLIT? HOW DOES IT AFFECT ME?

The three-for-two stock split will give Travelers common stockholders one additional share of common stock for each two shares they already own. The split will take place after the close of trading on Wednesday, November 19, 1997, before the merger. Because the stock split precedes the merger, you will not receive additional shares of Travelers common stock in the stock split. However, to take account of the stock split, the ratio of shares of Travelers common stock to be exchanged for each share of Salomon common stock has been raised by 50%, to 1.695, from the originally announced exchange ratio of 1.13. This increase in the exchange ratio means that Salomon common stockholders will receive shares of Travelers common stock with the same value as the shares that they would have received if the merger had been completed before the stock split at the 1.13 exchange ratio.

WHY IS TRAVELERS SPLITTING ITS STOCK?

Travelers believes that common stock trading in the approximately $30 to $50 per share range may be attractive to a wider group of investors than higher priced stock, and that increased investor interest may exist for the lower priced stock. The three-for-two split will be the fifth split of Travelers common stock since 1992.

WHAT WILL I RECEIVE FOR MY SALOMON PREFERRED
STOCK?

Each share of your Salomon preferred stock will be exchanged for a share of Travelers preferred stock with substantially identical terms, except that holders of Salomon's 8.08% and 8.40% preferred stock (who now have no general voting rights) will, after the merger, have three votes for each share of such stock (i.e., one vote for each 6 2/3 depositary shares), which they will be entitled to vote as part of the class of holders of Travelers common stock and other Travelers securities with general voting rights.

ARE THERE RISKS I SHOULD CONSIDER?

o The 1.695 exchange ratio for common stock will not change even if the market price of Travelers common stock decreases before the merger is completed. Accordingly, the market value of the Travelers common stock you receive may be lower than its current market value.

o Neither Travelers nor Salomon engaged an independent financial advisor to evaluate the financial fairness of the exchange ratio. As a result, Salomon stockholders will vote on the merger without an opinion from an unaffiliated advisor that the merger is fair to Salomon's stockholders.

HOW WILL I BE TAXED ON THE MERGER?

We expect that for US federal income tax purposes

o you will not have taxable gain or loss on the exchange of your Salomon stock for Travelers stock (except with respect to any cash you receive instead of a fractional share of Travelers common stock), and

o the holding period for the Travelers stock that you receive in the merger generally will include the holding period for your Salomon stock.

WHEN WILL THE MERGER BE COMPLETED?

We are working to complete the merger by the end of November, 1997. However, delays in obtaining regulatory approvals could postpone the merger.

WHAT CIRCUMSTANCES MIGHT PREVENT THE MERGER?

Either Salomon or Travelers can withdraw from the merger if, despite its best efforts,

o  the merger is not approved by Salomon's stockholders,
o the merger is not cleared by regulatory authorities under US antitrust laws,
o  we cannot obtain other material regulatory approvals, or
o government or court action prevents or has a material adverse effect on the merger.

Also, we do not intend to complete the merger unless we receive legal opinions confirming that the merger will be treated as a tax-free reorganization under the Internal Revenue Code. The legal opinions will not, however, bind the Internal Revenue Service, which could take a contrary position.

Salomon and Travelers can also withdraw from the merger by mutual consent, and either can withdraw from the merger if

o  the other materially breaches the merger agreement, or
o the merger is not completed by March 31, 1998 (other than because the terminating party breached the merger agreement). Either party can extend this date up to April 20, 1998 if the merger has not been completed because a regulatory approval has not been obtained but the party expects the approval within the extended period.

Salomon's Board of Directors may also withdraw from the merger under the circumstances described under "What happens if Salomon receives a better offer?" below.

   Withdrawal can be before or after Salomon stockholder approval.

WHAT HAPPENS IF SALOMON RECEIVES A BETTER OFFER?

Salomon's Board of Directors can withdraw from the merger if it determines, consistent with its fiduciary duties to Salomon's stockholders, that Salomon should enter into an acquisition agreement the Salomon Board deems superior to the merger. However, Salomon must pay Travelers a termination fee of $300 million if it withdraws from the merger on such grounds.

   Salomon would also have to pay Travelers an initial termination fee of $100 million if

o  a takeover proposal is made for Salomon by a third party, and
o following the takeover proposal, Salomon or Travelers withdraws from the merger because either (1) the merger is not completed by March 31, 1998 (other than because the withdrawing party breached the merger agreement) or (2) Salomon's stockholders do not approve the merger at the special meeting of Salomon's stockholders, and
o Salomon agrees to an acquisition of Salomon within 18 months of the termination.

Salomon would then pay Travelers an additional $200 million fee when the acquisition closed.

HOW WILL THE MERGER BE TREATED FOR ACCOUNTING
PURPOSES?

We expect the merger to qualify as a pooling of interests, which means that for accounting and financial reporting purposes, Travelers will treat Travelers and Salomon as if they had always been combined.

WHEN AND WHERE IS THE SALOMON STOCKHOLDER MEETING?

The special meeting of Salomon stockholders to vote on the merger will be held at 10:00 a.m. on Tuesday, November 25, 1997, at the Salomon Brothers Auditorium, Seven World Trade Center, New York, New York 10048.

WHO CAN VOTE ON THE MERGER? WHAT VOTE IS REQUIRED
TO APPROVE THE MERGER?

Holders of Salomon common or preferred stock at the close of business on October 20, 1997 can vote at the special meeting.

The merger must be approved

o by holders of a majority of the voting power of the outstanding shares of Salomon common stock and the Salomon Series A convertible preferred stock (voting together as a single class) and
o by holders of two-thirds of the outstanding shares of Salomon preferred stock (with all series voting together as a single class).

Travelers and Berkshire Hathaway Inc. have agreed that Berkshire Hathaway and its subsidiaries will vote all their shares of Salomon common and preferred stock in favor of the merger. Berkshire Hathaway and its subsidiaries will have

o approximately 18.03% of the aggregate voting power of Salomon's common stock and Series A convertible preferred stock and
o approximately 23.73% of the aggregate voting power of Salomon's preferred stock that can be voted on the merger.

WHAT SHOULD I DO NOW TO VOTE ON THE MERGER?

Just mail your signed proxy card in the enclosed return envelope as soon as possible, so that your shares can be voted at the Salomon stockholder meeting.

IF MY SHARES ARE HELD IN "STREET NAME" BY MY
BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

Your broker cannot vote your shares without your instructions. You should instruct your broker to vote your shares, following the directions your broker provides. Shares that are not voted because you do not instruct your broker effectively will be counted as voted against the merger.

CAN I CHANGE MY VOTE AFTER I MAIL MY PROXY CARD?

Yes, you can change your vote at any time before your proxy is voted at the stockholder meeting. You can do this in three ways: First, you can send Salomon a written statement that you would like to revoke your proxy. Second, you can send Salomon a new proxy card. You should send your revocation or new proxy card to Salomon's Secretary at the address on the cover page. Third, you can attend the stockholder meeting and vote in person. However, your attendance alone will not revoke your proxy. If you instructed a broker to vote your shares, you must follow your broker's directions for changing those instructions.

DO SALOMON'S OFFICERS OR DIRECTORS HAVE ANY OTHER
INTERESTS IN THE MERGER?

Salomon's officers and directors may have interests in the merger that differ from the interests of Salomon stockholders generally. For example, if the merger is completed, options to purchase Salomon common stock held by Salomon directors and officers will be automatically converted into options to acquire shares of Travelers common stock adjusted to account for the exchange ratio of common shares in the merger. Also, certain existing indemnification arrangements for Salomon directors and officers will be continued after the merger.

DO ANY SALOMON STOCKHOLDERS HAVE APPRAISAL
RIGHTS?

Only Berkshire Hathaway and certain of its subsidiaries, as holders of Salomon's Series A convertible preferred stock, would be entitled under applicable law to dissenters' appraisal rights in connection with the merger, but Berkshire Hathaway, on behalf of such holders, has agreed with Travelers to waive all such appraisal rights for the merger.

SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

No. After the merger is completed you will receive written instructions for exchanging your Salomon certificates for Travelers certificates.

OTHER INFORMATION ABOUT THE MERGER

VALUE OF TRAVELERS STOCK TO BE EXCHANGED

Based on the number of shares of Salomon common and preferred stock outstanding on October 20, 1997

o the aggregate value of Travelers common stock to be exchanged for Salomon common stock in the merger will be approximately $9.4 billion,

and the aggregate value of Travelers preferred stock to be exchanged for

o Salomon's 8.08% Series D preferred stock will be approximately $204.5 million,

o Salomon's 8.40% Series E preferred stock will be approximately $277.5 million, and

o Salomon's Series A convertible preferred stock will be approximately $622.9 million.

These values assume that (1) the value of a share of Travelers common stock will equal its October 23, 1997 closing market price (2) the value of a share of Travelers preferred stock that is exchanged for a share of Salomon
Series D or Series E preferred stock will equal the October 23, 1997 closing market price of the Salomon Series D or Series E preferred stock, and (3) the value of a share of Travelers preferred stock that is exchanged for a share of Salomon Series A convertible preferred stock will equal the value of the Travelers common stock into which the Travelers preferred stock will be convertible. (The last assumption does not consider the value of either the dividend on the convertible preferred stock or its holder's ability to decide whether or not to convert it to common stock.)

REGULATORY AND THIRD-PARTY APPROVALS

The Hart-Scott-Rodino Antitrust Improvements Act of 1976 prohibits Travelers and Salomon from completing the merger until we have furnished certain information to the Antitrust Division of the US Department of Justice and the US Federal Trade Commission (FTC) and a required waiting period has expired or been terminated. On October 2, 1997, Travelers and Salomon completed the required filings to the Antitrust Division and the FTC. We expect the waiting period to expire on November 1, 1997, unless additional information is requested.

   We are also required to notify or obtain the consent of regulatory authorities in some other countries where we do business, and may have to obtain consents under our financing agreements. However, failure to obtain a non-governmental consent or a non-material governmental consent will not prevent completion of the merger.

AMENDING OR WAIVING TERMS OF THE MERGER
AGREEMENT

Salomon and Travelers may by mutual consent amend the merger agreement before the completion of the merger. Also, either Travelers or Salomon can waive (i.e., ignore) circumstances that, under the merger agreement, would permit it to withdraw from the merger. However, once Salomon's stockholders approve the merger, applicable law may require that subsequent amendments or waivers be approved by Salomon's stockholders.

   Neither company expects to waive any material condition to the merger, and Salomon will require, before completing the merger, stockholder approval of any waiver that would have a material adverse impact on its stockholders.

MARKETS AND MARKET PRICES

Salomon's common stock and depositary shares representing its 8.08% Series D preferred stock and 8.40% Series E preferred stock are listed on the NYSE.

   The Travelers common stock issued in the merger will be listed on the NYSE and the Pacific Stock Exchange (PSE). Depositary shares representing Travelers preferred stock issued in the merger in exchange for Salomon's 8.08% Series D and 8.40% Series E preferred stock will be listed on the NYSE.

EFFECT OF MERGER ON PREFERRED STOCK

All series of Salomon's preferred stock vote, and each of the corresponding series of Travelers preferred stock will vote, together as a single class on business combinations and similar transactions that, like the merger, will result in any additional series of preferred stock that has rights prior to or on a parity with the existing Salomon preferred stock. The table on the next page shows the effect of the merger on holders of Salomon's preferred stock. The table is based on the number of shares of Salomon and Travelers stock outstanding on October 20, 1997. The "Today" column describes some features of designated series of Salomon's outstanding preferred stock, while the "After the Merger" column describes the corresponding features of the Travelers series of preferred stock that are received for those Salomon series.

                 TODAY                              AFTER THE MERGER
     SERIES OF      VOTES PER    % OF        SERIES OF        VOTES PER    % OF
SALOMON PREFERRED     SHARE      VOTES  TRAVELERS PREFERRED     SHARE     VOTES
-----------------  ----------- -------  ------------------- -----------  -------
Series A ........    26.31579     6.2%  Series I ..........   44.60526     1.06%
8.08% Series D  .       -0-         0%  8.08% Series J  ...       3        0.10%
8.40% Series E  .       -0-         0%  8.40% Series K  ...       3        0.13%

                                        Total liquidation value of all series of
Total liquidation value of all series   Travelers
of Salomon                              preferred stock = approximately $1.885
preferred stock = $730 million          billion
--------------------------------------- -----------------------------------------

   With respect to each series of preferred stock, "% of votes" in the above table reflects its percentage of votes of the single class of common stock and preferred stock voting with the common stock.

                           SELECTED FINANCIAL DATA

   The following tables show financial results actually achieved by each of Salomon and Travelers (the "historical" figures) and also show results as if the companies had been combined for the periods shown (the "pro forma combined" figures). Pro forma combined figures are simply arithmetical combinations of Salomon's and Travelers' separate historical results; you should not assume that Salomon and Travelers would have achieved the combined pro forma results if they had actually been combined during the periods shown.

   Salomon's annual historical figures are taken from financial statements audited by Arthur Andersen LLP and Travelers' annual historical figures are from financial statements audited by KPMG Peat Marwick LLP.

   The six-months' figures for 1996 and 1997 are unaudited, but Travelers and Salomon each believes that its own six-months' figures reflect all normal recurring adjustments necessary for a fair presentation of the financial position and results of operations for those periods. You should not assume that results in the first half of 1997 will be repeated in the second half.

                     COMPARATIVE UNAUDITED PER SHARE DATA

                                     FOR THE SIX MONTHS  FOR THE YEAR ENDED DECEMBER
                                       ENDED JUNE 30,                31,
                                     ------------------ -----------------------------
                                       1997      1996     1996      1995      1994
                                     -------- --------  -------- --------  ---------
SALOMON COMMON STOCK:
Primary earnings per share:
 Income from continuing operations:
  Historical .......................  $ 3.34    $ 5.41   $ 8.59    $ 4.17    $(4.41)
  Pro Forma Equivalent(1) ..........  $ 2.39    $ 2.07   $ 4.29    $ 2.98    $ 0.88
Cash dividends per common share:
 Historical ........................  $0.320    $0.320   $0.640    $0.640    $0.640
 Pro Forma Equivalent(1) ...........  $0.339    $0.254   $0.509    $0.453    $0.325
Book value per share at period end:
 Historical ........................  $42.52    $40.08   $40.03    $35.84    $32.65
 Pro Forma Equivalent(1) ...........  $25.76      N/A    $24.98      N/A       N/A
TRAVELERS COMMON STOCK:
Primary earnings per share:
 Income from continuing operations:
  Historical (2)....................  $ 1.31    $ 1.10   $ 2.30    $ 1.62    $ 1.11
  Pro Forma Combined ...............  $ 1.41    $ 1.22   $ 2.53    $ 1.76    $ 0.52
Cash dividends per common share:
 Historical (2).....................  $0.200    $0.150   $0.300    $0.267    $0.192
 Pro Forma Combined(3) .............  $0.200    $0.150   $0.300    $0.267    $0.192
Book value per share at period end:
 Historical (2).....................  $13.72    $11.52   $12.98    $11.50    $ 8.26
 Pro Forma Combined ................  $15.20      N/A    $14.74      N/A       N/A

------------
(1) Amounts are calculated by multiplying the Travelers pro forma combined per share amounts by the exchange ratio for common shares in the merger.
(2) Historical amounts for Travelers reflect a three-for-two stock split declared on October 22, 1997 and payable on November 19, 1997 to all stockholders of record on November 3, 1997.
(3)      Amounts represent historical dividends per common share.
N/A      Not applicable.

                   CONDENSED CONSOLIDATED FINANCIAL DATA OF
             TRAVELERS GROUP INC. AND SUBSIDIARIES -- HISTORICAL
              (In millions of dollars, except per share amounts)

                                                 AS OF OR FOR THE
                                              SIX MONTHS ENDED JUNE
                                                      30,(1)
                                            --------------------------
                                                1997          1996
                                            ------------ ------------
                                                   (UNAUDITED)
Total revenues ............................   $ 11,901      $  9,941
                                            ============ ============
Income from continuing operations  ........   $  1,305      $  1,096
Net income ................................   $  1,305      $  1,096
                                            ============ ============
PER COMMON SHARE DATA:(2)
 Income from continuing operations  .......   $   1.31      $   1.10
 Net income ...............................   $   1.31      $   1.10
                                            ============ ============
 Cash dividends per common share ..........   $  0.200      $  0.150
Total assets ..............................   $159,606      $142,074
Long-term debt ............................     11,122        10,161
Redeemable preferred securities of
 subsidiary trusts ........................      1,900           900
Stockholders' equity.......................     14,238        11,725
Ratio of earnings to combined fixed
 charges and preferred stock dividends ....       2.43x         2.15x
                                            ============ ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                AS OF OR FOR THE
                                                           YEAR ENDED DECEMBER 31,(1)
                                            ---------------------------------------------------------
                                               1996        1995       1994        1993       1992
                                            ---------- ----------  ---------- ----------  ----------

Total revenues ............................  $ 21,345    $ 16,583   $ 14,943    $  6,797    $ 5,125
                                            ========== ==========  ========== ==========  ==========
Income from continuing operations  ........  $  2,300    $  1,628   $  1,157    $    951    $   756
Net income ................................  $  2,331    $  1,834   $  1,326    $    916    $   728
                                            ========== ==========  ========== ==========  ==========
PER COMMON SHARE DATA:(2)
 Income from continuing operations  .......  $   2.30    $   1.62   $   1.11    $   1.29    $  1.11
 Net income ...............................  $   2.33    $   1.84   $   1.29    $   1.25    $  1.07
                                            ========== ==========  ========== ==========  ==========
 Cash dividends per common share ..........  $  0.300    $  0.267   $  0.192    $  0.163    $ 0.121
Total assets ..............................  $151,067    $113,916   $114,641    $101,290    $24,151
Long-term debt ............................    11,327       9,190      7,075       6,991      3,951
Redeemable preferred securities of
 subsidiary trusts ........................     1,900          --         --          --         --
Stockholders' equity.......................    13,085      11,710      8,640       9,326      4,229
Ratio of earnings to combined fixed
 charges and preferred stock dividends ....      2.30x       2.09x      2.12x       2.64x      2.57x
                                            ========== ==========  ========== ==========  ==========

------------
(1) Results of operations include the results of the following acquired businesses from the date of acquisition:
       o  27% of Travelers Insurance--December 31, 1992
       o  Shearson businesses--July 31, 1993
       o  remaining 73% of Travelers Insurance--December 31, 1993
       o  Aetna property and casualty insurance companies--April 2, 1996
(2) Per share data has been adjusted to reflect a three-for-two stock split declared on October 22, 1997 and payable on November 19, 1997 to stockholders of record on November 3, 1997.

                   CONDENSED CONSOLIDATED FINANCIAL DATA OF
                  SALOMON INC AND SUBSIDIARIES -- HISTORICAL
               (in millions of dollars, except per share data)

                                              AS OF OR FOR THE SIX
                                                     MONTHS
                                                 ENDED JUNE 30,
                                             ----------------------
                                                1997        1996
                                             ---------- ----------
                                                  (UNAUDITED)
Revenues from continuing operations:
 Interest and dividends.....................  $  3,045    $  3,008
 Principal transactions.....................       927       1,235
 Investment banking.........................       441         432
 Commissions and other......................       226         187
                                             ---------- ----------
 Total revenues.............................     4,639       4,862
 Interest expense...........................     2,527       2,401
                                             ---------- ----------
Revenues, net of interest expense...........     2,112       2,461
                                             ---------- ----------
Net income (loss)...........................  $    393    $    567
                                             ========== ==========
Total assets ...............................  $235,953    $181,445
Term debt ..................................    16,080      13,509
Redeemable preferred stock, Series A  ......       420         560
Perpetual preferred stock and TRUPS ........       795         562
Common equity ..............................     4,638       4,266
Per common share:
Primary earnings (loss)
 From continuing operations ................  $   3.34    $   5.41
Primary earnings (loss).....................  $   3.34    $   5.02
                                             ---------- ----------
Fully diluted earnings (loss)
 From continuing operations ................  $   3.14    $   4.89
Fully diluted earnings (loss)...............  $   3.14    $   4.55
                                             ---------- ----------
Cash dividends..............................  $   0.32    $   0.32
Ratio of earnings to combined fixed charges
 and preferred stock dividends(2)...........      1.23        1.39
Other data:
Common shares outstanding (in millions) ....     107.4       105.2

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                    AS OF OR FOR THE YEAR ENDED DECEMBER 31,(1)
                                             ---------------------------------------------------------
                                                1996        1995       1994        1993       1992
                                             ---------- ----------  ---------- ----------  ----------

Revenues from continuing operations:
 Interest and dividends.....................  $  5,748    $  7,021   $  5,902    $  6,171   $  4,861
 Principal transactions.....................     1,990       1,077       (560)      1,482      2,627
 Investment banking.........................       853         472        486         791        450
 Commissions and other......................       455         383        366         306        221
                                             ---------- ----------  ---------- ----------  ----------
 Total revenues.............................     9,046       8,953      6,194       8,750      8,159
 Interest expense...........................     4,679       5,754      4,873       4,581      4,299
                                             ---------- ----------  ---------- ----------  ----------
Revenues, net of interest expense...........     4,367       3,199      1,321       4,169      3,860
                                             ---------- ----------  ---------- ----------  ----------
Net income (loss)...........................  $    617    $    457   $   (399)   $    827   $    550
                                             ========== ==========  ========== ==========  ==========
Total assets ...............................  $194,881    $188,428   $172,452    $184,835   $159,459
Term debt ..................................    13,370      13,045     15,202      11,692      8,533
Redeemable preferred stock, Series A  ......       420         560        700         700        700
Perpetual preferred stock and TRUPS ........       795         312        312         312        112
Common equity ..............................     4,407       3,831      3,480       4,234      3,519
Per common share:
Primary earnings (loss)
 From continuing operations ................  $   8.59    $   4.17   $  (4.41)   $   7.59   $   4.43
Primary earnings (loss).....................  $   5.16    $   3.64   $  (4.31)   $   7.01   $   4.18
                                             ---------- ----------  ---------- ----------  ----------
Fully diluted earnings (loss)
 From continuing operations ................  $   7.85    $   3.95   $  (4.41)   $   6.79   $   4.27
Fully diluted earnings (loss)...............  $   4.84    $   3.50   $  (4.31)   $   6.28   $   4.05
                                             ---------- ----------  ---------- ----------  ----------
Cash dividends..............................  $   0.64    $   0.64   $   0.64    $   0.64   $   0.64
Ratio of earnings to combined fixed charges
 and preferred stock dividends(2)...........      1.31        1.12       0.81        1.31       1.22
Other data:
Common shares outstanding (in millions) ....     109.0       106.4      105.8       110.6      109.8

------------
(1) 1994 results include (a) a $303 million pretax charge to correct unsupported general ledger balances and (b) a $102 million income tax benefit from the reversal of certain tax contingency reserves. 1992 results include a $185 million pretax charge related to US Treasury auction matters.
(2) For the year ended December 31, 1994, fixed charges, including preferred dividends, exceeded earnings as defined by $978 million.

           SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA OF
                     TRAVELERS GROUP INC. AND SALOMON INC
               (IN MILLIONS OF DOLLARS, EXCEPT PER SHARE DATA)

                                      AS OF OR FOR THE SIX
                                             MONTHS            AS OF OR FOR THE YEAR ENDED
                                         ENDED JUNE 30,                DECEMBER 31,
                                     ---------------------- ----------------------------------
                                        1997        1996       1996        1995       1994
                                     ---------- ----------  ---------- ----------  ----------
Total revenues......................  $ 16,542    $ 16,403   $ 31,991    $ 25,536   $ 21,137
                                     ---------- ----------  ---------- ----------  ----------
Income from continuing operations ..  $  1,698    $  1,466   $  3,044    $  2,141   $    747
                                     ========== ==========  ========== ==========  ==========
Per common share data:(1)
 Income from continuing operations .  $   1.41    $   1.22   $   2.53    $   1.76   $   0.52
 Cash dividends per common
 share(2)...........................  $  0.200    $  0.150   $  0.300    $  0.267   $  0.192
Total assets........................  $395,559    $323,519   $345,948    $302,344   $287,749
Long-term debt......................    27,202      23,670     24,697      22,235     22,277
Redeemable preferred securities ....       420         560        420         560        700
Redeemable preferred securities of
 subsidiary trusts..................     2,245         900      2,245          --         --
Stockholders' equity................    18,876      16,553     17,942      15,853     12,432

Other data (1):
Average number of common share and
 share equivalents (millions) ......   1,152.9     1,133.9    1,138.5     1,132.7    1,147.1

------------
(1) Amounts have been adjusted to reflect the November 19, 1997 three-for-two Travelers common stock split.
(2)     Represents Travelers historical dividend per common share.

                           RECENT OPERATING RESULTS

   Travelers. Travelers' operating earnings were $740.8 million, or $.75 per share, for the quarter ended September 30, 1997. This compares with operating earnings of $576.1 million, or $.57 per share, for the corresponding 1996 period. Net income for the quarter was $822.8 million, or $.83 per share, which includes investment portfolio gains of $82.0 million, or $.08 per share. Net income for the 1996 third quarter was $591.8 million, or $.59 per share, which included investment portfolio losses of $15.0 million, or $.01 per share, as well as a $30.7 million, or $.03 per share, gain related to a contingency payment on the 1995 sale of The MetraHealth Companies.

   These per share results are based on average common shares and share equivalents outstanding of 970.5 million and 958.5 million, respectively, in the 1997 and 1996 third quarters. These amounts reflect adjustments for various stock splits, including the November 19, 1997 three-for-two split.

   Salomon. Salomon's net income was $206 million, or $1.77 per share for the quarter ended September 30, 1997. This compares with income from continuing operations of $140 million (net income of $112 million including discontinued operations), or $1.15 per share for the corresponding period of 1996.

   These per share results are based on average shares outstanding of 107.7 million and 105.5 million shares, respectively, in the 1997 and 1996 third quarters.

                     COMPARATIVE MARKET PRICE INFORMATION

   Travelers. Travelers common stock is listed on the NYSE and the PSE under the symbol "TRV". The following table shows the high and low share prices of Travelers common stock on the NYSE and the cash dividends paid or declared per share for the periods presented, based on published financial sources.

                                                   PRICE PER SHARE
                                                    OF TRAVELERS
                                                    COMMON STOCK
                                             ---------------------------
                                                 HIGH           LOW       DIVIDEND
                                             -------------------------- ----------
Fiscal 1995 (ended December 31, 1995)
 First Quarter..............................      $13-5/16      $10-13/16  $.0667
 Second Quarter.............................       15            12-5/8     .0667
 Third Quarter..............................       17-13/16      14-11/16   .0667
 Fourth Quarter.............................       21-5/16       16-5/16    .0667
Fiscal 1996 (ended December 31, 1996)
 First Quarter..............................       23-1/2        19          .075
 Second Quarter.............................       22-7/8        18-13/16    .075
 Third Quarter..............................       24-15/16      19-3/8      .075
 Fourth Quarter.............................       31-11/16      24-9/16     .075
Fiscal 1997 (ended December 31, 1997)
 First Quarter..............................       38-15/16      29-3/16      .10
 Second Quarter.............................       44-1/16       30-13/16     .10
 Third Quarter .............................       49-1/16       42           .10
 Fourth Quarter (through October 23, 1997)         50-31/32      45-3/4       .10

   The share prices above have been adjusted for various Travelers stock splits, including the three-for-two split payable on November 19, 1997 to shareholders of record on November 3, 1997.

   Salomon. Salomon common stock is listed on the NYSE under the symbol "SB". The following table shows the high and low share prices of Salomon common stock on the NYSE and the cash dividends paid or declared per share for the periods presented, based on published financial sources.

                                            PRICE PER SHARE
                                              OF SALOMON
                                             COMMON STOCK
                                           -----------------
                                              HIGH      LOW   DIVIDEND
                                           -------- -------  ----------
Fiscal 1995 (ended December 31, 1995)
 First Quarter............................    $40-1/8  $32-1/4  $.16
 Second Quarter...........................     43-1/4   33-1/4   .16
 Third Quarter............................     41-1/8   34-3/4   .16
 Fourth Quarter...........................     40-5/8   33-7/8   .16
Fiscal 1996 (ended December 31, 1996)
 First Quarter............................     39-1/4   34-7/8   .16
 Second Quarter...........................     44-1/4   36-1/8   .16
 Third Quarter............................     46-7/8   38       .16
 Fourth Quarter...........................     49       44-1/8   .16
Fiscal 1997 (ending December 31, 1997)
 First Quarter............................     61-3/8   46       .16
 Second Quarter ..........................     58-5/8   49       .16
 Third Quarter ...........................     79-15/16 53-13/16 .16
 Fourth Quarter (through October 23,
  1997)...................................     84-13/16 75-5/8   .092283

                             THE PROPOSED MERGER

   Salomon Inc ("Salomon") is furnishing this Proxy Statement/Prospectus to holders of shares of (i) common stock, par value $1.00 per share, of Salomon ("Salomon Common Stock"), (ii) Series A Cumulative Convertible Preferred Stock, without par value, of Salomon ("Salomon Series A Preferred Stock"),
(iii) 8.08% Cumulative Preferred Stock, Series D, of Salomon ("Salomon 8.08% Preferred Stock") and (iv) 8.40% Cumulative Preferred Stock, Series E, of Salomon ("Salomon 8.40% Preferred Stock" and, together with the Salomon Series A Preferred Stock and the Salomon 8.08% Preferred Stock, the "Salomon Preferred Stock") in connection with the solicitation of proxies by the Board of Directors of Salomon (the "Salomon Board") for use at Salomon's special meeting of stockholders to be held on November 25, 1997, and at any adjournments thereof. At Salomon's special meeting, the stockholders of Salomon will be asked to vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of September 24, 1997, among Travelers Group Inc. ("Travelers"), Diamonds Acquisition Corp., a wholly owned subsidiary of Travelers ("Sub"), and Salomon (the "Merger Agreement"), and the transactions contemplated thereby.

   This Proxy Statement/Prospectus also constitutes a prospectus of Travelers, which is a part of the Registration Statement on Form S-4 (the "Registration Statement") filed by Travelers with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), in order to register the shares of Travelers' common stock and preferred stock and the depositary shares to be issued to Salomon stockholders in the Merger.

   The Merger Agreement provides, among other things, for the merger of Sub with and into Salomon (the "Merger"), with Salomon continuing as the surviving corporation in the Merger and changing its name to Salomon Smith Barney Holdings Inc. ("Salomon Smith Barney"). Thereafter, Smith Barney Holdings Inc. ("Smith Barney") will merge with and into Salomon Smith Barney and the combined company will hold the investment banking, proprietary trading, retail brokerage and asset management operations of both Salomon and Smith Barney. In the Merger, other than shares held in Salomon's treasury,
(i) each share of Salomon Common Stock issued and outstanding immediately prior to the effective time of the Merger (the "Effective Time"), together with the associated rights ("Salomon Rights") to purchase shares of Salomon Series B Junior Participating Preferred Stock issued pursuant to the Rights Agreement, dated as of December 7, 1988, between Salomon and First Chicago Trust Company of New York, as successor to Morgan Shareholder Services Trust Company, as Rights Agent, as amended (the "Rights Agreement"), will be converted, without any action on the part of the holder thereof, into the right to receive 1.695 shares (the "Exchange Ratio") of the common stock, par value $.01 per share, of Travelers ("Travelers Common Stock"), after giving effect to a three-for-two split in the Travelers Common Stock to be completed on November 19, 1997 (the "Travelers 1997 Stock Split"), with cash being paid in lieu of fractional shares; (ii) each issued and outstanding share of Salomon Series A Preferred Stock, together with the associated Salomon Rights, will be converted into the right to receive one share of Series I Cumulative Convertible Preferred Stock, par value $1.00 per share, of Travelers ("Travelers Series I Preferred Stock"); (iii) each issued and outstanding share of Salomon 8.08% Preferred Stock will be converted into the right to receive one share of 8.08% Cumulative Preferred Stock, Series J, par value $1.00 per share, of Travelers ("Travelers 8.08% Preferred Stock"); and
(iv) each issued and outstanding share of Salomon 8.40% Preferred Stock will be converted into the right to receive one share of 8.40% Cumulative Preferred Stock, par value $1.00 per share, Series K, of Travelers ("Travelers 8.40% Preferred Stock" and, together with the new series of Travelers preferred stock described in clauses (ii) and (iii) above, the "New Travelers Preferred Stock"). The terms, designations, preferences, limitations, privileges and rights of the respective series of New Travelers Preferred Stock will be substantially identical to those of the corresponding series of Salomon Preferred Stock. However, each share of Travelers 8.08% Preferred Stock and each share of Travelers 8.40% Preferred Stock will be entitled (in addition to its existing rights) to three votes per share when voting together on all matters submitted to a vote of Travelers' stockholders, and will vote with respect to such matters as a single class with the Travelers Common Stock, the Travelers $4.53 ESOP Convertible Preferred Stock, Series C ("Travelers Series C Preferred Stock") and the Travelers Series I Preferred Stock and shall be entitled to one vote per share on all matters on which the Salomon Preferred Stock is entitled to vote, voting together as a class with any other shares of preferred stock of Travelers at the time entitled to vote. As in the case of the Salomon 8.08% Preferred Stock and the Salomon 8.40% Preferred Stock, each share of the corresponding series of New Travelers Preferred Stock will be represented by depositary shares ("New Travelers Depositary Shares"), each representing a one-twentieth interest in the corresponding series of New Travelers Preferred Stock.

   It is a condition to closing of the Merger that the shares of Travelers Common Stock issuable to Salomon's stockholders in the Merger and the New Travelers Depositary Shares issued in exchange for the Salomon depositary shares in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

BACKGROUND OF THE MERGER

   In September 1995, Robert E. Denham, Chairman and Chief Executive Officer of Salomon, and Deryck C. Maughan, Chairman and Chief Executive Officer of Salomon Brothers Inc ("Salomon Brothers"), held brief preliminary discussions with Sanford I. Weill, Chairman and Chief Executive Officer of Travelers, and James Dimon, President of Travelers and Chairman and Chief Executive Officer of Smith Barney, regarding the possibility of a transaction. These exploratory discussions focused primarily on the relative strengths of the businesses of the two companies and developing trends in the financial services industry and were terminated before Salomon and Travelers exchanged any detailed information about their respective businesses or developed any specific plans or actions with respect to a transaction. In the fall of 1995, senior management of Salomon also received preliminary expressions of interest regarding potential strategic combinations from two other firms. Neither of these conversations developed into any detailed plans or actions on the part of Salomon.

   There were no further discussions between Salomon and Travelers about the possibility of a strategic combination until August 14, 1997, when Mr. Weill and Mr. Maughan met at a dinner initiated by Mr. Maughan and preliminarily discussed Salomon's willingness to consider a possible acquisition of Salomon by Travelers. During this conversation, Mr. Weill and Mr. Maughan discussed the increased pace of consolidation within the financial services industry and globalization of financial markets and services, and discussed how a possible combination of Salomon and Smith Barney could position the resulting company to benefit from these trends. Mr. Maughan suggested that, if Travelers had serious interest in acquiring Salomon, Mr. Weill should express Travelers' interest directly to Mr. Denham and to Warren E. Buffett, Chairman of the Executive Committee of the Salomon Board. Mr. Maughan reported this conversation to Mr. Denham and they discussed Salomon's posture in possible upcoming discussions. Over the next two weeks, Mr. Maughan and Mr. Weill spoke on several occasions about the various businesses of Salomon and generally how they would fit within Travelers' overall strategy. Shortly thereafter, Mr. Weill spoke to Mr. Buffett and to Mr. Denham and expressed Travelers' interest in meeting with Salomon to discuss a potential business combination. Mr. Weill and Mr. Denham scheduled a meeting for September 7, 1997.

   At the regular meeting of the Salomon Board on September 3, 1997, Mr. Maughan summarized current trends with respect to competition in the financial services industry and suggested that the industry appeared to be on the verge of substantial consolidation. Mr. Denham and Mr. Maughan indicated that if suitable opportunities developed, Salomon should explore a combination that could be advantageous to stockholders by creating a stronger combined business. Because of the preliminary nature of the discussions with Travelers, Mr. Denham and Mr. Maughan did not discuss them at the September 3, 1997 meeting.

   On September 7, 1997, Mr. Denham, Mr. Maughan, Mr. Weill and Mr. Dimon met and reviewed and discussed certain operational, financial and personnel information relating to Salomon's and Smith Barney's businesses. During this meeting, there was a preliminary discussion of the transaction structure and the form of consideration, the accounting treatment and the appropriate exchange ratio for a potential business combination. Representatives of both Salomon and Travelers agreed to spend the week of September 8 engaged in due diligence activities designed to develop the information that would permit both companies to determine whether an exchange ratio could be agreed upon and whether both parties were prepared to proceed with a transaction. In this regard, on September 9, 1997, Salomon and Travelers entered into reciprocal confidentiality agreements.

   During the week of September 8, 1997, representatives of Travelers and Salomon discussed and provided each other with information relating to certain business, financial, legal, environmental, tax and accounting matters relating to Travelers and Salomon. Various officers of Travelers, Smith Barney and Salomon, including the chief financial officer, chief accounting officer, general counsel and certain other financial, accounting, tax and legal personnel of Travelers, the chief executive officer, chief financial officer and general counsel of Salomon, and the chief executive officers of Salomon Brothers and Smith Barney, as well as legal and accounting advisors of Travelers and Salomon, began reviewing and analyzing such information. In particular, the risk management and reserve policies of both Travelers and Salomon were reviewed and discussed.

   On the afternoon of September 12, 1997, Mr. Denham, Mr. Maughan, Mr. Weill and Mr. Dimon met and confirmed that they were sufficiently satisfied with the results of their ongoing due diligence efforts to proceed to negotiate a definitive agreement for the acquisition of Salomon by Travelers that could be presented to their respective Boards if an agreement could be reached on the exchange ratio for the transaction. The following morning, on September 13, 1997, Mr. Denham and Mr. Weill met and discussed the exchange ratio, but did not reach agreement. They discussed a range of exchange ratios of 1.10 to
1.15 shares of Travelers Common Stock for each share of Salomon Common Stock (corresponding to an exchange ratio range of 1.65 to 1.725, after giving effect to the Travelers 1997 Stock Split). Mr. Denham and Mr. Weill met again on the morning of September 14, 1997, and after further discussion agreed to recommend to their respective Boards a fixed exchange ratio of 1.13 shares (equal to 1.695 shares, after giving effect to the Travelers 1997 Stock Split) of Travelers Common Stock for each share of Salomon Common Stock, subject to Travelers' ongoing due diligence investigation and to the negotiation of representations, warranties, covenants and the other terms and conditions of a definitive agreement. Once preliminary agreement had been reached as to the appropriate exchange ratio, Mr. Maughan and Mr. Dimon met during the afternoon of September 14, 1997 to discuss plans for the integration of Salomon with Smith Barney upon the consummation of the proposed merger. They also determined that the operating committee of the proposed combined Salomon/Smith Barney entity would consist of Messrs. Steven
D. Black, James Boshart III, Thomas G. Maheras, Jay Mandelbaum, Eduardo G. Mestre, Shigeru Myojin and Michael B. Panitch, as well as Messrs. Dimon and Maughan. Legal counsel for Travelers and Salomon were asked to commence preparation of documentation relating to the proposed merger.

   From September 17, 1997 through September 23, 1997, members of the senior management of both Salomon and Travelers, together with their advisors, held numerous meetings to negotiate the terms of a merger agreement and related documents and to discuss various other issues relating to the proposed merger, including the structure of the transaction, tax and accounting issues, the treatment of the outstanding preferred stock of Salomon (it was agreed at the outset that no changes would be made to the terms of the outstanding preferred stock of Salomon that would adversely affect the holders thereof, and, in order to meet the requirements for a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Code"), Salomon and Travelers also agreed to provide the Salomon Series D and Series E preferred stockholders with Travelers preferred stock having general voting rights), required regulatory approvals, and issues relating to compensation and employee benefits. See "THE MERGER AGREEMENT." During this period representatives of, and advisors to, Salomon and Travelers continued their due diligence investigations. By September 23, 1997, the senior managements of both Salomon and Travelers had agreed to substantially all the terms of the proposed Merger and the Merger Agreement to be presented and recommended for approval to their respective Boards.

   On September 18 and 19, 1997, members of the Salomon Board were informed of the potential transaction with Travelers and briefed on the continuing negotiations, and during the evening of September 23, 1997 and the morning of September 24, 1997, the Salomon Board met at a special meeting to review the proposed Merger. Mr. Denham made a presentation to the Salomon Board regarding the businesses of Travelers and Salomon, the current state and anticipated development of the financial services industry, the rationale for the proposed Merger and the strong strategic position he believed would result from a combination of Salomon and Travelers, other strategic alternatives available to Salomon, and the proposed terms and conditions of the Merger Agreement. Mr. Denham and Salomon Brothers then presented a detailed summary of the various financial analyses and other information contained in the Valuation Report, including the conclusions of the Valuation Report, described below under "Valuation Report", copies of which had been distributed to members of the Salomon Board in advance of the Salomon Board meetings. While the Valuation Report is not a fairness opinion and the Valuation Report contains no conclusion as to whether or not the merger is fair to Salomon stockholders, and while Salomon Brothers, in its presentation to the Salomon Board, expressed no opinion as to the fairness of the proposed Merger, the Valuation Report does include the same type of information and analyses Salomon Brothers normally includes in a presentation to directors in connection with a business combination for which Salomon Brothers renders a fairness opinion, and each member of the Salomon Board considered the analyses and information contained in the Valuation Report, among other things, in his or her evaluation of the fairness of the proposed Merger. In addition, Mr. Maughan discussed the proposed combination of Salomon and Smith Barney and the expected impact of the transaction on employees and customers. Salomon's outside legal counsel then reviewed the Salomon Board's fiduciary duties under Delaware law in connection with the proposed Merger, discussed the lack of a requirement under applicable Delaware law to obtain a fairness opinion or an outside valuation report prior to approving a business combination such as the Merger, and presented a detailed summary of the terms of the Merger Agreement and the Voting Agreement. After extensive discussions (including a portion of such discussions in which directors who are members of Salomon's senior management recused themselves), the Salomon Board unanimously determined that the Merger is fair to, and in the best interests of, the stockholders of Salomon, approved the Merger Agreement and the Merger and unanimously resolved to recommend that the stockholders of Salomon vote to adopt the Merger Agreement.

   On September 23, 1997, Travelers' senior management discussed with the Travelers Board of Directors (the "Travelers Board") an overview of Salomon's business, the terms and conditions of the proposed merger with Salomon and the strategic rationale for the business combination. Mr. Weill and Mr. Dimon made formal presentations to the Travelers Board regarding the proposed Merger and the terms and conditions of the Merger Agreement. Travelers' outside counsel reviewed various legal matters, made a detailed presentation concerning the terms and conditions of the Merger Agreement and the Voting Agreement and discussed the Travelers Board's fiduciary duties in connection with the proposed Merger. After extensive discussion, the Travelers Board unanimously determined that the Merger is fair to, and in the best interests of, the stockholders of Travelers, and approved the Merger Agreement and the Merger.

   The Merger Agreement was signed by both Salomon and Travelers during the morning of September 24, 1997, and the transaction was announced shortly thereafter by a joint press release issued by Salomon and Travelers prior to the commencement of trading on the NYSE.

SALOMON'S RATIONALE FOR THE MERGER; RECOMMENDATION OF THE SALOMON BOARD OF DIRECTORS

   The Salomon Board believes that the Merger will create value for the stockholders of Salomon. This value is made possible by the opportunities for Salomon Brothers and Smith Barney to take advantage of the complementary strategic fit of their respective businesses and for the combined Salomon Smith Barney to realize the advantages of scale available to a full-service, global investment bank with approximately $9 billion in equity and the support of a diversified financial services company parent with a market capitalization of approximately $56 billion. Salomon Smith Barney will combine Salomon Brothers' strong fixed income sales and trading, global investment banking and proprietary trading businesses with Smith Barney's nationwide retail distribution network, strength in equity sales and trading and sizeable asset management business. The Merger will enhance the position of Travelers, with its significant domestic property-casualty insurance, life insurance, annuities and consumer finance businesses, as one of the world's most important financial services firms. The Salomon Board also anticipates that Salomon Brothers and Smith Barney will realize significant synergies and cost savings as their respective businesses are integrated. See Note 8 to the Unaudited Pro Forma Condensed Combined Financial Statements.

   On a pro forma basis after giving effect to the Merger (without giving effect to any potential changes in revenues as a result of the Merger), a combined Salomon-Travelers entity would have had revenues for the latest twelve months ("LTM") ended June 30, 1997 of $32 billion. Of the $32 billion in revenue, approximately 53% would have been generated by its investment banking and trading businesses, 42% from its insurance businesses and 5% from its consumer finance business.

   The Salomon Board believes that, largely as a result of ongoing consolidation, the financial services industry will be increasingly dominated by large, well capitalized firms with a global presence who are able to access capital in world markets at competitive rates and whose diversified businesses provide balanced earnings that provide some protection from market fluctuations. The Salomon Board expects that, following the Merger, Salomon Smith Barney will rank among the largest firms in terms of market share in each of its primary lines of business--equity, fixed income and high yield underwriting, mergers and acquisitions, municipal finance, asset management and research--and will have both a global presence in institutional markets and an extensive nationwide retail distribution network. In addition, Salomon Smith Barney will be a part of Travelers, one of the largest and most profitable financial services companies in the country, with property-casualty insurance, life insurance, annuities and consumer finance businesses, in addition to Salomon Smith Barney. As a result of these institutional and financial strengths, the Merger will give Salomon's stockholders an investment in a much larger, more diversified financial services company.

   In its deliberations concerning the Merger and the Merger Agreement and the potential of the Merger to create value for the stockholders of Salomon, the Salomon Board considered various factors, including the following potentially positive factors:

     (i) the Exchange Ratio which, at the time of announcement of the Merger, provided a substantial premium to recent trading prices of Salomon Common Stock (based on the closing trading prices on the NYSE of Salomon Common Stock and Travelers Common Stock, the Exchange Ratio represented a premium of 13.9% as of September 23, 1997 (the last trading day prior to the announcement of the Merger), and 23.0% as of September 18, 1997 (the last trading day for which information was included in the Valuation Report), respectively).

     (ii) the ability of the combined Salomon Smith Barney to compete better globally through the creation of one of the world's largest, full-service investment banking firms with the capital and financial flexibility to respond to changes in the competitive environment;

     (iii) the benefits to Salomon of becoming a subsidiary of Travelers, including Travelers' lower cost of capital due to its larger market capitalization (approximately $48 billion vs. $8 billion for Salomon as of September 19, 1997) and higher credit rating (AA-vs. BBB for Salomon as of September 19, 1997) and more stable revenues due to the significant recurring revenues generated by Travelers' diversified financial services businesses;

     (iv) the degree to which Salomon Brothers' global presence in institutional markets, its strength in fixed income sales and trading, and its strong corporate finance franchises will complement Smith Barney's strength in equity sales and trading and nationwide retail distribution and its significant asset management business;

     (v) the potential to achieve certain cost savings and operating efficiencies through the integration of the investment banking, trading and research operations of Salomon Brothers and Smith Barney, which were estimated in the Valuation Report based on information provided by Travelers to reach, by the end of the three-year period following the Merger, between $265 million and $427 million on an annual after-tax basis (during its presentation to the Salomon Board, Salomon Brothers disclosed to the Board that this estimated range contained in the Valuation Report represented a rough calculation and that there were various factors that could result in the failure of Salomon Smith Barney to achieve cost savings and operating efficiencies in that range); and

     (vi) the expected treatment of the Merger as a tax-free reorganization.

   The Salomon Board also considered a number of potentially negative factors in its deliberations concerning the Merger, including:

     (i) the possibility that the value of the consideration received by the stockholders of Salomon in the Merger may diminish prior to the closing of the Merger given the fact that the Merger Agreement provides for a fixed exchange ratio for the number of shares of Travelers Common Stock that will be issued in the Merger in exchange for each share of Salomon Common Stock and the possibility that the price per share of Travelers Common Stock may decline prior to the closing of the Merger;

     (ii) the fact that under certain circumstances, Salomon must pay Travelers a termination fee of up to $300 million in connection with the termination of the Merger Agreement (See "THE MERGER
    AGREEMENT--Termination", "--Termination Fees"); and

     (iii) the inherent challenges of combining the businesses of two major entities of this size and the difficulty of fully realizing synergies from the Merger, including cost savings and operating efficiencies, and the possibility that the failure to fully realize such synergies could have an adverse effect on the value of the consideration received by the stockholders of Salomon in the Merger.

   In addition, in reaching its conclusions, the Salomon Board considered, among other things, (i) the current financial condition and the historical results of the operations of Salomon and Travelers; (ii) the current and historical market prices of the Salomon Common Stock and the Travelers Common Stock; (iii) the value of Travelers based on analyses of its business segments and based on comparisons with other large financial services firms;
(iv) the prospects of Travelers on a stand-alone basis and of a combined Travelers-Salomon entity; (v) the prospects of Salomon on a stand-alone basis; (vi) ongoing trends in the financial services industry, the global financial markets and the world economy as a whole, including the current trend toward consolidation of the banking and securities industries and the increasing importance to competitive position of a firm's ability to provide a full range of financial products and services; (vii) continuing upward pressures on technology and compensation expenses and downward pressures on operating margins within the financial services industry; (viii) the extent to which certain strategic alternatives, including joint ventures and business combinations with other strategic partners, may be available to Salomon; (ix) the impact of the Merger on the customers and employees of Salomon and (x) the analyses and other information contained in the Valuation Report of Salomon Brothers and Mr. Denham described below and the detailed summary of the Valuation Report presented to the Salomon Board by Mr. Denham and Salomon Brothers.

   The foregoing discussion of the factors considered by the Salomon Board is not intended to be exhaustive, but is believed to include all material factors considered by the Salomon Board. In view of the variety of factors considered by the Salomon Board in evaluating the Merger, the Salomon Board did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors.

   Salomon considered obtaining a fairness opinion from an independent financial advisor with respect to the Exchange Ratio but determined not to do so. Obtaining such a fairness opinion would have provided little, if any, incremental value to the deliberations of the Salomon Board given the insurance and securities industry expertise of the officers and directors of Salomon and its subsidiaries who were evaluating the Merger from a financial point of view. In addition, Salomon Brothers provided the Salomon directors with the same type of information and analyses that would typically be made available to directors in connection with obtaining a fairness opinion. This information was made available to the Salomon Board through the Valuation Report and through the detailed summary of the Valuation Report presented to the Salomon Board by Salomon Brothers and Mr. Denham. See "--Valuation Report" below. Under Delaware law, the board of directors of a corporation is not required to obtain a fairness opinion or an outside valuation report prior to approving a business combination as long as the directors have adequate information regarding the intrinsic value of the corporation upon which a proper exercise of business judgment can be made. Furthermore, obtaining a fairness opinion from an independent financial advisor would have involved providing proprietary information to significant competitors of Salomon. In light of these circumstances, the Salomon Board concluded that seeking to obtain such an opinion was neither necessary nor in the best interests of its stockholders.

   Based on its consideration of the factors described above, the presentations of the senior management of Salomon and its legal counsel regarding the terms of the Merger Agreement and the Merger, and the Valuation Report described below, the Salomon Board has determined that the Merger is fair and in the best interests of Salomon and its stockholders, has unanimously approved the Merger Agreement and recommends that the stockholders of Salomon vote for approval and adoption of the Merger Agreement at the Salomon Special Meeting.

   A majority of the directors of Salomon are independent and disinterested. Salomon's principal negotiator of the terms of the Merger Agreement was its Chairman and Chief Executive Officer, Mr. Denham, who had no conflict of interest and who has declined to discuss with Travelers any employment or other involvement with Travelers or Salomon Smith Barney following the consummation of the Merger. Also, Salomon does not believe that Mr. Buffett faced any conflict of interest in his role as a director and indirect significant stockholder (through Berkshire Hathaway and certain of its subsidiaries) of Salomon. Mr. Buffett's indirect significant stockholdings in fact caused his interests to be closely aligned with those of other stockholders of Salomon. As a result of the foregoing, the Salomon Board did not consider it necessary to establish an independent committee to negotiate the terms of the Merger.

VALUATION REPORT

   Mr. Denham asked Salomon Brothers to assist him in developing a report examining the Merger and related matters from a financial point of view for the special meetings of the Salomon Board on September 23 and 24, 1997, to assist the Salomon Board in its review and consideration of the terms of the Merger (the "Valuation Report"). The Valuation Report is not a fairness opinion. The Valuation Report, however, does include the same types of information and analyses Salomon Brothers normally includes in a presentation to directors in connection with a business combination for which Salomon Brothers renders a fairness opinion.

   In connection with the preparation of the Valuation Report, Mr. Denham and Salomon Brothers, among other things, (i) reviewed certain publicly available financial statements and other information of Salomon and Travelers; (ii) reviewed certain internal financial statements and other financial and operating data concerning Salomon and Travelers; (iii) discussed the historical and current operations and financial condition and the prospects of Travelers with senior managers of Travelers; (iv) discussed the historical and current operations and financial condition and the prospects of Salomon with senior managers of Salomon; (v) reviewed the reported prices of and trading activity for the Salomon Common Stock, the Travelers Common Stock, the common stock of Travelers Property Casualty Corp. and the stock of certain other comparable publicly traded companies; (vi) discussed the strategic objectives of the Merger and the plan for the combined company with senior management of Salomon and Travelers; (vii) reviewed the financial terms, to the extent publicly available, of certain comparable precedent merger transactions; (viii) reviewed the Merger Agreement and certain related documents; and (ix) considered such other factors as they deemed appropriate.

   The following is a summary of the analyses performed by Salomon Brothers for Mr. Denham in connection with the preparation of the Valuation Report:

 Stock Price Performance

   Salomon. Salomon Brothers reviewed the performance, over the period from September 1992 through September 1997, of the weekly closing prices of the Salomon Common Stock relative to an index of comparable public companies (comprised of The Bear Stearns Companies Inc. ("Bear Stearns"), Bankers Trust New York Corporation ("Bankers Trust"), J.P. Morgan & Co. Incorporated ("J.P. Morgan"), Merrill Lynch & Co., Inc. ("Merrill Lynch"), Morgan Stanley, Dean Witter, Discover & Co. ("Morgan Stanley Dean Witter") and Paine Webber Group Inc. ("Paine Webber")) and to the S&P 500 Index. While the S&P 500 Index outperformed the Salomon Common Stock, the Salomon Common Stock outperformed the index of comparable public companies. Salomon Brothers also reviewed the performance of the daily closing prices of the Salomon Common Stock over the period from January 1, 1997 through September 19, 1997 relative to an index of comparable public companies (comprised of Bear Stearns, Bankers Trust, Donaldson, Lufkin & Jenrette, Inc. ("DLJ"), J.P. Morgan, Lehman Brothers Holdings Inc. ("Lehman"), Merrill Lynch, Morgan Stanley Dean Witter and Paine Webber) and the S&P 500 Index. Over such period, the Salomon Common Stock outperformed both the index of comparable public companies and the S&P 500 Index.

   Travelers. Salomon Brothers reviewed the performance, over the period from September 1992 through September 1997, of the weekly closing prices of the Travelers Common Stock relative to an index of comparable public companies (comprised of Allmerica Financial Corporation, American International Group, Inc., CIGNA Corporation, CNA Financial Corporation, The Hartford Financial Services Group, Inc., and Unitrin, Inc.) and to the S&P 500 Index. Over this period, the Travelers Common Stock outperformed both the index of comparable public companies and the S&P 500 Index. Salomon Brothers also reviewed the performance of the daily closing prices of the Travelers Common Stock over the period from January 1, 1997 through September 19, 1997 relative to the same index of comparable public companies and the S&P 500 Index. Over such period, the Travelers Common Stock outperformed both the index of comparable public companies and the S&P 500 Index.

 Review of Research Reports

   Salomon Brothers reviewed selected published research reports on both Salomon and Travelers, including the stock price targets included therein, disseminated by various Wall Street firms. Research report target prices generally reflect the stock price that research analysts believe to be achievable in the near term based on, among other things, their expectations for the future financial performance of the company being analyzed relative to that of its competitors. Salomon Brothers observed that the target prices for the Salomon Common Stock and the Travelers Common Stock contained in the reports reviewed by it ranged from $53.00 to $70.58 per share and from $60.00 to $77.50 (or $40.00 to $51.67, after giving effect to the Travelers 1997 Stock Split) per share, respectively.

 Comparables Analysis (Salomon)

   Salomon Brothers analyzed the revenue mix, cost structure, historical returns on equity, forecasted earnings per share ("EPS") growth rates (based on research analyst estimates) and current trading multiples for Salomon and the comparable companies (the "Comparable Companies") which included: Bear Stearns, Lehman, DLJ, Merrill Lynch, Morgan Stanley Dean Witter, Paine Webber, Bankers Trust and J.P. Morgan. Salomon Brothers noted that, like Bear Stearns and Lehman, a majority of Salomon's net revenues came from sales and trading (69% for Salomon versus 77% for Bear Stearns and 70% for Lehman). No other comparable company derived more than 38% of its net revenues from sales and trading activities. In addition, Salomon Brothers' projected EPS growth rate (9%) was below those projected for Bear Stearns (12%), Lehman (10%) and the other Comparable Companies except Bankers Trust and J.P. Morgan (7% and 8%, respectively). Salomon Brothers further noted that Salomon traded at 10.7x its LTM ended June 30, 1997 EPS while Bear Stearns and Lehman traded at 10.0x and 11.7x, respectively, and the other Comparable Companies traded at 12.7x to 17.3x. Similarly, Salomon traded at 1.5x its 1997 book value while Bear Stearns and Lehman traded at 1.9x and 1.3x, respectively, and the other Comparable Companies traded at between 1.9x and 3.4x.

 Precedent Transactions

   Salomon Brothers reviewed investment banking transactions between 1994 and 1997, including the Bankers Trust acquisition of Alex. Brown & Sons Incorporated and Dean Witter, Discover & Co.'s acquisition of Morgan Stanley Group Inc. Salomon Brothers noted that the implied LTM price to earnings ("P/E") ratio (at the purchase price) in the Alex. Brown acquisition was 13.3x while the Morgan Stanley ratio was 10.7x. In addition, the price to book value ratio was 2.4x in the Alex. Brown acquisition and 1.8x in the Morgan Stanley transaction.

 Summary Valuation

   Salomon. Based on the comparable analysis and precedent transaction analysis, Salomon Brothers arrived at a reference range of $65.00 to $80.00 per share of Salomon Common Stock. Salomon Brothers noted that this was a 0% to 23% premium over the September 19, 1997 price per share of Salomon Common Stock and a 5% to 29% premium over the August 19, 1997 price per share of Salomon Common Stock. In addition, Salomon Brothers noted that this range implied LTM P/E multiples of 10.7x to 13.1x and price to book value multiples of 1.5x to 1.9x.

   Travelers. Salomon Brothers also prepared a summary valuation of Travelers based on the estimated LTM earnings allocable to each of Travelers' four business segments and on a range of trading multiples for each such business segment. Salomon Brothers developed trading multiples for each of Travelers' business segments in part by examining the trading multiples of comparable companies in each of these segments. As a result of this analysis, Salomon Brothers developed a reference range for the value per share of the Travelers Common Stock of $59.00 to $71.00 (or $39.33 to $47.33, after giving effect to the Travelers 1997 Stock Split), compared with the price per share of Travelers Common Stock of $70.56 (or $47.04, after giving effect to the Travelers 1997 Stock Split) on September 19, 1997.

 Exchange Ratio Analysis

   Salomon Brothers reviewed the ratios of closing prices per share of the Salomon Common Stock and the Travelers Common Stock over the period from September 1994 to September 1997 and observed that the ratio of such prices per share ranged from 2.4x in September 1994 to .92x in September 1997, and compared these ratios to the exchange ratio of 1.13x (equal to 1.695x, after giving effect to the Travelers 1997 Stock Split). In addition, Salomon Brothers observed the .92x to 1.36x (or 1.38x to 2.04x, after giving effect to the Travelers 1997 Stock Split) range of exchange ratios implied by the reference ranges for the Salomon Common Stock and the Travelers Common Stock.

   Salomon Brothers also compared the pro forma ownership of Salomon's stockholders in the combined entity of 17% to the contribution of Salomon to the pro forma net income and book value of the combined entity for periods from 1994 through June 30, 1997, which ranged from 24% to 31% and from 28% to 31%, respectively. Salomon Brothers attributed this relative difference between pro forma ownership and contribution to the lower valuation multiples of Salomon relative to Travelers.

 Pro Forma Merger Analysis

   Salomon Brothers analyzed the pro forma impact of the Merger on the capital structure of Salomon and Travelers based on financial information as of June 30, 1997. This analysis showed total assets of approximately $396 billion, stockholders' equity of approximately $18 billion, and total capital (defined as stockholders' equity plus preferred stockholders' equity plus long-term debt) of $44 billion. This analysis also showed that the ratio of long-term debt to total capital for Salomon and Travelers, 68.3% and 41.7%, respectively, would be 52.9% on a pro forma basis following the Merger, and that total assets as a multiple of equity for Salomon and Travelers, 40.3x and 10.8x, respectively, would be 19.2x on a pro forma basis following the Merger.

   Finally, Salomon Brothers analyzed the pro forma EPS impact of the Merger. Salomon Brothers compared the fully diluted earnings per share of Travelers for the LTM ended June 30, 1997 to the pro forma Travelers fully diluted earnings per share for the same period (assuming the Merger was effected at the beginning of the period). Salomon Brothers noted that the transaction was 8.5% accretive to Travelers' EPS before the inclusion of synergies.

   In performing these analyses and preparing the Valuation Report, Salomon Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Salomon or Travelers. The analyses performed by Salomon Brothers are not necessarily indicative of actual value, which may be significantly more or less favorable than suggested by such analyses. Estimates of value do not purport to be appraisals or necessarily reflect the prices at which companies may actually be sold. Such analyses were prepared solely to be provided to the Salomon Board in connection with its analyses of the Merger. In addition, as described above, the Valuation Report was only one of many factors taken into consideration by the Salomon Board in making its determination to approve the Merger.

   Salomon Brothers is a preeminent international investment banking and advisory firm, and is a wholly owned subsidiary of Salomon. Certain members of the management of Salomon Brothers are also members of the management of Salomon and members of the Salomon Board and may have interests in the Merger that are different from, or in addition to, the interests of stockholders of Salomon. No fee was paid to Salomon Brothers in connection with the preparation of the Valuation Report for the Salomon Board. Salomon Brothers, as part of its investment banking business, regularly conducts valuations of businesses and securities in connection with its advisory work on mergers and acquisitions, its underwriting of securities offerings and its work on other financial transactions.

TRAVELERS' RATIONALE FOR THE MERGER

   In reaching its decision to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, the Travelers Board considered various factors, including the following potential benefits:

     (i) the combination of Salomon Brothers' global presence and institutional strength in fixed income sales and trading and investment banking, and the nationwide retail distribution network, strength in equity, sales and trading and sizeable asset management business of Smith Barney, which will result in the creation of a top global full-service securities and investment banking firm positioned to compete effectively in any market; the foregoing, together with Travelers' property and casualty insurance, life insurance, annuities and consumer finance business, positioning Travelers as one of the world's preeminent providers of diversified financial services for the future;

     (ii) the enhanced scale and scope of the global securities and investment banking business resulting from the combination between Smith Barney and Salomon Brothers;

     (iii) the complementary skills and strengths of the two firms, particularly Salomon Brothers' global institutional distribution and taxable fixed income sales and trading expertise, and Smith Barney's expertise in equity sales and trading, its extensive retail brokerage network, top tier municipal finance business and sizeable mutual fund complex, together with the benefits of combining the strengths of each of their respective corporate finance businesses and research operations;

     (iv) the platform for potential worldwide expansion of Travelers' insurance and asset management businesses;

     (v) the transaction being accretive by approximately 6.0% to Travelers' projected 1997 after-tax operating earnings per share;

     (vi) the identification of between $265 million and $427 million of potential after-tax cost savings and operational efficiencies by consolidating the back-office and network systems operations of Smith Barney and Salomon Brothers, although the Travelers Board realized that no assurances could be given that any particular level of cost synergies will be achieved;

     (vii) the terms and conditions of the Merger Agreement, including the fact that the Exchange Ratio provides certainty about the number of shares of Travelers Common Stock that will be issued in the Merger, and the fact that in the event of certain terminations of the Merger Agreement, Salomon must pay to Travelers up to $300 million in termination fees (See "THE MERGER AGREEMENT--Termination"; "--Termination Fees");

     (viii) the expected treatment of the Merger as a tax-free reorganization;
    and

     (ix) the expected treatment of the Merger as a pooling of interests for financial reporting and accounting purposes.

   The Travelers Board also considered potentially negative factors in its deliberations concerning the Merger, including:

     (i) the inherent challenges to combining the businesses of two major entities of this size and the attendant risk that management resources may be diverted from other strategic opportunities and from operational matters for an extended period of time;

     (ii) the acquisition of Salomon's unique and recognized market-making and securities trading activities will result in Smith Barney taking larger proprietary trading positions than those which it has historically taken, which positions may include enhanced risk and greater volatility; and

     (iii) the possibility that the value of the consideration received by the stockholders of Salomon in the Merger may increase prior to the closing of the Merger given the fact that the Merger Agreement provides for a fixed exchange ratio for the number of shares of Travelers Common Stock that will be issued in the Merger in exchange for each share of Salomon Common Stock by virtue of the possibility that the price per share of Travelers Common Stock may increase prior to the closing of the Merger;

   In addition, in reaching its conclusions, the Travelers Board considered, among other things, (a) information concerning the financial performance and condition, business operations, earnings and prospects of each company, and Travelers' projected future financial performance apart from the acquisition of Salomon and on a combined basis; (b) current industry, economic and market conditions and trends, including the ongoing trend toward globalization and consolidation in the banking and securities industries which has increased the importance of being able to provide a broad array of financial products and services to the individual, institutional and government client segments; and (c) the impact of the Merger on Travelers' customers. The Travelers Board believes that the potential benefits related to the Merger described above and each of the foregoing additional factors supports its conclusion that the Merger is fair to and in the best interests of Travelers and its stockholders. The Travelers Board believes that the financial information referenced in (a) above, which indicated the accretion to 1997 projected after-tax operating earnings per share and the potential cost savings and operational efficiencies which might be achieved as a result of the Merger, as identified in potential benefits (v) and (vi) above, support its conclusion that the financial performance of the combined company is more favorable than on a stand-alone basis. In addition, the Travelers Board believes that the factors referenced in (b) and (c) above support its conclusion that the complementary strengths and business lines of Travelers and Salomon identified in potential benefits (i) and (iii) above will enable the combined company to provide a diverse mix of financial products and services to its various client segments, thereby having a favorable impact on Travelers' customers and enhancing its ability to compete in the global banking and securities industries.

   Travelers considered obtaining a fairness opinion from an independent financial advisor with respect to the Exchange Ratio but determined not to do so. Obtaining such a fairness opinion would have provided little, if any, incremental value to the deliberations of the Travelers Board given the insurance and securities industry expertise of the officers and directors of Travelers and its subsidiaries who were evaluating the Merger from a financial point of view. In addition, Travelers management, including the chief executive officer of Smith Barney, made a financial presentation to the Travelers Board concerning the business and prospects of Travelers and the potential acquisition of Salomon. Under Delaware law, the board of directors of a corporation is not required to obtain a fairness opinion or an outside valuation report prior to approving a business combination as long as the directors have adequate information regarding the intrinsic value of the corporation upon which a proper exercise of business judgment can be made. Furthermore, obtaining a fairness opinion from an independent financial advisor would have involved providing proprietary information to significant competitors of Travelers. In light of these circumstances, the Travelers Board concluded that seeking to obtain such an opinion was neither necessary nor in the best interests of its stockholders.

   At a meeting of the Travelers Board on September 23, 1997, the Travelers Board received presentations concerning and reviewed the terms of the Merger Agreement and the Merger with members of Travelers' management and its legal counsel. The Travelers Board also received presentations from Travelers' management concerning the business and prospects of Travelers and the potential acquisition of Salomon, including certain pro forma financial information and information as to potential cost savings and operational efficiencies. Following consideration of and deliberation regarding the management and legal presentations, and based upon the totality of the factors and other information described above as having been considered by the Travelers Board, the Travelers Board believes that the potential benefits related to the Merger outweigh the potentially negative factors related to the Merger. Based on its consideration of these and such other matters that the members of the Travelers Board deemed relevant, at the meeting on September 23, 1997, the Travelers Board unanimously determined that the Merger, upon the terms and conditions set forth in the Merger Agreement, is fair to and in the best interests of Travelers and its stockholders.

   The foregoing discussion of the factors considered by the Travelers Board is not intended to be exhaustive, but is believed to include all material factors considered by the Travelers Board. In reaching its decision to approve the Merger, the Travelers Board did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors.

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

   The following discussion is a summary of the material U.S. federal income tax consequences of the Merger to a stockholder of Salomon (a "Holder") that holds shares of Salomon Common Stock, Salomon Series A Preferred Stock, Salomon 8.40% Preferred Stock or Salomon 8.08% Preferred Stock (collectively, the "Salomon Capital Stock") as a capital asset at the Effective Time. The discussion is based on laws, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and differing interpretations. This discussion does not address all aspects of federal taxation that may be relevant to particular Holders in light of their personal investment circumstances or to Holders subject to special treatment under the Code (including banks, tax-exempt organizations, insurance companies, dealers in securities or foreign currency, Holders who received their Salomon Capital Stock through the exercise of employee stock options or otherwise as compensation, Holders who are not U.S. persons (as defined in Section 7701(a)(30) of the Code) and Holders who hold Salomon Capital Stock as part of a hedge, straddle or conversion transaction). In addition, the discussion does not address any state, local or foreign tax consequences of the Merger.

   EACH HOLDER OF SALOMON CAPITAL STOCK IS URGED TO CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER AND WITH RESPECT TO CHANGES TO THE TAXATION OF CAPITAL GAINS CONTAINED IN THE TAXPAYER RELIEF ACT OF 1997.

   Tax Opinions. In the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Travelers, and Cravath, Swaine & Moore, counsel to Salomon, (collectively, the "Tax Opinions"), subject to the assumptions, limitations, qualifications and other considerations described below under "--Certain Considerations with Respect to Opinions," the Merger will constitute a "reorganization" for U.S. federal income tax purposes within the meaning of
Section 368(a) of the Code, and Travelers, Sub and Salomon will each be a party to such "reorganization" within the meaning of Section 368(b) of the Code.

   Consummation of the Merger is conditioned upon counsel to both Travelers and Salomon delivering at the Effective Time tax opinions to the same effect and subject to substantially the same assumptions, limitations, qualifications and considerations as the Tax Opinions (collectively, the "Closing Tax Opinions"). In the event that Travelers or Salomon is unable to obtain the Closing Tax Opinions, each of Travelers and Salomon is permitted under the Merger Agreement to waive the receipt of the Closing Tax Opinions as a condition to such party's obligation to consummate the Merger. As of the date of this Proxy Statement/Prospectus, neither Travelers nor Salomon intends to waive the condition as to the receipt of the Closing Tax Opinions. In the event of such a failure to obtain the Closing Tax Opinions, and either Travelers' or Salomon's determination to waive such condition to the consummation of the Merger, Salomon will resolicit the votes of its stockholders to approve consummation of the Merger.

   The Merger will qualify as a "reorganization" within the meaning of
Section 368(a) of the Code only if none of the Salomon 9 1/2% Trust Preferred Stock Units of SI Financing Trust I (the "TruPS") or the purchase contracts or the subordinated debt securities which are components of the TruPS, considered individually or in any combination thereof, are treated as equity for U.S. federal income tax purposes. The question of whether a security is debt or equity for federal income tax purposes is inherently factual, and there is no direct authority concerning the tax characterization of securities having terms similar to the TruPS or the aforementioned purchase contracts or subordinated debt securities considered individually or in any combination thereof. In the opinion of Cravath, Swaine & Moore, subject to the assumptions, limitations, qualifications and other considerations described below under "--Certain Considerations with Respect to Opinions", none of the TruPS, such purchase contracts or such subordinated debt securities, considered individually or in any combination thereof, will be treated as equity for federal income tax purposes.

   Tax Treatment of Holders of Salomon Capital Stock. In the opinion of Cravath, Swaine & Moore, subject to the assumptions, limitations, qualifications and other considerations described below under "--Certain Considerations with Respect to Opinions", (i) no gain or loss will be recognized by Travelers, Sub or Salomon as a result of the Merger; (ii) no gain or loss will be recognized by a Holder of Salomon Capital Stock upon the exchange of its shares solely for shares of Travelers Common Stock, Travelers Series I Preferred Stock, Travelers 8.40% Preferred Stock or Travelers 8.08% Preferred Stock (collectively, the "Travelers Capital Stock"), pursuant to the Merger, except with respect to cash, if any, received by a Holder of Salomon Common Stock in lieu of fractional shares of Travelers Common Stock;
(iii) the aggregate tax basis of the shares of Travelers Capital Stock received solely in exchange for shares of Salomon Capital Stock pursuant to the Merger (including fractional shares of Travelers Common Stock for which cash is received) will be the same as the aggregate tax basis of the shares of Salomon Capital

Stock surrendered in exchange therefor; (iv) the holding period for shares of Travelers Capital Stock received in exchange for shares of Salomon Capital Stock pursuant to the Merger will include the holding period of the shares of Salomon Capital Stock surrendered in exchange therefor; and (v) cash received by a Holder of Salomon Common Stock in lieu of a fractional share of Travelers Common Stock will be treated as received in exchange for such fractional share and capital gain or loss will be recognized in an amount equal to the difference between the amount of cash received and the portion of the tax basis of the share of Salomon Common Stock allocable to such fractional interest.

   Certain Considerations with Respect to Opinions. The Tax Opinions, as well as the opinions of Cravath, Swaine & Moore regarding the TRUPS and the tax treatment to the Holders, are and will be subject to certain assumptions, limitations and qualifications and based on current law and, among other things, certain representations of Salomon and Travelers, including representations made by the respective managements of Salomon and Travelers. Reference is made to the full text of the Tax Opinions and other opinions of counsel referred to herein, which set forth the assumptions made and matters considered in connection therewith, copies of which have been filed as exhibits to the Registration Statement of which this Proxy Statement/Prospectus forms a part. Opinions of counsel are not binding on the Internal Revenue Service ("IRS") and do not preclude the IRS from adopting a contrary position. In addition, if any of such representations or assumptions are inconsistent with the actual facts, the tax-free status of the Merger could be adversely affected.

   Failure of Merger to Qualify as a Reorganization. If the IRS successfully asserted that the Merger failed to qualify as a reorganization within the meaning of Section 368(a) of the Code, (A) a Holder of Salomon Capital Stock would recognize capital gain or loss on the exchange of its Salomon Capital Stock for Travelers Capital Stock (and any cash in lieu of fractional shares of Travelers Common Stock) pursuant to the Merger in an amount equal to the difference between (i) the fair market value, at the Effective Time, of the Travelers Capital Stock (and any such cash) received pursuant to the Merger and (ii) such stockholder's tax basis in the Salomon Capital Stock surrendered in exchange therefor and (B) none of Travelers, Sub or Salomon would recognize taxable gain or loss.

ACCOUNTING TREATMENT

   Travelers and Salomon expect that the Merger will be accounted for using the pooling of interests method of accounting. Accordingly, the book value of the assets, liabilities and stockholders' equity of Salomon, as reported on its consolidated balance sheet, will be combined with the corresponding balance sheet categories on the consolidated balance sheet of Travelers. In future financial statements, the results of operations of Travelers will include the results of both Travelers and Salomon for the entire fiscal year in which the Merger occurs and all prior fiscal periods presented therein. Certain expenses incurred to effect the Merger must be treated by Travelers as current charges against income rather than adjustments to its balance sheet.

   The unaudited pro forma financial information contained in this Proxy Statement/Prospectus has been prepared using the pooling of interests accounting method to account for the Merger. See "SUMMARY," "SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA OF TRAVELERS GROUP INC. AND SALOMON INC" and "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS."

REGULATORY AND THIRD-PARTY APPROVALS

   U.S. Antitrust Filing. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations promulgated thereunder, certain transactions, including the Merger, may not be consummated unless certain waiting period requirements have expired or been terminated. On October 2, 1997, Travelers and Salomon filed a Premerger Notification and Report Form pursuant to the HSR Act with the United States Department of Justice (the "DOJ") and the Federal Trade Commission (the "FTC"). Under the HSR Act, the Merger may not be consummated until 30 days (unless early termination of this waiting period is granted) after the initial filing or, if the DOJ or the FTC issues a Request for Documents and Other Additional Information (a "second request"), 20 days after Travelers and Salomon have substantially complied with such a second request (unless this period is shortened pursuant to a grant of early termination). At any time before or after the Effective Time, the FTC, the DOJ or others could take action under the antitrust laws with respect to the Merger, including seeking to enjoin the consummation of the Merger, to rescind the Merger, or to require the divestiture of certain assets of Travelers or Salomon. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

   Other Regulatory Approvals. As a result of the Merger, among other things, Travelers or Salomon, as the case may be, may be required, pursuant to applicable antitrust and other laws and regulations, either to notify or obtain the consent of certain regulatory authorities and organizations of other countries in which subsidiaries of Salomon and/or Travelers conduct business. Also, consents or approvals are required from various self-regulatory organizations of which subsidiaries of Travelers and Salomon are members, including the National Association of Securities Dealers, Inc., The New York Stock Exchange, Inc., the Commodities Futures Trading Commission and the National Futures Association.

   If the approval of the Merger by any of the aforementioned authorities is subject to compliance with certain conditions, there can be no assurance that the parties will be able to satisfy or comply with such conditions or be able to cause their respective subsidiaries to satisfy or comply with any such conditions or that compliance or non-compliance will not have adverse consequences for the combined company after consummation of the Merger. The parties believe that the proposed Merger is compatible with such regulatory requirements. Nevertheless, there can be no assurance that a challenge to the proposed transaction on the grounds that the proposed Merger is not compatible with the competition or other laws or regulations of a certain jurisdiction will not be made or, if a challenge is made, what the result will be.

   Under the Merger Agreement, Travelers and Salomon have agreed to use their best efforts to obtain all necessary actions or nonactions, waivers, consents and approvals from any governmental authority necessary, proper or advisable to consummate and make effective the Merger. While Travelers and Salomon believe that they will receive the requisite regulatory approvals for the Merger, there can be no assurance regarding the timing of such approvals or the ability of the companies to obtain such approvals on satisfactory terms or otherwise. It is a condition to the parties' respective obligations to consummate the Merger that the waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired and that all other consents, approvals and actions of, filings with and notices to a governmental authority required to consummate the Merger be made or obtained, the failure of which to be obtained or taken is reasonably expected to have a material adverse effect on Salomon, as the surviving corporation in the Merger, and its prospective subsidiaries. See "THE MERGER AGREEMENT--Conditions to the Consummation of the Merger."

   Third-Party Approvals. Salomon is a party to a number of credit facilities, indentures and other similar agreements. Consummation of the Merger may require the consent of, or waiver from, the other parties to certain of such agreements and may constitute a default resulting in termination, cancellation or acceleration thereunder if such consents or waivers are not obtained. Pursuant to the Merger Agreement, Travelers and Salomon have agreed to use their best efforts to obtain all consents, approvals and waivers from third parties necessary in connection with the consummation of the Merger, although the consummation of the Merger is not conditioned upon obtaining any such third-party consent, approval or waiver. Salomon and Travelers do not believe that the failure to obtain such consents, approvals or waivers would have a material adverse effect on Salomon or Travelers.

NO APPRAISAL RIGHTS

   Under applicable state law, holders of Salomon Common Stock, Salomon 8.40% Preferred Stock and Salomon 8.08% Preferred Stock (including the holders of depositary shares) are not entitled to dissenters' appraisal rights which would give them the right to obtain the payment of cash in exchange for their Salomon securities or related depositary shares as a result of the Merger because the depositary shares representing the New Travelers Preferred Stock to be issued in the Merger will be listed on the NYSE. Under applicable state law, Berkshire Hathaway Inc., the beneficial owner of all of the outstanding shares of Salomon Series A Preferred Stock, would be entitled to dissenters' appraisal rights in connection with the Merger because the Travelers Series I Preferred Stock to be issued in exchange for the Salomon Series A Preferred Stock in the Merger is not intended to be listed on a national securities exchange nor designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers. However, pursuant to the Voting Agreement (defined below), Berkshire Hathaway Inc. has agreed with Travelers to waive its and its subsidiaries' rights to dissent and demand appraisal of their shares as a result of the Merger. See "--Voting Agreement."

VOTING AGREEMENT

   This section of the Proxy Statement/Prospectus describes material provisions of the Voting Agreement (as defined below). The description of the Voting Agreement contained in this Proxy Statement/Prospectus does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, a copy of which has been filed as an exhibit to the Registration Statement and is incorporated herein by reference.

   Provisions Concerning the Salomon Securities. In connection with the execution by Salomon and Travelers of the Merger Agreement, Berkshire Hathaway Inc. (the "Securityholder") entered into a Voting Agreement, dated as of September 24, 1997 (the "Voting Agreement"), with Travelers. The Securityholder entered into the Voting Agreement as a condition to, and in consideration for, Travelers entering into the Merger Agreement and received no other consideration for entering into the Voting Agreement. Pursuant to the Voting Agreement, the Securityholder has agreed with Travelers that during the period commencing on the date of the Voting Agreement and continuing until the first to occur of the Effective Time or the termination of the Merger Agreement in accordance with its terms, at any meeting of Salomon's stockholders or in connection with any written consent of Salomon's stockholders, the Securityholder (i) will vote (or cause to be voted) all Salomon Capital Stock held of record or beneficially owned by the Securityholder or any subsidiary of the Securityholder in favor of the Merger, the execution and delivery by Salomon of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and the Voting Agreement and any actions required in furtherance thereof; and (ii) shall not take any action that would restrict, limit or interfere with the performance of its obligations under the Voting Agreement or the transactions contemplated by the Voting Agreement or the Merger Agreement (except in connection with certain pre-existing obligations and the conversion of 140,000 shares of Salomon Series A Preferred Stock into 3,684,211 shares of Salomon Common Stock on October 17, 1997). In addition, the Securityholder has agreed (and has agreed to cause its subsidiaries and nominees holding Salomon Capital Stock) to appoint representatives of Travelers as proxies, until the earlier of the Effective Time or the termination of the Merger Agreement, to vote their Salomon Capital Stock in favor of the various transactions contemplated by the Merger Agreement. The Securityholder also agreed not to transfer or in any way limit, or agree to transfer or in any way limit, its ability to vote any of its Salomon Capital Stock (except in connection with certain pre-existing obligations and the conversion of 140,000 shares of Salomon Series A Preferred Stock into 3,684,211 shares of Salomon Common Stock on October 17, 1997) and not to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than Travelers, any of its affiliates or representatives) concerning any Takeover Proposal (as defined under "THE MERGER AGREEMENT--No Solicitation"). It should be noted, however, that the Voting Agreement does not restrict any director, officer or employee of the Securityholder from taking any action permitted to be taken under certain sections of the Merger Agreement in his or her capacity as a director of Salomon.

   Pursuant to the Merger Agreement, each issued and outstanding share of Salomon Series A Preferred Stock, Salomon 8.08% Preferred Stock and Salomon 8.40% Preferred Stock will be converted into one share of New Travelers Preferred Stock. The terms, designations, preferences, limitations, privileges and rights of the respective series of the New Travelers Preferred Stock will be substantially identical to those of the corresponding series of Salomon Preferred Stock, although each share of Travelers 8.08% Preferred Stock and Travelers 8.40% Preferred Stock will be entitled to three votes per share when voting with the holders of Travelers Common Stock, Travelers Series C Preferred Stock and Travelers Series I Preferred Stock.

   Other Matters. In connection with the Voting Agreement, the Securityholder made certain customary representations and warranties with respect to ownership of Salomon securities, and the Securityholder and Travelers each made certain customary representations and warranties with respect to its authority to enter into and perform its obligations under the Voting Agreement and the absence of conflicts and requisite governmental consents and approvals.

   As of the close of business on October 20, 1997, the Securityholder owned 14,002,017 shares of Salomon Common Stock and 280,000 shares of Salomon Series A Preferred Stock (each of which is entitled to 26.31579 votes per share when voting as a single class with the holders of Salomon Common Stock). These shares represent approximately 18.03% of the aggregate voting power of the Salomon Common Stock and Salomon Series A Preferred Stock and approximately 23.73% of the number of issued and outstanding shares of the Salomon Preferred Stock. Based on shareholdings as of the close of business on October 20, 1997 and the number of shares of Salomon Common Stock and Travelers Common Stock outstanding on such date, if the Merger had occurred on such date and the Travelers 1997 Stock Split had been effected, the Securityholder and its subsidiaries, taken together, would own shares representing 3.09% of the aggregate voting power of the shares of Travelers Common Stock and Travelers preferred stock entitled to vote with the Travelers Common Stock.

   In addition, Travelers will assume Salomon's currently existing obligations under certain agreements with the Securityholder, including registration obligations under the Securities Act relating to the Securityholder's 1.00% Senior Exchangeable Notes due December 2, 2001.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

   In considering the recommendation of the Salomon Board, Salomon stockholders should be aware that, as described below, certain members of Salomon's management and the Salomon Board may have interests in the Merger that are different from, or in addition to, the interests of Salomon stockholders generally, and that may create potential conflicts of interest. Four executive officers of Salomon or one of its subsidiaries, Mr. Denham, Mr. Maughan, Mr. Horowitz and Mr. Myojin, are members of the 11-person Salomon Board that approved the Merger.

   Except as described below, such persons have, to the knowledge of Salomon and Travelers, no material interest in the Merger apart from those of stockholders generally.

   Travelers Board of Directors. It is Travelers' intention that Mr. Maughan will be appointed to the Travelers Board following the Effective Time.

   Salomon Smith Barney Directors and Officers. It is Travelers' intention that Mr. Maughan and Mr. Myojin will be appointed as executive officers and directors of Salomon Smith Barney following the Effective Time and that Robert H. Mundheim and Thomas W. Jasper, executive officers of Salomon, will be appointed as executive officers of Salomon Smith Barney following the Effective Time. Neither Salomon nor Travelers nor any of their subsidiaries has entered into any employment contracts with any such person as of the date this Proxy Statement/Prospectus was initially sent to stockholders of Salomon.

   Equity-Based Awards. In accordance with the terms of the various equity-based incentive award plans maintained by Salomon and of the Merger Agreement, all awards of stock options, restricted stock and other common equity-based awards outstanding at the Effective Time under any such Salomon plan will be converted into similar awards with respect to Travelers Common Stock, adjusted to reflect the Exchange Ratio of 1.695. The vesting of any such equity-based awards will not be accelerated upon the Merger. The Salomon Board has, pursuant to the terms of Salomon's material employee benefit or compensation plans or arrangements, adopted resolutions such that the Merger will not constitute a "change in control" of Salomon for the purpose of any such material employee benefit or compensation plan or arrangement.

   Indemnification and Insurance. The Merger Agreement provides that all rights to indemnification and exculpation from liabilities existing in favor of the current or former directors or officers of Salomon and its subsidiaries as provided in their respective certificates of incorporation and the by-laws and existing indemnification agreements of Salomon will be assumed by Travelers and will continue in effect in accordance with their terms, and directors and officers of Salomon who become directors and officers of Travelers will be entitled to the same indemnification rights as are afforded to other directors and officers of Travelers. The Merger Agreement also provides that for six years after the Effective Time, Travelers will provide liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who were covered by Salomon's directors' and officers' liability insurance policy on terms with respect to such coverage and amounts no less favorable than those in effect on the date of the Merger Agreement, provided that Travelers will not be required to pay more than 200% of the current amount paid by Salomon to maintain such insurance. In connection with its obligation as described in the foregoing sentence, Travelers is permitted under the Merger Agreement to substitute policies of Travelers or its subsidiaries containing terms with respect to coverage and amount no less favorable to the directors and officers in question.

   Registration Rights of Affiliates. Pursuant to the Voting Agreement, in connection with the Merger Travelers will assume Salomon's current obligations under certain agreements with the Securityholder, including registration obligations under the Securities Act relating to the Securityholder's 1.00% Senior Exchangeable Notes due December 2, 2001. In addition, Travelers has agreed that following the consummation of the Merger, it will file a registration statement under the Securities Act with respect to any shares of Travelers Common Stock or Travelers New Preferred Stock received in the Merger by those Salomon affiliates (for purposes of Rule 145 under the Securities Act) that would be limited in their ability to resell such shares due to the volume limitations of paragraph (e) of Rule 144 under the Securities Act, allowing for sales of such shares on a delayed or continuous basis, and Travelers will use its best efforts to cause such registration statement to become effective prior to the end of the Pooling Restriction Period (as defined below).

LITIGATION

   On or about September 24 and September 25, four putative class action suits were commenced by certain Salomon stockholders in the Court of Chancery of the State of Delaware in New Castle County against Salomon and its directors. The four complaints allege that the defendants breached their fiduciary duty to Salomon stockholders in entering into the Merger Agreement:
(1) by agreeing to an inadequate premium for Salomon stock without conducting a full and thorough investigation, holding an auction of Salomon or otherwise obtaining a market check of Salomon's value and (2) by agreeing to a fixed exchange ratio transaction without a protective mechanism to alter the exchange ratio in the event of a decline in the price of the Travelers Common Stock. The complaints seek equitable relief that would prohibit the consummation of the Merger, or, in the event that the Merger has been consummated, monetary damages. The defendants have not yet answered the complaints but intend to defend these actions vigorously.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

   Travelers and Salomon have each made forward-looking statements in this document (and in certain documents that are incorporated by reference in this Proxy Statement/Prospectus) that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of the respective company's management, and on information currently available to such management. Forward-looking statements include the information concerning possible or assumed future results of operations of Travelers and Salomon (including with respect to cost savings and operational efficiencies expected to be realized from the Merger) set forth under "SUMMARY," "SELECTED FINANCIAL DATA," "THE PROPOSED MERGER--Background of the Merger," "--Travelers' Rationale for the Merger" and "--Salomon's Rationale for the Merger; Recommendation of the Salomon Board of Directors" and "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS," and statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

   Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and stockholder values of Travelers and Salomon may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these

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
results and values are beyond Travelers's and Salomon's ability to control or predict. Stockholders are cautioned not to put undue reliance on any forward-looking statements. In addition, Travelers and Salomon do not have any intention or obligation to update forward-looking statements after they distribute this Proxy Statement/Prospectus, even if new information, future events or other circumstances have made them incorrect or misleading. For those statements, Travelers and Salomon claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

   Stockholders of Salomon should understand that the following important factors, in addition to those discussed elsewhere in the documents which are incorporated by reference into this Proxy Statement/ Prospectus, could affect the future results of the combined company following the Merger, and could cause results to differ materially from those expressed in such forward-looking statements: (i) the effect of economic conditions and interest rates on a national, regional or international basis; (ii) the ability of Travelers and Salomon to successfully integrate their operations, the compatibility of the operating systems of the combining companies, the degree to which existing administrative and back-office functions and costs of Travelers and Salomon are complementary or redundant and the timing of implementation of changes in operations to effect cost savings; (iii) competitive pressures in the investment banking, asset management, broker-dealer and financial services industries; (iv) the financial resources of, and products available to, competitors; (v) changes in laws and regulations, including changes in accounting standards; (vi) changes in the securities markets; (vii) the determination of the number, job classification and location of employee positions to be eliminated as a result of the Merger; (viii) the timing of the implementation of changes in operations to effect cost savings; and (ix) opportunities that may be presented to and pursued by the combined company following the Merger.

RESTRICTIONS ON RESALES BY AFFILIATES

   The shares of Travelers Capital Stock to be issued to Salomon stockholders in the Merger have been registered under the Securities Act. These shares may be traded freely and without restriction by those stockholders not deemed to be "affiliates" of Salomon as that term is defined under the Securities Act. An affiliate of Salomon, as defined by the rules promulgated under the Securities Act, is a person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, Salomon. Any subsequent transfer by an affiliate of Salomon must be one permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 promulgated under the Securities Act, in the case of such persons who become affiliates of Travelers) or as otherwise permitted under the Securities Act. These restrictions are expected to apply to the directors and executive officers of Salomon (as well as to certain other related individuals or entities).

   Securities and Exchange Commission (the "SEC") guidelines regarding qualifying for the pooling of interests method of accounting also limit sales of shares of the acquiring company and acquired company by affiliates of either company in a business combination such as the Merger. These guidelines indicate that the pooling of interests method of accounting will generally not be challenged on the basis of sales by such affiliates if these persons do not dispose of any of the shares of the corporation they own or any shares of the corporation they receive in connection with a merger during the period beginning 30 days prior to the merger and ending when financial results covering at least 30 days of post-merger operations of the combined entity have been published (the "Pooling Restriction Period").

   In connection with its entering into the Merger Agreement, Salomon delivered to Travelers for each of its affiliates, an agreement that such person will not dispose of (i) any Travelers Common Stock in violation of the Securities Act or the rules and regulations promulgated thereunder or (ii) any Travelers Common Stock or Salomon Common Stock during the Pooling Restriction Period.

   Travelers has agreed that following the consummation of the Merger, it shall file a registration statement under the Securities Act with respect to any shares of Travelers Common Stock or Travelers New Preferred Stock received in the Merger by those Salomon affiliates (for purposes of Rule 145 under the Securities Act) that would be limited in their ability to resell such shares due to the volume limitations of paragraph (e) of Rule 144 under the Securities Act, allowing for sales of such shares on a delayed or continuous basis, and Travelers will use its best efforts to cause such registration statement to become effective prior to the end of the Pooling Restriction Period.

   Travelers has agreed in the Merger Agreement to publish financial results covering the first full month of post-Merger combined operations within 30 days after the end of the first month (which month may be the month in which the Effective Time occurs), after the Effective Time in which there is at least 30 days of post-Merger combined operations. However, in the event the Closing occurs after November 30, 1997, Travelers is only required to publish such financial results within 30 days after the end of the first fiscal quarter ending after the Closing in which there are at least 30 days of post-Merger operations of the combined company.

              INFORMATION CONCERNING THE SALOMON SPECIAL MEETING

PURPOSE, TIME AND PLACE

   This Proxy Statement/Prospectus is being furnished to stockholders of Salomon in connection with the solicitation of proxies by the Salomon Board from holders of Salomon Common Stock and Salomon Preferred Stock for use at Salomon's special meeting to be held on November 25, 1997, at 10:00 a.m., local time, at the Salomon Brothers Auditorium, Seven World Trade Center, New York, New York 10048, and at any adjournments thereof (the "Salomon Special Meeting"). At the Salomon Special Meeting, holders of Salomon Common Stock and Salomon Preferred Stock will be asked to consider and vote upon (i) a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger; and (ii) such other matters as may properly come before the Salomon Special Meeting.

RECORD DATE; QUORUM; VOTE REQUIRED

   The Salomon Board has fixed the close of business on October 20, 1997 as the record date for determining the holders of Salomon Common Stock and Salomon Preferred Stock entitled to notice of, and to vote at, the Salomon Special Meeting (the "Salomon Record Date"). Only holders of record of Salomon Common Stock and Salomon Preferred Stock at the close of business on the Salomon Record Date will be entitled to notice of, and to vote at, the Salomon Special Meeting.

   Shares of Salomon 8.08% Preferred Stock and Salomon 8.40% Preferred Stock are held in the form of depositary shares, each representing an interest in one-twentieth of one share of Salomon 8.08% Preferred Stock or Salomon 8.40% Preferred Stock, as the case may be (collectively, the "Salomon Depositary Shares"). First Chicago Trust Company of New York, as depositary (the "Depositary") of the Salomon 8.08% Preferred Stock and the Salomon 8.40% Preferred Stock, will be the sole holder of record of the Salomon 8.08% Preferred Stock and the Salomon 8.40% Preferred Stock on the Salomon Record Date. Under the deposit agreements (the "Deposit Agreements"), dated as of February 23, 1993 and February 13, 1996, respectively, among Salomon, the Depositary and the holders of depositary receipts (in connection with the Salomon 8.08% Preferred Stock and the Salomon 8.40% Preferred Stock, as the case may be), the Depositary is required to mail to the record holders of the Salomon Depositary Shares as of the Salomon Record Date a notice containing
(i) such information as is contained in this Proxy Statement/Prospectus and
(ii) a statement that the holders of the Salomon Depositary Shares may instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Salomon 8.08% Preferred Stock or Salomon 8.40% Preferred Stock underlying their respective Salomon Depositary Shares (including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by Salomon) and a brief statement as to the manner in which such instructions may be given. Upon the written request of the holders of the Salomon Depositary Shares (with respect to each of the Salomon 8.08% Preferred Stock and Salomon 8.40% Preferred Stock) on the Salomon Record Date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of whole shares of Salomon 8.08% Preferred Stock or Salomon 8.40% Preferred Stock, as the case may be, underlying the Salomon Depositary Shares as to which any particular voting instructions are received. In the absence of specific instructions from a holder of Salomon Depositary Shares, the Depositary will abstain from voting to the extent of the stock underlying such holder's Salomon Depositary Shares (but, at the Depositary's discretion, not from appearing at the Salomon Special Meeting with respect to such Salomon 8.08% Preferred Stock or Salomon 8.40% Preferred Stock unless directed to the contrary by the holders of all of the Salomon Depositary Shares with respect to the Salomon 8.08% Preferred Stock or Salomon 8.40% Preferred Stock, as the case may be).

   At the close of business on the Salomon Record Date, (i) 111,151,454 shares of Salomon Common Stock were issued and outstanding and were held by approximately 10,693 holders of record; (ii) 280,000 shares of Salomon Series A Preferred Stock were issued and outstanding and were held by the Securityholder and its subsidiaries; (iii) 500,000 shares of Salomon 8.40% Preferred Stock were issued and outstanding, all of which were held of record by the Depositary and which were beneficially owned by approximately 432 holders of record of 10,000,000 depositary shares; and (iv) 400,000 shares of Salomon 8.08% Preferred Stock were issued and outstanding, all of which were held by the Depositary and which were beneficially owned by approximately 555 holders of record of 8,000,000 depositary shares. Holders of record of Salomon Common Stock are entitled to one vote per share on any matter which may properly come before the Salomon Special Meeting, whether voting as a single class or voting together as a single class with the Salomon Series A Preferred Stock. The holders of record of the Salomon Series A Preferred Stock are entitled to 26.31579 votes per share when voting together as a single class with Salomon Common Stock. The holders of record of Salomon Preferred Stock are each entitled to one vote per share when voting together as a single class with respect to approval of the Merger Agreement. Votes may be cast at the Salomon Special Meeting in person or by proxy. See "--Proxies."

   The presence at the Salomon Special Meeting, either in person or by proxy of the holders of (i) a majority of the outstanding Salomon Common Stock entitled to vote and a majority of the outstanding Salomon Series A Preferred Stock entitled to vote is necessary to constitute a quorum of the class of Salomon Common Stock and Salomon Series A Preferred Stock (the "Salomon Common Stock Class"), and (ii) a majority of the outstanding Salomon Preferred Stock entitled to vote is necessary to constitute a quorum of such class (the "Salomon Preferred Stock Class"), in order to transact business at the Salomon Special Meeting. The absence of a quorum of either the Salomon Common Stock Class or the Salomon Preferred Stock Class at the Salomon Special Meeting will not preclude the other class from taking the vote to approve the Merger Agreement if a quorum of the other class is present in person or by proxy at the Salomon Special Meeting. However, in the event that either of the Salomon Common Stock Class or the Salomon Preferred Stock Class is not present at the Salomon Special Meeting, it is expected that such meeting will be adjourned or postponed in order to solicit additional proxies.

   The affirmative vote of the holders of a majority of the voting power of the outstanding Salomon Common Stock and Salomon Series A Preferred Stock (voting together as a single class) and the affirmative vote of the holders of two-thirds of the outstanding shares of Salomon Preferred Stock (with all series voting together as a single class) are required to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger. Under applicable Delaware law, in determining whether the proposal to approve and adopt the Merger Agreement has received the requisite number of affirmative votes, abstentions will be counted and have the same effect as a vote against the proposal. Brokers who hold shares of Salomon's stock as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners thereof. Any shares which are not voted ("broker non-votes") because the nominee-broker lacks such discretionary authority will be counted and have the same effect as a vote against the proposal.

   As of the close of business on the Salomon Record Date, Salomon's directors and executive officers and their affiliates, including the Securityholder, (i) may be deemed to be the beneficial owners of 14,952,684 outstanding shares (excluding shares underlying stock options) of Salomon Common Stock and 280,000 outstanding shares of Salomon Series A Preferred Stock (collectively representing approximately 18.8% of the voting power of the Salomon Common Stock Class) and (ii) may be deemed to hold all the outstanding shares of Salomon Series A Preferred Stock. It is expected that such executive officers and directors of Salomon will vote for approval of the Merger Agreement. The Securityholder also has entered into the Voting Agreement with Travelers pursuant to which the Securityholder and its subsidiaries will vote for approval of the Merger Agreement.

     THE SALOMON BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, HAS DETERMINED THAT THE MERGER IS FAIR AND IN THE BEST INTERESTS OF SALOMON AND ITS STOCKHOLDERS AND RECOMMENDS THAT SALOMON STOCKHOLDERS VOTE FOR APPROVAL
             AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

PROXIES

   Shares of Salomon Capital Stock represented by properly executed proxies received in time for the Salomon Special Meeting will be voted at the Salomon Special Meeting in the manner specified on such proxies. Proxies which are properly executed but which do not contain voting instructions will be voted FOR approval of the Merger Agreement. It is not expected that any matter other than approval of the Merger Agreement will be brought before the Salomon Special Meeting; however, if other matters are properly presented, the persons named in such proxy will have authority to vote in accordance with their judgment on any other such matter, including without limitation, any proposal to adjourn or postpone the meeting or otherwise concerning the conduct of the meeting.

   The grant of a proxy on the enclosed Salomon proxy card does not preclude a stockholder from voting in person at the Salomon Special Meeting. A stockholder may revoke a proxy at any time prior to its exercise by (i) delivering, prior to the Salomon Special Meeting, to Arnold S. Olshin, Secretary, Salomon Inc, Seven World Trade Center, New York, New York 10048, a written notice of revocation bearing a later date or time than the proxy;
(ii) delivering to the Secretary of Salomon a duly executed proxy bearing a later date or time than the revoked proxy; or (iii) attending the Salomon Special Meeting and voting in person. Attendance at the Salomon Special Meeting will not by itself constitute revocation of a proxy. Salomon will not adjourn the Salomon Special Meeting for a period of time long enough to require the setting of a new record date for such meeting. If an adjournment occurs, it will have no effect on the ability of Salomon's stockholders of record as of the record date to exercise their voting rights or to revoke any previously delivered proxies.

   Salomon will bear the cost of solicitation of proxies from its stockholders, except that Salomon and Travelers intend to share equally the cost associated with this Proxy Statement/Prospectus, including related filing fees. In addition to solicitation by mail, the directors, officers and employees of Salomon and its subsidiaries may solicit proxies from stockholders of Salomon by telephone, telegram or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Salomon will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

   In addition, Salomon has retained MacKenzie Partners, Inc. ("MacKenzie") to assist Salomon in the solicitation of proxies from stockholders in connection with the Salomon Special Meeting. MacKenzie will receive a fee which Salomon expects will not exceed $10,000 as compensation for its services and reimbursement of its out-of-pocket expenses in connection therewith. Salomon has agreed to indemnify MacKenzie against certain liabilities arising out of or in connection with its engagement.

   SALOMON STOCKHOLDERS SHOULD NOT SEND IN ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. A TRANSMITTAL FORM WITH INSTRUCTIONS FOR THE SURRENDER OF STOCK CERTIFICATES WILL BE MAILED BY TRAVELERS TO FORMER SALOMON STOCKHOLDERS AS SOON AS PRACTICABLE AFTER THE CONSUMMATION OF THE MERGER.

                             THE MERGER AGREEMENT

GENERAL

   The Merger Agreement contemplates the merger of Sub with and into Salomon, with Salomon continuing as the surviving corporation (the "Surviving Corporation") and changing its name to Salomon Smith Barney Holdings Inc. This section of the Proxy Statement/Prospectus describes material provisions of the Merger Agreement. The description of the Merger Agreement contained in this Proxy Statement/ Prospectus does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Appendix A to this Proxy Statement/Prospectus and is incorporated herein by reference. Capitalized terms in this Section have the meanings assigned to them in the Merger Agreement. All stockholders of Salomon are urged to read carefully the Merger Agreement in its entirety.

CLOSING; EFFECTIVE TIME

   The closing of the Merger (the "Closing") will take place at 10:00 a.m. on the Closing Date, which will be no later than the second day after satisfaction or waiver of the conditions set forth in the Merger Agreement, unless another time or date is agreed to by Travelers and Salomon, and will occur only on a Friday, Saturday or Sunday. The Closing will be held at such location in the City of New York as is agreed to by the parties.

   Subject to the provisions of the Merger Agreement, as soon as practicable on the Closing Date, the parties will consummate the Merger by filing a Certificate of Merger or other appropriate documents with the Secretary of State of Delaware. The Merger will become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of Delaware, or at such subsequent date or time as Travelers and Salomon will agree and specify in the Certificate of Merger.

SURVIVING CORPORATION CERTIFICATE OF INCORPORATION

   Pursuant to the Merger Agreement, the Certificate of Incorporation of Salomon will be amended to read in its entirety like the certificate of incorporation of Sub, except that it will indicate that the name of the Surviving Corporation is Salomon Smith Barney Holdings Inc., and, as so amended, will be the amended Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

SURVIVING CORPORATION BY-LAWS

   Pursuant to the Merger Agreement, the By-Laws of Sub, as in effect immediately prior to the Effective Time, will become the By-Laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

CONSIDERATION TO BE RECEIVED IN THE MERGER

   Conversion of Salomon Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Salomon Common Stock, each issued and outstanding share of Salomon Common Stock (other than shares to be cancelled as described below), together with the associated Salomon Rights, will be converted into the right to receive
1.695 validly issued, fully paid and nonassessable shares of Travelers Common Stock (after giving effect to the Travelers 1997 Stock Split).

   Conversion of Salomon Preferred Stock. At the Effective Time, each share of Salomon Preferred Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive one share of a corresponding series of New Travelers Preferred Stock. The terms of each series of New Travelers Preferred Stock will be substantially identical to the terms of the corresponding series of Salomon Preferred Stock. However, in addition to the existing rights of holders of shares of the Salomon 8.08% Preferred Stock and Salomon 8.40% Preferred Stock, each share of Travelers 8.08%

Preferred Stock and each share of Travelers 8.40% Preferred Stock will be entitled to three votes, voting together as a single class with the Travelers Common Stock, Travelers Series C Preferred Stock and Travelers Series I Preferred Stock (and any other shares of Travelers Capital Stock at the time entitled to vote), on all matters submitted to a vote of stockholders of Travelers. At the Effective Time, Travelers will assume the obligations of Salomon under the Deposit Agreements. Travelers will instruct the Depositary to treat the shares of New Travelers Preferred Stock received by it in exchange for shares of Salomon 8.08% Preferred Stock and Salomon 8.40% Preferred Stock as newly deposited securities under the applicable Deposit Agreement. In accordance with the terms of the relevant Deposit Agreement, the respective depositary receipts then outstanding will thereafter evidence the shares of the relevant series of New Travelers 8.08% Preferred Stock or New Travelers 8.40% Preferred Stock, as the case may be. Travelers intends to request that promptly following the Effective Time the Depositary call for surrender of all outstanding depositary receipts to be exchanged for new depositary receipts evidencing the New Travelers Depositary Shares.

   Each issued and outstanding share of Salomon Capital Stock owned by Salomon as treasury stock will be automatically cancelled and retired at the Effective Time and will cease to exist, and no securities of Travelers or other consideration will be delivered in exchange therefor.

   As of the Effective Time, all shares of Salomon Capital Stock exchanged for Travelers Common Stock or New Travelers Preferred Stock, as the case may be, will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of a stock certificate representing shares of Salomon Capital Stock will cease to have any rights with respect thereto, except the right to receive the shares of Travelers Common Stock in accordance with the Exchange Ratio and any cash in lieu of fractional shares of Travelers Common Stock or the shares of New Travelers Preferred Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with the terms of the Merger Agreement.

EXCHANGE OF CERTIFICATES AND DEPOSITARY RECEIPTS; FRACTIONAL SHARES

   At or prior to the Effective Time, Travelers will deposit, or cause to be deposited, with The Bank of New York (the "Exchange Agent"), for the benefit of the holders of certificates of Salomon Capital Stock, certificates representing the shares of Travelers Common Stock and New Travelers Preferred Stock (and cash in lieu of fractional shares of Travelers Common Stock, if applicable) to be issued in the Merger.

   As soon as is practicable after the Effective Time, the Exchange Agent will mail a form of transmittal letter to the holders of certificates representing shares of Salomon Capital Stock. The form of transmittal letter will contain instructions with respect to the surrender of such certificates in exchange for shares of Travelers Common Stock (and cash in lieu of fractional shares of Travelers Common Stock, if applicable) and Travelers Preferred Stock.

   THE DEPOSITARY IS THE ONLY HOLDER OF RECORD OF SHARES OF SALOMON 8.08% PREFERRED STOCK AND SALOMON 8.40% PREFERRED STOCK WHICH ARE REPRESENTED BY THE SALOMON DEPOSITARY SHARES. THE EXCHANGE AGENT WILL EFFECT THE EXCHANGE OF CERTIFICATES REPRESENTING THE SALOMON 8.08% PREFERRED STOCK AND SALOMON 8.40% PREFERRED STOCK FOR CERTIFICATES REPRESENTING THE CORRESPONDING SERIES OF NEW TRAVELERS PREFERRED STOCK IN CONNECTION WITH THE MERGER. ALL HOLDERS OF RECORD OF SALOMON DEPOSITARY SHARES EVIDENCED BY DEPOSITARY RECEIPTS SHOULD FOLLOW THE EXCHANGE PROCEDURES OUTLINED IMMEDIATELY BELOW.

   Promptly after the Effective Time, the Depositary will mail to each holder of record of Salomon Depositary Shares a notice advising the holder of the effectiveness of the Merger accompanied by a transmittal form (the "Depositary Receipt Transmittal Form"). The Depositary Receipt Transmittal Form will contain instructions with respect to the surrender of depositary receipts evidencing Salomon Depositary Shares and will specify that delivery will be effected, and risk of loss and title to such depositary receipts will pass, only upon delivery of the depositary receipts to the Depositary. Upon surrender in accordance with the instructions contained in the Depositary Receipt Transmittal Form, to the Depositary of depositary receipts evidencing Salomon Depositary Shares, the holder thereof will be entitled to receive in exchange therefor new depositary receipts evidencing the appropriate series and number of New Travelers Depositary Shares.

   SALOMON STOCK CERTIFICATES AND DEPOSITARY RECEIPTS RELATING TO SALOMON DEPOSITARY SHARES SHOULD NOT BE RETURNED WITH THE ENCLOSED PROXY CARD AND SHOULD NOT BE FORWARDED TO THE EXCHANGE AGENT OR THE DEPOSITARY EXCEPT WITH A TRANSMITTAL FORM, WHICH WILL BE PROVIDED TO HOLDERS FOLLOWING THE EFFECTIVE TIME.

   No dividends or other distributions declared with respect to Travelers Capital Stock (including the related New Travelers Depositary Shares) with a record date after the Effective Time will be paid to the holder of any certificate representing shares of Salomon Capital Stock or any depositary receipt representing Salomon Depositary Shares until such certificate or receipt has been surrendered for exchange. Holders of certificates representing shares of Salomon Capital Stock (or depositary receipts representing Salomon Depositary Shares) will be paid the amount of dividends or other distributions with a record date after the Effective Time after surrender of such certificates, without any interest thereon.

   No certificates or scrip representing fractional shares of Travelers Common Stock will be issued upon the surrender for exchange of stock certificates and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Travelers. As promptly as practicable following the Effective Time, the Exchange Agent will determine the excess of (A) the number of whole shares of Travelers Common Stock delivered to the Exchange Agent by Travelers pursuant to the Merger Agreement over (B) the aggregate number of whole shares of Travelers Common Stock to be distributed to former holders of Salomon Common Stock pursuant to the Merger Agreement (such excess being herein called the "Excess Shares"). Following the Effective Time, the Exchange Agent will sell the Excess Shares at then-prevailing prices on the NYSE. The Exchange Agent will determine the portion of the net proceeds from the sale of such Excess Shares to which each former holder of Salomon Common Stock is entitled, if any, by multiplying the amount of the aggregate net proceeds by a fraction, the numerator of which is the amount of the fractional share interest to which such former holder of Salomon Common Stock is entitled (after taking into account all shares of Salomon Common Stock held of record at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all former holders of Salomon Common Stock are entitled. Notwithstanding the foregoing, Travelers may elect at its option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments hereinabove contemplated, to pay each former holder of Salomon Common Stock an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such former holder (after taking into account all shares of Salomon Common Stock held of record at the Effective Time by such holder) would otherwise be entitled by (B) the closing price of the Travelers Common Stock as reported on the NYSE Composite Transaction Tape (as reported in The Wall Street Journal, or, if not reported therein, any other authoritative source) on the Closing Date.

REPRESENTATIONS AND WARRANTIES

   The Merger Agreement contains certain customary mutual representations and warranties by each of Travelers and Salomon relating to, among other things,
(i) corporate organization, structure and power; (ii) subsidiaries; (iii) capitalization; (iv) authorization, execution, delivery, performance and enforceability of, required consents, approvals, orders and authorizations of governmental authorities relating to, and noncontravention of certain agreements as a result of, the Merger Agreement; (v) documents filed by each of Travelers and Salomon with the SEC, the accuracy of information contained therein and the absence of undisclosed liabilities of each of Travelers and Salomon; (vi) the accuracy of information supplied by each of Travelers and Salomon in connection with the Registration Statement; (vii) absence of material changes or events with respect to each of Travelers and Salomon since January 1, 1997; (viii) compliance with applicable laws and litigation;
(ix) absence of changes in benefit plans; (x) matters relating to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (xi) tax matters; (xii) required stockholder votes, if any, in connection with the Merger Agreement; (xiii) environmental matters; (xiv) treatment of the Merger as a "pooling of interests" for accounting purposes; (xv) engagement of and payment of fees to brokers, investment bankers, finders and financial advisors in connection with the Merger Agreement; and (xvi) ownership by Travelers of Salomon Capital Stock and ownership by Salomon of Travelers Capital Stock.

   In addition, the Merger Agreement contains certain additional representations and warranties by Salomon relating to: (i) intellectual property matters; (ii) certain material contracts; (iii) the fact that the execution and delivery of the Merger Agreement and the Voting Agreement and the consummation of the transactions contemplated thereby will not enable or require the Salomon Rights to be exercised or distributed; (iv) satisfaction of the requirements of Delaware's takeover statute and the inapplicability of other state takeover statutes in connection with the Merger; (v) derivative transactions; (vi) title to investment securities and investment, securities, risk management, commodities and other policies; and (vii) the status of certain persons affiliated or associated with Salomon for purposes of certain of the federal securities laws.

CONDUCT OF BUSINESS

   Pursuant to the Merger Agreement, Travelers and Salomon have each agreed that, except for certain exceptions, as otherwise expressly contemplated by the Merger Agreement or as consented to by the other party in writing, such consent not to be unreasonably withheld or delayed, during the period from the date of the Merger Agreement to the Effective Time, each party will, and will cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, to use all reasonable efforts to preserve intact their current business organizations, use all reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses will be unimpaired at the Effective Time.

   In addition, Travelers and Salomon have agreed for their senior officers to meet on a regular basis to review the financial and operational affairs of Salomon and its subsidiaries prior to the Effective Time, provided that such review is conducted in accordance with applicable law and does not cover current or future pricing of specific products, marketing or strategic plans, specific breakdowns of sales by customers, or plans to introduce new competitive products.

   Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of the Merger Agreement to the Effective Time, Salomon has agreed that it will not, and will not permit any of its subsidiaries (except as specifically set forth in the Merger Agreement or in Salomon's disclosure schedule thereto) to:

     (i) other than dividends and distributions by a direct or indirect wholly owned subsidiary of Salomon to its parent, or by a subsidiary that is partially owned by Salomon or any of its subsidiaries, provided that Salomon or any such subsidiary receives or is to receive its proportionate share thereof, (a) declare, set aside, or pay any dividends on, or make any other distributions in respect of, or enter into any agreement with respect to the voting of, any of Salomon's capital stock (except for (1) quarterly cash dividends on Salomon Common Stock as permitted under "--Coordination of Dividends" and (2) regular quarterly cash dividends on Salomon Preferred Stock in accordance with their present terms); (b) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for issuances of Salomon Common Stock upon conversion of Salomon's convertible securities (collectively, the "Salomon Convertible Securities") or upon the exercise of employee stock options that are, in each case, outstanding as of the date of the Merger Agreement in accordance with their present terms; or (c) purchase, redeem or otherwise acquire any shares of capital stock of Salomon or its subsidiaries or any other securities thereof or any rights, warrants, or options to acquire any such shares or other securities other than pursuant to the terms of the Salomon Series A Preferred Stock;

     (ii) amend its certificate of incorporation, by-laws or other comparable organizational documents;

     (iii) issue, deliver, sell, pledge or otherwise encumber or subject to any lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than (w) the

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
    issuance of Salomon Common Stock upon conversion of Salomon Convertible Securities in accordance with their present terms at the option of the holders thereof, (x) the issuance of Salomon Common Stock upon the exercise of employee stock options, in each case, outstanding as of the date of the Merger Agreement in accordance with their present terms, (y) the issuance of Salomon Common Stock pursuant to Salomon's Employee Stock Purchase Plan, in accordance with the present terms of such plan, and (z) pursuant to the Rights Agreement);

     (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any person;

     (v) sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets that are material in relation to Salomon and its subsidiaries taken as a whole (including securitizations), other than in the ordinary course of business consistent with past practice;

     (vi) except for borrowings under existing credit facilities or lines of credit, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for the obligations of any person; or make any loans, advances or capital contributions to, or investments in, any person other than its wholly owned subsidiaries, except in the ordinary course of business consistent with past practice or except as attributable to the execution of the Merger Agreement and the transactions contemplated thereby;

     (vii) change its methods of accounting (or underlying assumptions) in effect at December 31, 1996, except as required by changes in generally accepted accounting principles, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns of Salomon for the taxable year ending December 31, 1996, except as required by changes in law or regulation;

     (viii) change the investment, securities, commodities, risk management and other policies, practices and procedures of Salomon without Travelers' prior written consent;

     (ix) with respect to the business conducted by Phibro and its subsidiaries, (A) manage its net risk position other than in a manner consistent with that employed during the six months prior to the date of the Merger Agreement, which Salomon has represented to Travelers as being a net risk position substantially below Salomon's nominal risk limits (as in effect on the date of the Merger Agreement) or (B) permit its targeted annualized value at risk, computed in accordance with Salomon's prior practices, to exceed a maximum level agreed upon between Travelers and Salomon;

     (x) create, renew, amend, terminate or cancel, or take any other action that may result in the creation, renewal, amendment, termination or cancellation of any of Salomon's material contracts except in the ordinary course of business;

     (xi) except (A) pursuant to agreements or arrangements in effect on the date the Merger Agreement was executed, (B) for dividends paid in accordance with clause (i) above, and (C) in accordance with certain agreements between Salomon and Travelers as described below regarding certain compensation matters, pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any affiliate or the immediate family members or associates of any of its officers or directors other than compensation in the ordinary course of business consistent with past practice; or

     (xii) authorize, or commit or agree to take, any of the foregoing actions.

   In addition, without limiting the generality of the opening paragraph to this section, Travelers will not, and will not permit any of its subsidiaries (except as specifically set forth in the Merger Agreement or on Travelers' disclosure schedule thereto) to:

     (i) other than in certain agreed upon events and other than dividends and distributions by a direct or indirect wholly owned subsidiary of Travelers to its parent, or by a subsidiary that is partially owned by Travelers or any of its subsidiaries, provided that Travelers or any such subsidiary receives or is to receive its proportionate shares thereof, declare, set aside or pay any dividends on or make any other distributions in respect of, any of its capital stock (except (A) for regular quarterly cash dividends (which may be increased by Travelers) on Travelers Common Stock and (B) for regular quarterly cash dividends on Travelers' authorized preferred stock); provided, however, that the foregoing provision is inapplicable to Travelers Property Casualty Corp. and its wholly owned subsidiaries;

     (ii) except as contemplated by the Merger Agreement, amend its certificate of incorporation (other than in connection with the issuance of a new class or series of Travelers' authorized preferred stock); provided, however, that the foregoing provision is inapplicable to any of Travelers' subsidiaries other than Sub; and

     (iii) enter into any agreement to acquire all or substantially all of the capital or assets of any other person or business, if upon advice of counsel such transaction would reasonably be expected to materially delay or impede the consummation of the Merger; or

     (iv) authorize, or commit or agree to take, any of the foregoing actions.

COMPENSATION MATTERS

   Notwithstanding anything in the Merger Agreement to the contrary, until the Effective Time, certain senior officers of Salomon (as indicated below), after consultation with Travelers, will recommend to the Compensation Committee of the Salomon Board (the "Compensation Committee") incentive compensation for employees of Salomon and its subsidiaries for the 1997 compensation year. The Compensation Committee will, after considering such senior officers' recommendation and any other input separately provided by Travelers, determine the incentive compensation for such employees (provided that the committee makes its determination in a manner that is consistent with its past practices). The aggregate incentive compensation, together with aggregate 1997 base compensation, will not exceed the aggregate incentive compensation accruals (including the accruals for the fiscal quarter ended September 30, 1997 and an additional accrual for 1997 as previously disclosed by Salomon to Travelers) plus accruals in respect of 1997 base compensation for the employees of Salomon and its subsidiaries. Pursuant to the Merger Agreement, the Compensation Committee may make such determinations at an earlier time in the calendar year than is Salomon's usual practice. Incentive compensation for the 1997 compensation year will be paid to the respective employees not earlier than December 29, 1997. For purposes of the foregoing, recommendations to the Compensation Committee regarding incentive compensation for the 1997 compensation year will be made (i) by the Chairman and Chief Executive Officer of Salomon Brothers and an Executive Vice President of Salomon, in the case of employees of subsidiaries of Salomon (other than Phibro, Phibro Resources Corp., Philipp Brothers, Inc., Phibro Energy Production, Inc. and their subsidiaries (collectively, the "Phibro Entities")), who are not also officers of Salomon, (ii) by the Chairman and Chief Executive Officer of Salomon, in the case of employees of the Phibro Entities and officers of Salomon (other than such Chief Executive Officer) who are not employees of subsidiaries of Salomon and (iii) jointly by the executive officers referred to in clauses (i) and (ii) above, in the case of officers of Salomon who are also employees of Salomon subsidiaries (other than the Phibro Entities).

   Notwithstanding the foregoing, the compensation of Salomon's Chief Executive Officer will be determined by the Compensation Committee in its sole discretion, subject to the limit on aggregate compensation for the 1997 compensation year referred to above. Travelers and Salomon have agreed to implement all incentive compensation decisions made in accordance with the foregoing following the Effective Time if such decisions were not implemented prior to the Effective Time. Until the Effective Time, Salomon has agreed that it will not, without Travelers' prior written consent, amend any of its or its subsidiaries' employee plans or to take any action under such plans inconsistent with Salomon's or its subsidiaries' ordinary course of conduct prior to the date of the Merger Agreement. Additionally, until the Effective Time, Salomon and its subsidiaries will not approve any severance or similar payments outside the ordinary course of conduct consistent with prior practice, including, without limitation, for employees whose employment is expected to terminate, or who have indicated an interest in terminating their employment, as a result of the Merger.

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
COORDINATION OF DIVIDENDS

   Travelers and Salomon have agreed that Salomon will change its customary quarterly dividend record date to occur on the customary quarterly dividend record dates for Travelers Common Stock commencing with the dividend record date expected to be November 3, 1997. The first dividend to be paid by Salomon on the Salomon Common Stock following such record date change will be an amount equal to (i) the product of (a) the amount of the quarterly dividend on the Travelers Common Stock and (b) the Exchange Ratio, multiplied by (ii) a fraction, the numerator of which is the number of days elapsed since Salomon's last dividend record date on the Salomon Common Stock and the denominator of which is 90. Notwithstanding anything in clause (i) of Salomon's covenants set forth under the "Conduct of Business" section of this Proxy Statement/Prospectus, in the event that Travelers increases the dividend rate on Travelers Common Stock (assuming certain adjustment events have not occurred) and any such dividend has a record date prior to the Effective Time, Salomon will be permitted to increase the quarterly dividend on the Salomon Common Stock (subject, if applicable, to being pro rated as described in the immediately preceding sentence) to an amount equal to the product of (x) the amount of the quarterly dividend on the Travelers Common Stock (as so increased) and (ii) the Exchange Ratio. Travelers will notify Salomon promptly following approval by the Travelers Board of any increase in Travelers' dividend rate. It is the intent of Salomon and Travelers that all actions taken pursuant to the Merger Agreement will be consistent with their intention that the Merger be accounted for as a pooling of interests. Accordingly, Salomon and Travelers have agreed to cooperate with each other regarding the matters set forth above in an attempt to carry out such intention to the fullest extent.

NO SOLICITATION

   The Merger Agreement provides that Salomon will not, nor will it permit any of its subsidiaries to, nor will it authorize or permit any of its officers, directors or employees or any investment banker, financial adviser, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate, or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding any Takeover Proposal; provided, however, that if the Salomon Board determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to its stockholders under applicable law, Salomon may, in response to any Takeover Proposal which was not solicited by it and which did not otherwise result from a breach of this provision of the Merger Agreement, and subject to providing written notice of its decision to take such action to Travelers and compliance with the obligation under the Merger Agreement to advise Travelers of any request for information or any Takeover Proposal, their material terms and conditions and the identity of the person making such request or Takeover Proposal, (a) furnish information with respect to Salomon and its subsidiaries to any person making a Takeover Proposal pursuant to a customary confidentiality agreement (as determined by Salomon based on the advice of its outside counsel) and (b) participate in negotiations regarding such Takeover Proposal. For purposes of the Merger Agreement, a "Takeover Proposal" means (1) any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 30% or more of the net revenues, net income or the assets of Salomon and its subsidiaries, taken as a whole, or 30% or more of any class of equity securities of Salomon, (2) any tender offer or exchange offer that if consummated would result in any person beneficially owning 30% or more of any class of any equity securities of Salomon or (3) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Salomon (or any subsidiary of Salomon whose business constitutes 30% or more of the net revenues, net income or the assets of Salomon and its subsidiaries, taken as a whole), other than the transactions contemplated by the Merger Agreement.

   Except as expressly permitted by the Merger Agreement, neither the Salomon Board, nor any committee thereof, will (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Travelers, the approval or recommendation by the Salomon Board or such committee of the Merger or the Merger Agreement, (ii) approve or recommend or propose publicly to approve or recommend any Takeover Proposal or (iii) cause Salomon to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Takeover Proposal (an "Acquisition Agreement"). Notwithstanding the foregoing, the Salomon Board, to the extent that it determines in good faith, after consultation with outside counsel, that, in light of a Superior Proposal (as defined below), it is necessary to do so in order to act in a manner consistent with its fiduciary duties to its respective stockholders under applicable law, may terminate the Merger Agreement, solely in order to enter into an Acquisition Agreement with respect to any Superior Proposal, but only at a time that is after the second business day following Travelers' receipt of written notice advising Travelers that the Salomon Board is prepared to accept a Superior Proposal specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal. For purposes of the Merger Agreement, a "Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of the Salomon Capital Stock or all or substantially all the assets of Salomon and otherwise on terms which the Salomon Board determines in its good faith judgment to be more favorable to Salomon's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Salomon Board, is reasonably capable of being obtained by such third party. Under certain circumstances, Salomon must pay Travelers up to $300 million in termination fees. See "--Termination" and "--Termination Fees."

SALOMON STOCK-BASED AWARDS

   Simultaneously with the Merger, (i) each outstanding option to purchase or acquire a share of Salomon Common Stock under employee incentive or benefit plans, programs or arrangements and non-employee director plans currently maintained by Salomon ("Salomon Stock Plans") will be converted into an option to purchase the number of shares of Travelers Common Stock equal to the Exchange Ratio times the number of shares of Salomon Common Stock which could have been obtained prior to the Effective Time upon the exercise of each such option, at an exercise price per share equal to the exercise price for each such share of Salomon Common Stock subject to such option divided by the Exchange Ratio, and (ii) Travelers will assume the obligations of Salomon under the Salomon Stock Plans. The other terms of each such option, and the plans under which they were issued, will continue to apply in accordance with their terms. See "THE PROPOSED MERGER--Interests of Certain Persons in the Merger."

   Simultaneously with the Merger, (i) each other outstanding award (including restricted stock, deferred stock, phantom stock, stock equivalents and stock units) ("Salomon Award") under any Salomon Stock Plan will be converted into the same instrument of Travelers, in each case with such adjustments (and no other adjustments) to the terms of such Salomon Awards as are necessary to preserve the value inherent in such Salomon Awards with no detrimental effects on the holders thereof; and (ii) Travelers will assume the obligations of Salomon under the Salomon Awards. The other terms of each Salomon Award, and the plans or agreements under which they were issued, will continue to apply in accordance with their terms.

   Salomon and Travelers have agreed that each of their respective employee incentive or benefit plans, programs and arrangements and non-employee director plans will be amended, to the extent necessary, to reflect the transactions contemplated by the Merger Agreement, including, but not limited to, the conversion of shares of Salomon Common Stock held or to be awarded or paid pursuant to such benefit plans, programs or arrangements into shares of Travelers Common Stock on a basis consistent with the transactions contemplated by the Merger Agreement. Furthermore, Salomon and Travelers have agreed to submit the amendments to such plans, programs and arrangements to their respective stockholders, if such submission is determined to be necessary by either company's legal counsel after consultation with one another; provided, however, that such stockholder approval is not a condition to consummation of the Merger.

   Travelers will (i) reserve for issuance the number of shares of Travelers Common Stock that will become subject to the benefit plans, programs and arrangements referred to in the preceding three

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paragraphs and (ii) issue or cause to be issued the appropriate number of shares of Travelers Common Stock pursuant to such plans, programs and arrangements, upon the exercise or maturation of rights existing thereunder at the Effective Time or thereafter granted or awarded.

SALOMON CONVERTIBLE SECURITIES

   From and after the date of the Merger Agreement and prior to the Effective Time, each of Travelers or Salomon, as applicable, will take such actions (including entering into supplemental indentures) with respect to Salomon's Amended and Restated 5.5% Restricted Convertible Subordinated Note Due 1999 and Salomon's Amended and Restated 1.25% Restricted Convertible Subordinated Note Due 2000, to provide that such notes will be convertible into shares of Travelers Common Stock and not Salomon Common Stock from and after the Effective Time. Travelers has agreed to cause Salomon, the surviving corporation in the Merger, to elect, pursuant to the terms of the purchase contracts relating to the TRUPS providing for the purchase of Salomon 9.50% Cumulative Preferred Stock, Series F, that the preferred stock deliverable thereunder will be Travelers preferred stock having terms that are substantially identical to the Salomon 9.50% Cumulative Preferred Stock, Series F Preferred Stock (except that such shares will have general voting rights, as well).

INVESTMENT ADVISORY AGREEMENTS

   To the extent Travelers and Salomon determine such is necessary under applicable law, Salomon has agreed that Salomon, its subsidiaries and its affiliates will use their best efforts, including giving all required notices, to facilitate, in accordance with Section 15 of the Investment Company Act of 1940, as amended (the "1940 Act"), (i) the due consideration and due approval by the board of directors or trustees of each Salomon Fund (as defined below) of a new investment advisory agreement or a new underwriting, distribution or dealer contract and (ii) to the extent such board of directors' or trustees' approvals are obtained, the consideration and due approval by such Salomon Fund's securityholders of new investment advisory agreements upon terms no less favorable to Travelers than the terms of the existing investment advisory agreements with such Salomon Funds. As used above, "Salomon Fund" means any investment company registered under the 1940 Act as to which Salomon, its subsidiaries or its affiliates act as investment advisor or principal underwriter.

CONDITIONS TO THE CONSUMMATION OF THE MERGER

   Each party's obligation to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of various conditions, which include, in addition to the other customary closing conditions, the following:

     (i) the Salomon stockholders having approved and adopted the Merger Agreement and the transactions contemplated thereby, including the Merger (See "INFORMATION CONCERNING THE SALOMON SPECIAL MEETING--Record Date; Quorum; Vote Required");

     (ii) the waiting period (and any extension thereof) applicable to the Merger under the HSR Act having expired or been terminated;

     (iii) other than the filing with the Secretary of the State of Delaware described under "--Closing; Effective Time" and filings pursuant to the HSR Act, all consents, approvals and actions of, filings with and notices to any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any nongovernmental self-regulatory agency, commission or authority (a "Governmental Entity") required of Salomon, Travelers or any of their subsidiaries to consummate the Merger and the other transactions contemplated thereby, the failure of which to be obtained or taken is reasonably expected to have a material adverse effect on the Surviving Corporation and its prospective subsidiaries, taken as a whole, having been obtained or taken;

     (iv) no judgment, order, decree, statute, law, ordinance, rule or regulation enacted, entered, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") being in effect (a) preventing the consummation of the Merger, or (b) which otherwise is reasonably likely to have a material adverse effect on Salomon or Travelers, as applicable; provided, however, that each of the parties shall have used its best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered;

     (v) the Registration Statement having become effective under the Securities Act prior to the mailing of this Proxy Statement/Prospectus by Salomon to its stockholders and not being the subject of any stop order or proceedings seeking a stop order, threatened, entered or pending by the SEC; and

     (vi) (A) the shares of Travelers Common Stock issuable to Salomon stockholders in the Merger, upon exercise of the former Salomon employee stock options or upon conversion of the Salomon Convertible Securities and
    (B) the New Travelers Depositary Shares (to the extent that the corresponding Salomon Depositary Shares representing shares of Salomon Preferred Stock were listed on the NYSE immediately prior to the Effective
    Time) having been approved for listing on the NYSE, subject to official notice of issuance.

   In addition, each party's obligation to effect the Merger is subject to the satisfaction or waiver of the following additional conditions:

     (i) the representations and warranties of the other party to the Merger Agreement set forth in the Merger Agreement being true and correct as of the date of the Merger Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality," "material adverse change" or "material adverse effect," as such terms are defined below), does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on such other party;

     (ii) the other party to the Merger Agreement having performed in all respects all obligations required to be performed by it under the Merger Agreement on or prior to the Closing Date, except where the failure of such obligations to have been performed does not have, and is not likely to have, individually or in the aggregate, a "material adverse effect," as such term is defined below, on the other party; and

     (iii) Travelers and Salomon having received from their respective legal counsel, Skadden, Arps, Slate, Meagher & Flom LLP and Cravath, Swaine & Moore, on the Closing Date, opinions dated as of such date to the effect that the Merger will constitute a "reorganization" within the meaning of
    Section 368(a) of the Code and that Travelers and Salomon will each be a party to such reorganization within the meaning of Section 368(b) of the Code. See "THE PROPOSED MERGER--Federal Income Tax Consequences of the Merger."

   Subject to certain limited exceptions specified in the Merger Agreement, a "material adverse change" or "material adverse effect" means, when used in connection with Travelers or Salomon, any change, effect, event, occurrence or state of facts that is, or would reasonably be expected to be, materially adverse to the business, financial condition or results of operations of Travelers or Salomon and their respective subsidiaries taken as a whole, and the terms "material" and "materially" have correlative meanings.

TERMINATION

   The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger Agreement and the transactions contemplated therein, including the Merger, by the Salomon stockholders:

     (i) by mutual written consent of Travelers and Salomon;

     (ii) by either Travelers or Salomon:

            (a) if the Merger has not been consummated by March 31, 1998; provided, however, that the right to terminate the Merger Agreement pursuant to this clause (a) will not be available to any party whose failure to perform any of its obligations under the Merger Agreement has resulted in the failure of the Merger to be consummated by such date; provided, however, that the Merger Agreement may be extended not more than 20 days by either party by written notice to the other party if the Merger has not been consummated as a direct result of the condition described in clause (iii) of the first paragraph under "--Conditions to the Consummation of the Merger" failing to have been satisfied;

            (b) if the Salomon stockholders have not approved the Merger Agreement at the Salomon Special Meeting duly convened therefor or at any adjournment or postponement thereof; or

            (c) if any Restraints having the effects set forth in clause (iv) under "--Conditions to the Consummation of the Merger" are in effect and have become final and nonappealable; provided that the party seeking to terminate the Merger Agreement pursuant to this clause (c) has used best efforts to prevent the entry of and to remove such Restraint;

     (iii) by Travelers, on the one hand, or Salomon, on the other hand, if the other party has breached or failed to perform in any material respect any of its representations, warranties, covenants, or other agreements contained in the Merger Agreement, which breach or failure to perform would give rise to the failure of those conditions to the Merger described in clauses (i) and (ii) of the second paragraph under "--Conditions to the Consummation of the Merger," and which breach is incapable of being cured by the party in breach, or is not cured within 45 days of written notice thereof; or

     (iv) by Salomon, in accordance with the second sentence of the second paragraph under "--No Solicitation;" provided that, in order for the termination of the Merger Agreement pursuant to this paragraph (iv) to be deemed effective, Salomon shall have complied with all the provisions described under "--No Solicitation," including the notice provisions therein, and shall have paid the applicable termination fee described under "--Termination Fees."

TERMINATION FEES

   The Merger Agreement provides that:

     (i) if Salomon terminates the Merger Agreement pursuant to paragraph (iv) under "--Termination" or, after September 24, 1997 but prior to any termination of the Merger Agreement, Salomon or the Salomon Board takes any action to make the Rights Agreement inapplicable (through termination or otherwise) to any person other than Travelers, Sub or another wholly owned subsidiary of Travelers, then Salomon shall pay Travelers $300 million concurrently with such termination;

     (ii) if (A) a Pre-Termination Takeover Proposal Event (as defined below) occurs and thereafter the Merger Agreement is terminated by either Salomon or Travelers because the Salomon stockholders do not approve the Merger and (B) prior to the date that is 18 months after the date of such termination Salomon enters into an Acquisition Agreement, then Salomon shall (1) promptly, but in no event later than two business days after the date such Acquisition Agreement is entered into, pay Travelers $100 million, and (2) promptly, but in no event later than two business days after the date the transactions set forth in such Acquisition Agreement are consummated, pay Travelers an additional $200 million; and

     (iii) if (A) a Pre-Termination Takeover Proposal Event occurs and thereafter the Merger Agreement is terminated by either Salomon or Travelers because the closing of the Merger does not occur prior to March 31, 1998 and (B) prior to the date that is 18 months after the date of such termination Salomon enters into an Acquisition Agreement, then Salomon shall (1) promptly, but in

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    no event later than two business days after the date such Acquisition
    Agreement is entered into, pay Travelers $100 million, and (2) promptly, but in no event later than two business days after the date the transactions set forth in such Acquisition Agreement are consummated, pay Travelers an additional $200 million.

   Under the Merger Agreement, a "Pre-Termination Takeover Proposal Event" is deemed to have occurred if a Takeover Proposal shall have been made known to Salomon or any of its subsidiaries or has been made directly to its stockholders generally or if any person shall have publicly announced an intention (whether or not conditional) to make a Takeover Proposal.

   The Merger Agreement further provides that if Salomon should fail to pay an amount due pursuant to paragraphs (i), (ii) or (iii) above, and, in order to obtain such payment, Travelers commences a suit which results in a judgment against Salomon, then Salomon will pay the costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the Termination Fee at the rate on six-month U.S. Treasury obligations plus 300 basis points.

EXPENSES

   Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger, the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such fees or expenses.

AMENDMENT AND WAIVER

   The Merger Agreement may be amended by the parties thereto at any time before or after the approval of the Merger Agreement by the Salomon stockholders; provided, however, that, after any such approval, there will not be made any amendment that by law requires further approval by Salomon's stockholders without the further approval of such stockholders. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties.

   At any time prior to the Effective Time, a party may (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties of the other parties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement or (iii) subject to the proviso of the first sentence of the immediately preceding paragraph, waive compliance by the other parties with any of the agreements or conditions contained in the Merger Agreement. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to the Merger Agreement to assert any of its rights under the Merger Agreement or otherwise will not constitute a waiver of such rights.

        COMPARISON OF RIGHTS OF STOCKHOLDERS OF TRAVELERS AND SALOMON

   The rights of Salomon stockholders are currently governed by the DGCL and the Restated Certificate of Incorporation and the By-Laws of Salomon (the "Salomon Certificate" and the "Salomon By-Laws," respectively). The rights of Travelers stockholders are currently governed by the DGCL and the Restated Certificate of Incorporation and By-Laws of Travelers (the "Travelers Certificate" and the "Travelers By-Laws," respectively). In accordance with the Merger Agreement, at the Effective Time, (i) each issued and outstanding share of Salomon Common Stock will be converted into the right to receive
1.695 shares (after giving effect to the Travelers 1997 Stock Split) of Travelers Common Stock and (ii) each issued and outstanding share of Salomon Preferred Stock will be converted into the right to receive one share of a corresponding series of Travelers New Preferred Stock. Accordingly, upon consummation of the Merger, the rights of Travelers stockholders and Salomon stockholders who become stockholders of Travelers in the Merger will be governed by the DGCL, the Travelers Certificate and the Travelers By-Laws. The following are summaries of the material differences between the current rights of Salomon stockholders and the rights of Travelers stockholders.

   The following discussions are not intended to be complete and are qualified by reference to the Salomon Certificate, the Salomon By-Laws, the Travelers Certificate and the Travelers By-Laws. Copies

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of these documents are incorporated by reference herein and will be sent to stockholders of Travelers and Salomon, respectively, upon request. See "WHERE YOU CAN FIND MORE INFORMATION."

AUTHORIZED CAPITAL

   Salomon. The authorized capital stock of Salomon consists of 250,000,000 shares of Salomon Common Stock, of which there were 111,151,454 shares outstanding as of October 20, 1997, and 5,000,000 shares of Salomon Preferred Stock, the issued and outstanding shares of which consist of 280,000 shares designated as Salomon Series A Preferred Stock; 400,000 shares designated as Salomon 8.08% Preferred Stock; and 500,000 shares designated as Salomon 8.40% Preferred Stock. In addition, 2,500,000 shares designated as Salomon Series B Junior Preferred Stock are reserved for issuance in connection with the Salomon Rights and 690,000 shares designated as 9.50% Cumulative Preferred Stock, Series F ("Salomon 9.50% Preferred Stock") are reserved for issuance in connection with the TRUPS. All shares of the Salomon 8.08% Preferred Stock and Salomon 8.40% Preferred Stock are beneficially held through depositary shares, each of which represents 1/20th of one share of the underlying Salomon Preferred Stock.

   Travelers. The authorized capital stock of Travelers consists of 1,500,000,000 shares of Travelers Common Stock, of which there were 639,186,481 shares outstanding as of October 20, 1997, and 30,000,000 shares of Travelers Preferred Stock, par value $1.00 per share (the "Travelers Preferred Stock"), the issued and outstanding shares of which consist of 2,909,811 shares designated as Travelers Series C Preferred Stock; 1,600,000 shares designated as Travelers 6.365% Cumulative Preferred Stock, Series F; 800,000 shares designated as Travelers 6.213% Cumulative Preferred Stock, Series G; 800,000 shares designated as 6.231% Cumulative Preferred Stock, Series H; 800,000 shares designated as 5.864% Cumulative Preferred Stock, Series M; and 2,262 shares designated as Travelers Cumulative Adjustable Rate Preferred Stock, Series Y.

BOARD OF DIRECTORS

   Salomon. Pursuant to the Salomon Certificate, the number of directors of Salomon is to be determined as provided in the Salomon By-Laws. Pursuant to the Salomon By-Laws, the number of directors of Salomon will not be less than 3, with the precise number to be fixed from time to time by the Salomon Board. The current number of Salomon directors is 11. The Salomon Board is not divided into classes, and the Salomon directors are elected for one-year terms by an affirmative majority of the number of votes cast at the annual stockholders meeting. A quorum at any meeting of the Salomon Board consists of one-third of the total number of directors, and a majority of the quorum present is required to approve Salomon Board action.

   Travelers. Pursuant to the Travelers Certificate and the Travelers By-Laws, the number of Travelers directors is determined from time to time by the affirmative vote of a majority of the entire Travelers Board. Currently, there are 20 Travelers directors. The Travelers By-Laws provide that the election and term of the Travelers directors is determined pursuant to the Travelers Certificate. The Travelers Board is not divided into classes, and Travelers directors are elected for one-year terms by the stockholders at Travelers' annual meeting. The Travelers Certificate and the Travelers By-Laws are silent as to the requisite vote of stockholders to elect directors. Under the DGCL, directors are elected by a plurality of the votes present in person or represented by proxy at the meeting of stockholders and entitled to vote. A quorum at any meeting of the Travelers Board consists of one-third of the total number of Travelers directors, except when the Travelers Board consists of one director, then one director constitutes a quorum for the transaction of business. A majority of the quorum present is required to approve an action of the Travelers Board.

COMMITTEES OF THE BOARD OF DIRECTORS

   Salomon. Pursuant to the Salomon By-Laws, the Salomon Board shall, by a majority vote of all of the Salomon directors, designate an Executive Committee and a Compensation and Employee Benefits Committee. The Salomon Board may appoint such other committees as it deems desirable. The Salomon Board currently has an Executive Committee, an Audit and Compliance Committee, a Compensation and Employee Benefits Committee, a Nominating Committee and an Environmental Committee.

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
   Travelers. Pursuant to the Travelers By-Laws, the Travelers Board may designate one or more standing committees, including an Executive Committee, which shall consist of not fewer than two nor more than ten Travelers directors. The Travelers Board currently has an Executive Committee, an Audit Committee, a Nominations, Compensation and Corporate Governance Committee, an Ethics and Public Affairs Committee and a Finance Committee.

NEWLY CREATED DIRECTORSHIPS AND VACANCIES

   Salomon. Pursuant to the Salomon By-Laws, newly created directorships and vacancies on the Salomon Board may be filled by a majority of Salomon directors then in office, though less than a quorum.

   Travelers. Pursuant to the Travelers Certificate, newly created directorships resulting from an increase in the number of Travelers directors may be filled by a majority of the Travelers directors then in office, provided that a quorum is present. Any other vacancy occurring on the Travelers Board may be filled by a majority of the directors then in office, even if less than a quorum, or a sole remaining director.

REMOVAL OF DIRECTORS

   Salomon. The Salomon By-Laws provide that any Salomon director may be removed at any time by the affirmative vote of the holders of a majority of the shares of Salomon stock entitled to vote for such Salomon director's election, given at a Salomon stockholders' meeting called for such purpose.

   Travelers. Neither the Travelers Certificate nor the Travelers By-Laws include a provision setting forth the procedure for the removal of directors. Under the DGCL, any director or the entire board of directors of a corporation may be removed, with or without cause, by the holders of a majority of shares then entitled to vote at an election of directors.

OFFICERS

   Salomon. Pursuant to the Salomon By-Laws, the Salomon Board shall elect a Chairman (to be designated as Salomon's chief executive officer), a President, two Vice Chairmen, one or more Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, a Secretary, a Treasurer, a General Counsel, a Chief Financial Officer and a Controller, and such other officers as may be appointed by the Salomon Board. Under the Salomon By-Laws, an officer may be removed at any time by the affirmative vote of a majority of the Salomon Board.

   Travelers. Pursuant to the Travelers By-Laws, Travelers' officers shall consist of a Chairman of the Board, a President, several Vice Presidents, a Controller, a Secretary and a Treasurer, and such other officers and assistant officers as may be elected or appointed by the Travelers Board or by the Travelers Executive Committee. The Travelers Certificate and the Travelers By-Laws are silent as to the removal of officers. Under the DGCL, officers may be removed at any time by resolution of the Travelers Board.

SPECIAL MEETINGS OF STOCKHOLDERS

   Salomon. Pursuant to the Salomon By-Laws, a special meeting of Salomon's stockholders may be called by resolution of the Salomon Board or by the Chairman or by the Secretary at the written request of stockholders owning at least one-third of the Salomon shares issued and outstanding and entitled to vote at such meeting.

   Travelers. Pursuant to the Travelers By-Laws, a special meeting of Travelers' stockholders may be called by the Chairman of the Board. A special meeting shall be called at the request, in writing, of a majority of the Travelers Board or of the Travelers Executive Committee, or by the vote of the Travelers Board or of the Travelers Executive Committee. A special meeting may be called by any Travelers stockholder in the event the entire Board of Directors becomes vacant.

QUORUM AT STOCKHOLDER MEETINGS

   Salomon. Pursuant to the Salomon By-Laws, the holders of a majority of the issued and outstanding stock entitled to vote thereat, present in person or by proxy, shall constitute a quorum at all stockholder meetings.

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   Travelers. The holders of a majority of the shares issued, outstanding and entitled to vote, present in person or by proxy, shall generally constitute a quorum at all stockholder meetings.

STOCKHOLDER ACTION BY WRITTEN CONSENT

   Salomon. The Salomon By-Laws allow stockholders to take any action without a meeting, without prior notice and without a vote, upon the written consent of stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted.

   Travelers. The Travelers Certificate and Travelers By-Laws are silent with respect to the consent of stockholders in lieu of a meeting. Under the DGCL, any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if written consents are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

ADVANCE NOTICE OF STOCKHOLDER-PROPOSED BUSINESS AT ANNUAL MEETINGS

   Salomon. The Salomon By-Laws provide that for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of Salomon. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of Salomon not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on Salomon's books, of the stockholder proposing such business, (iii) the class and number of shares of Salomon which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

   In addition, the Salomon By-Laws provide that for a stockholder to properly nominate a director at a meeting of stockholders, the stockholder must be entitled to vote for the election of directors at such meeting and must have given timely notice thereof in writing to the Secretary of Salomon. To be timely, a stockholder's notice must meet the deadlines set forth above with respect to stockholder-sponsored business. To be in proper written form, such stockholder's notice must contain: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (b) as to the stockholder giving the notice (i) the name and address, as they appear on Salomon's books, of such stockholder and (ii) the class and number of shares of Salomon which are beneficially owned by such stockholder.

   Travelers. The Travelers Certificate and the Travelers By-Laws do not include a provision which requires that advance notice be given to Travelers of stockholder-proposed business to be conducted at annual meetings. The DGCL also does not explicitly require that stockholder-proposed business be the subject of an advance notice to stockholders.

AMENDMENT OF GOVERNING DOCUMENTS

   Salomon. The Salomon Certificate reserves the right to amend, alter, change or repeal any provision of the Salomon Certificate as permitted by the DGCL (except with respect to adversely amending the rights of certain classes of Salomon Preferred Stock, which requires the affirmative vote of the holders of two-thirds of each class of Salomon Preferred Stock, voting as a single class). Under the

                               49
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DGCL, an amendment to a corporation's certificate of incorporation requires the recommendation of a corporation's board of directors, the approval of a majority of all shares entitled to vote thereon unless a higher vote is required in the corporation's certificate of incorporation (such as described above with respect to adverse amendments pertaining to the rights of certain classes of Salomon Preferred Stock), voting together as a single class, and the approval of a majority of the outstanding stock of each class entitled to vote thereon. The Salomon By-Laws may be amended by the Salomon Board at any regular meeting, or at any special meeting if the proposed alteration is contained in the notice of such meeting (except that with respect to the provisions pertaining to stockholders quorum, vacancies and newly created directorships, removal of directors and the amendment provision itself, to the extent that such provisions relate to the rights of holders of Salomon Preferred Stock, the affirmative vote of the holders of a majority of such shares voting as a single class is required) and may also be amended by the affirmative vote of a majority of the shares present at a stockholders meeting at which a quorum is present.

   Travelers. Pursuant to the Travelers Certificate, Travelers reserves the right to amend or repeal any provision of the Travelers Certificate as permitted under the DGCL, except as noted below. Under the DGCL, an amendment to a corporation's certificate of incorporation requires the recommendation of a corporation's board of directors, the approval of a majority of all shares entitled to vote thereon unless a higher vote is required in the corporation's certificate of incorporation (which is required by the Travelers Certificate with respect to amending the provisions pertaining to the rights of certain Travelers Preferred Stock (three-quarters affirmative vote), certain business combinations (two-thirds affirmative vote of all voting stock, voting together as a single class) and amendment of the Travelers By-Laws (two-thirds affirmative vote, with three-quarters affirmative vote required to amend the Travelers Certificate contrary to this provision)), voting together as a single class, and the approval of a majority of the outstanding stock of each class entitled to vote thereon. Pursuant to the Travelers Certificate, the Travelers Board shall have power to make, alter, amend and repeal the Travelers By-Laws by an affirmative vote of at least two-thirds of the entire Travelers Board. Pursuant to the Travelers By-Laws, the Travelers directors may exercise such power of amendment at any meeting; any alteration, however, can be repealed by the Travelers Board or by the stockholders at any meeting duly called.

FAIR PRICE PROVISIONS

   Salomon. The Salomon Certificate does not include any provision governing the approval requirements of business combinations. Under the DGCL an agreement of merger, sale, lease or exchange of all or substantially all of a corporation's assets must be approved by the corporation's Board and adopted by the holders of a majority of the outstanding shares of stock entitled to vote thereon.

   Travelers. In addition to the approval requirements of business combinations under the DGCL, the Travelers Certificate includes what generally is referred to as a "fair price provision."

   In general, this provision of the Travelers Certificate provides that a Business Combination (which is defined to include mergers, consolidations, certain recapitalizations and the sale, lease, exchange or transfer of all or substantially all of the assets of Travelers, with, to or for the benefit of an Interested Stockholder (as defined therein)) requires approval by the affirmative vote of at least two-thirds of the votes entitled to be cast by the holders of all then outstanding shares of voting capital stock of Travelers, excluding shares held by the Interested Stockholder and certain related parties, unless the Business Combination is approved by a majority of the Continuing Directors (as defined therein) or unless certain minimum price criteria and procedural requirements which are intended to assure an adequate and fair price under the circumstances are satisfied. In general, an "Interested Stockholder," for purposes of this provision, includes any person who is, or has announced or publicly disclosed a plan or intention to become, the beneficial owner of 25% or more of the voting capital stock of Travelers. A "Continuing Director" is any member of the Travelers Board who is not affiliated with an Interested Stockholder and who either was a director of Travelers prior to the time any Interested Stockholder became an Interested Stockholder or whose nomination for election or election to the Board of Directors was recommended or approved by a majority of the Continuing Directors then in office.

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RIGHTS AGREEMENT

   Salomon. On February 8, 1988, the Salomon Board adopted the Rights Agreement, which was amended on December 7, 1988. The Salomon Rights provided for thereunder represent the right to purchase one one-hundredth of a share of Salomon Series B Junior Participating Preferred Stock, without par value. One Salomon Right is issued for each outstanding share of Salomon Common Stock. Salomon Rights have also been issued for each share of Salomon Series A Preferred Stock based on the number of shares of Salomon Common Stock into which the Salomon Series A Preferred Stock may be convertible. The Salomon Rights have certain anti-takeover effects. The Salomon Rights will cause substantial dilution to a person or group that attempts to acquire control of Salomon in a manner which causes the Salomon Rights to become exercisable unless the offer is conditional on the Salomon Rights being redeemed. Salomon has executed an amendment to the Rights Agreement exempting the Merger and the related acquisition of shares of Salomon Common Stock and Salomon Series A Preferred Stock by Travelers from the potential dilution effects of the Rights Agreement.

   Travelers. Travelers has not adopted a stockholder rights or similar plan.

        DESCRIPTION OF CAPITAL STOCK OF TRAVELERS FOLLOWING THE MERGER

TRAVELERS COMMON STOCK

   The Travelers Certificate provides that Travelers has authority to issue 1,500,000,000 shares of Travelers Common Stock. On October 20, 1997, there were 639,186,481 shares of Travelers Common Stock issued and outstanding. Based upon the number of shares of Travelers common stock and Salomon common stock issued and outstanding on October 20, 1997 and after giving effect to the Travelers 1997 Stock Split, there would be 1,147,181,437 shares of Travelers Common Stock outstanding immediately following consummation of the Merger.

   Holders of shares of Travelers Common Stock are entitled to one vote per share for the election of directors and for all other matters to be voted on by the stockholders of Travelers. Subject to the rights of holders of shares of Travelers Preferred Stock, holders of shares of Travelers Common Stock have equal rights to participate in dividends when declared and, in the event of liquidation, in the net assets of Travelers available for distribution to stockholders. Travelers may not declare any dividends on the Travelers Common Stock unless full preferential amounts to which holders of Travelers Preferred Stock are entitled have been paid or declared and set apart for payment upon all outstanding shares of Travelers Preferred Stock.

   The holders of shares of Travelers Common Stock do not have preemptive rights or preferential rights of subscription for any shares of Travelers Common Stock or other securities of Travelers. Outstanding shares of Travelers Common Stock are, and shares to be issued pursuant to the Merger will be, validly issued, fully paid and nonassessable.

   The Travelers Common Stock is listed on the NYSE and the PSE. Application will be made to list the shares of Travelers Common Stock to be issued pursuant to the Merger on the NYSE and PSE.

   The Bank of New York is the transfer agent and registrar for the Travelers Common Stock.

TRAVELERS PREFERRED STOCK

   Under the Travelers Certificate, the Travelers Board is authorized to issue 30,000,000 shares of Travelers Preferred Stock in one or more series, and to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Travelers Board (except to the extent stated and expressed in the Travelers Certificate). Prior to the issuance of each series of Travelers Preferred Stock, the Travelers Board will adopt resolutions creating and designating such series as a series of Travelers Preferred Stock and such resolutions will be filed in a Certificate of Designation as an amendment to the Travelers Certificate.

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   The rights of holders of the New Travelers Preferred Stock offered hereby will be subject to, and may be adversely affected by, the rights of holders of any shares of Travelers Preferred Stock that may be issued in the future. The Travelers Board may cause shares of Travelers Preferred Stock to be issued in public or private transactions for any proper corporate purpose, which may include issuance to obtain additional financing in connection with acquisitions or otherwise, and issuance to officers, directors and employees of Travelers and its subsidiaries pursuant to benefit plans or otherwise. Shares of Travelers Preferred Stock issued by the Company may have the effect, under certain circumstances, alone or in combination with certain other provisions of the Travelers Certificate described below, of rendering more difficult or discouraging an acquisition of Travelers deemed undesirable by the Travelers Board.

EXISTING SERIES OF TRAVELERS PREFERRED STOCK

   As of October 20, 1997, Travelers had outstanding 2,909,811 shares of Travelers Series C Preferred Stock, 1,600,000 shares (evidenced by 8,000,000 depositary shares, each of which represents a one-fifth interest in a share of such stock) of its 6.365% Cumulative Preferred Stock, Series F ("Travelers Series F Preferred Stock"), 800,000 shares (evidenced by 4,000,000 depositary shares, each of which represents a one-fifth interest in a share of such stock) of its 6.213% Cumulative Preferred Stock, Series G ("Travelers Series G Preferred Stock"), 800,000 shares (evidenced by 4,000,000 depositary shares, each of which represents a one-fifth interest in a share of such stock) of its 6.231% Cumulative Preferred Stock, Series H ("Travelers Series H Preferred Stock"), 800,000 shares (evidenced by 4,000,000 depositary shares, each of which represents a one-fifth interest in a share of its 5.864% Cumulative Preferred Stock, Series M ("Travelers Series M Preferred Stock") and 2,262 shares of its Cumulative Adjustable Rate Preferred Stock, Series Y ("Travelers Series Y Preferred Stock"), all of which shares are fully paid and nonassessable.

   Travelers Series C Preferred Stock. Shares of Travelers Series C Preferred Stock have a stated value of $53.25 per share (the "Stated Value"). The Travelers Series C Preferred Stock ranks on a parity as to dividends and upon liquidation with the currently outstanding series of Travelers Preferred Stock. There are no preemptive or other subscription rights with respect to the Travelers Series C Preferred Stock. Shares of Travelers Series C Preferred Stock are entitled to vote for the election of directors and on all other matters submitted to a vote of stockholders of Travelers. Each share of Travelers Series C Preferred Stock is entitled to 3.915 votes per share (after giving effect to the Travelers 1997 Stock Split), subject to adjustment as the conversion price is adjusted, and vote jointly as a single class with shares of Travelers Common Stock (and any other shares of Travelers Capital Stock at the time entitled to vote) and not as a separate class except as otherwise expressly provided for in the DGCL. However, whether or not the DGCL so provides, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Travelers Series C Preferred Stock and all other series of Travelers Preferred Stock ranking on a parity with the Travelers Series C Preferred Stock as to dividends and upon liquidation, voting together as a class, is required for Travelers to create a new class or increase an existing class of stock having rights in respect of the payment of dividends or in liquidation prior to the Travelers Series C Preferred Stock or any other series of Travelers Preferred Stock ranking on a parity with the Travelers Series C Preferred Stock as to dividends and upon liquidation, to issue any Travelers Preferred Stock ranking prior to the Travelers Series C Preferred Stock either as to dividends or upon liquidation, or to change the terms, limitations or relative rights or preferences of the Travelers Series C Preferred Stock or any other series of Travelers Preferred Stock ranking on a parity with the Travelers Series C Preferred Stock as to dividends and upon liquidation, either directly or by increasing the relative rights of the shares of another class. If the Travelers Series C Preferred Stock is entitled to vote together with any other series of Travelers Preferred Stock, it will be entitled to one vote per share. The holder of shares of Travelers Series C Preferred Stock is entitled to receive dividends in the amount of $4.53 per annum per share. Generally, the shares of Series C Preferred Stock will be redeemable, in whole or in part at the option of Travelers, on or after January 1, 1998, at a redemption price (payable in cash or shares of Travelers Common Stock) of $53.25 per share plus accrued and unpaid dividends thereon to the date fixed for redemption. The Travelers Series C Preferred Stock is convertible at the option of the holder into that number of shares of Travelers Common Stock determined by dividing the Stated Value by the conversion price as adjusted pursuant to the provisions of the Travelers Certificate. The conversion price as of the date of this Proxy

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Statement/Prospectus is $32.98 (or $21.99, after giving effect to the
Travelers 1997 Stock Split) per share of Travelers Series C Preferred Stock. The Travelers Series C Preferred Stock is held exclusively by a trustee for the benefit of certain participants in a Travelers employee benefit plan and is neither listed on a national securities exchange nor quoted in the over-the-counter market.

   Travelers Series F Preferred Stock. The Travelers Series F Preferred Stock is redeemable, in whole or in part, at Travelers' option at any time on or after June 16, 2007 at a redemption price equal to $250 per share (the liquidation preference), plus accrued and unpaid dividends. The Travelers Series F Preferred Stock ranks on a parity as to dividends and upon liquidation with the currently outstanding series of Travelers Preferred Stock. There are no preemptive or other subscription rights with respect to the Travelers Series F Preferred Stock. The Travelers Series F Preferred Stock provides for cumulative quarterly dividends at the rate of 6.365% per annum, calculated as a percentage of the $250 per share liquidation value. The holders of the Travelers Series F Preferred Stock do not have voting rights except as provided by law or if six quarterly dividends are in arrears and except that a two-thirds vote of all shares of Travelers Preferred Stock voting as a class is required for Travelers to create any class of stock having a preference as to dividends or distributions of assets over the Travelers Series F Preferred Stock. Depositary shares, each representing one-fifth of a share of Travelers Series F Preferred Stock, are traded on the NYSE.

   Travelers Series G Preferred Stock. The Travelers Series G Preferred Stock is redeemable, in whole or in part, at Travelers' option at any time on or after July 11, 2007 at a redemption price equal to $250 per share, plus accrued and unpaid dividends. The Travelers Series G Preferred Stock ranks on a parity as to dividends and upon liquidation with the currently outstanding series of Travelers Preferred Stock. There are no preemptive or other subscription rights with respect to the Travelers Series G Preferred Stock. The Travelers Series G Preferred Stock provides for cumulative quarterly dividends at the rate of 6.213% per annum, calculated as a percentage of the $250 per share liquidation value. The holders of the Travelers Series G Preferred Stock do not have voting rights except as provided by law or if six quarterly dividends are in arrears and except that a two-thirds vote of all shares of Travelers Preferred Stock voting as a class is required for Travelers to create any class of stock having a preference as to dividends or distributions of assets over the Travelers Series G Preferred Stock. Depositary shares, each representing one-fifth of a share of Travelers Series G Preferred Stock, are traded on the NYSE.

   Travelers Series H Preferred Stock. The Travelers Series H Preferred Stock is redeemable, in whole or in part, at Travelers' option at any time on or after September 8, 2007 at a redemption price equal to $250 per share, plus accrued and unpaid dividends. The Travelers Series H Preferred Stock ranks on a parity as to dividends and upon liquidation with the currently outstanding series of Travelers Preferred Stock. There are no preemptive or other subscription rights with respect to the Travelers Series H Preferred Stock. The Travelers Series H Preferred Stock provides for cumulative quarterly dividends at the rate of 6.231% per annum, calculated as a percentage of the $250 per share liquidation value. The holders of the Travelers Series H Preferred Stock do not have voting rights except as provided by law or if six quarterly dividends are in arrears and except that a two-thirds vote of all shares of Travelers Preferred Stock voting as a class is required for Travelers to create any class of stock having a preference as to dividends or distributions of assets over the Travelers Series H Preferred Stock. Depositary shares, each representing one-fifth of a share of Travelers Series H Preferred Stock, are traded on the NYSE.

   Travelers Series M Preferred Stock. The Travelers Series M Preferred Stock is redeemable, in whole or in part, at Travelers' option at any time on or after October 8, 2007 at a redemption price equal to $250 per share, plus accrued and unpaid dividends. The Travelers Series M Preferred Stock ranks on a parity as to dividends and upon liquidation with the currently outstanding series of Travelers Preferred Stock. There are no preemptive or other subscription rights with respect to the Travelers Series M Preferred Stock. The Travelers Series M Preferred Stock provides for cumulative quarterly dividends at the rate of 5.864% per annum, calculated as a percentage of the $250 per share liquidation value. The holders of the Travelers Series M Preferred Stock do not have voting rights except as provided by law or if six quarterly dividends are in arrears and except that a two-thirds vote of all shares of Travelers Preferred Stock voting as a class is required for Travelers to create any class of stock having a preference as to dividends or distributions of assets over the Travelers Series M Preferred Stock.

   Travelers Series Y Preferred Stock. The Travelers Series Y Preferred Stock ranks on a parity as to dividends, other distributions and upon liquidation with all of the currently outstanding series of Travelers Preferred Stock. The holders of the Travelers Series Y Preferred Stock is entitled to a cumulative quarterly dividend at an annual rate equal to the greater of (i) the Short Term Rate (as defined below) and (ii) 4.85%. The "Short Term Rate" generally will be equal to either 85% or 78% of the Money Market Yield (as defined in the Travelers Certificate) of the 90-day rate for commercial paper multiplied by the stock's $100,000 per share liquidation value. The Travelers Series Y Preferred Stock is owned by subsidiaries of Travelers, is redeemable without premium at Travelers' option at any time at a redemption price of $100,000 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption, and is subject to repurchase at the holder's request at its liquidation value of $100,000 per share, plus accrued and unpaid dividends, if not redeemed on or prior to March 31, 1999. The holders of the Travelers Series Y Preferred Stock do not have voting rights except as required by law or if six quarterly dividends are in arrears and except that a two-thirds vote of all shares of Travelers Preferred Stock voting as a class is required for Travelers to create any class of stock having a preference as to dividends or distribution of assets over the Travelers Series Y Preferred Stock.

NEW TRAVELERS PREFERRED STOCK

   Pursuant to the terms of the Merger Agreement, each share of the Salomon Preferred Stock will be converted into one share of New Travelers Preferred Stock. The terms, designations, preferences, limitations, privileges and rights of the respective series of the New Travelers Preferred Stock will be substantially the same as those of the corresponding series of Salomon Preferred Stock, provided each share of Travelers 8.08% Preferred Stock and Travelers 8.40% Preferred Stock will be entitled to three votes per share when voting with the holders of Travelers Common Stock, Travelers Series C Preferred Stock and Travelers Series I Preferred Stock. Unless otherwise indicated below, the following description applies to each series of the New Travelers Preferred Stock. This description does not purport to be complete and is qualified by reference to the certificates of designations applicable thereto, copies of which have been filed as exhibits to the Registration Statement. See "WHERE YOU CAN FIND MORE INFORMATION." Also at the Effective Time, Travelers will designate a new series of Travelers Preferred Stock as Travelers 9 1/2% Cumulative Preferred Stock, Series L (the "Travelers Series L Preferred Stock"), corresponding to the Salomon 9.50% Cumulative Preferred Stock, Series F, but no shares will be issued thereunder in connection with the Merger.

   Rank. Each series of New Travelers Preferred Stock shall rank on a parity with each other series of Travelers Preferred Stock as to payment of dividends and distribution of assets upon dissolution, liquidation or winding up of Travelers. The New Travelers Preferred Stock will rank prior to the Travelers Common Stock with respect to the payment of dividends and distribution of assets upon dissolution, liquidation or winding up of Travelers.

   Dividends and Distributions. The holders of shares of New Travelers Preferred Stock will be entitled to receive, when and as declared by the Travelers Board out of net profits or net assets of Travelers legally available for the payment of dividends, cumulative cash dividends at the annual rate of (i) with respect to the Travelers 8.08% Preferred Stock, 8.08% of the liquidation preference per share of Travelers 8.08% Preferred Stock (equivalent to $40.40 per annum per share of Travelers 8.08% Preferred Stock and $2.02 per annum per Depositary Share), (ii) with respect to the Travelers 8.40% Preferred Stock, 8.40% of the liquidation preference per share of Travelers 8.40% Preferred Stock (equivalent to $42.00 per annum per share of Travelers 8.40% Preferred Stock and $2.10 per annum per Depositary Share) and
(iii) with respect to the Travelers Series I Preferred Stock, $90 per share, and, in each case, no more, in equal quarterly payments (rounded down to the nearest cent) on March 31, June 30, September 30 and December 31 in each year (each a "Dividend Payment Date"), commencing on the first Dividend Payment Date following the Effective Time. Dividends payable on the first Dividend Payment Date following the Effective Time will be in respect of the quarterly dividend period commencing on and including the last dividend payment date with respect to the Salomon Preferred Stock on which dividends were paid prior to the Effective Time. Dividends will be payable to the holders of record at the close of business on the fifteenth day (whether or not a business day) next preceding a dividend payment date or such other date, no more than 60 days prior to a dividend payment date, as may be determined by the Travelers Board or a duly authorized committee thereof.

   Subject to the terms described in the previous paragraph, the amount of dividends payable for any period shorter than a full quarterly dividend period will be determined on the basis of twelve 30-day months and a 360-day year. Accrued but unpaid dividends will not bear interest. Dividends paid on the shares of New Travelers Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable will be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. With respect to the Travelers Series I Preferred Stock, the Travelers Board may fix a record date for the determination of holders of shares of Travelers Series I Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

   Whenever quarterly dividends payable on shares of New Travelers Preferred Stock are in arrears, thereafter and until all accrued and unpaid dividends, whether or not declared, on the outstanding shares of New Travelers Preferred Stock have been paid in full or declared and set apart for payment (or, with respect to the Travelers Series I Preferred Stock, whenever Travelers shall not have redeemed shares of such preferred stock pursuant to the mandatory redemption obligations described under "--Travelers Series I Preferred Stock--Redemption" and until all such obligations have been satisfied), Travelers will not: (i) declare or pay dividends, or make any other distributions, on any shares of Travelers Common Stock or other capital stock ranking junior (either as to payment of dividends or distribution of assets upon liquidation, dissolution or winding up) to the New Travelers Preferred Stock ("Junior Stock"), other than dividends or distributions payable in Junior Stock; (ii) declare or pay dividends, or make any other distributions, on any shares of capital stock ranking on a parity (either as to payment of dividends or distribution of assets upon liquidation, dissolution or winding
up) with the New Travelers Preferred Stock (the "Parity Stock"), other than dividends or distributions payable in Junior Stock, and other than dividends paid ratably on the New Travelers Preferred Stock and all Parity Stock on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all such shares are then entitled; (iii) redeem or purchase or otherwise acquire for consideration any shares of Junior Stock or Parity Stock, provided that Travelers may at any time redeem, purchase or otherwise acquire any shares of Junior Stock solely in exchange for shares of Junior Stock; or (iv) except with respect to the Travelers Series I Preferred Stock, redeem or purchase or otherwise acquire for consideration any shares of New Travelers Preferred Stock or Parity Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Travelers Board) to all holders of such shares upon such terms as the Travelers Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

   Liquidation Preference. Upon any liquidation, dissolution or winding up of the affairs of Travelers, no distribution will be made (i) to the holders of shares of Junior Stock, unless, prior thereto, the holders of shares of New Travelers Preferred Stock shall have received $500 per share (equivalent to $25 per Depositary Share) (except with respect to holders of shares of Travelers Series I Preferred Stock, who shall have received $1,000 per share), plus an amount per share equal to all accrued but unpaid dividends thereon, whether or not declared, to the date of such payment or (ii) to the holders of shares of Parity Stock, except distributions made ratably with respect to all series of New Travelers Preferred Stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. After payment of the full amount of the liquidating distribution to which holders of the New Travelers Preferred Stock are entitled, such holders shall not be entitled to any further participation in any distribution of assets of Travelers.

   Neither the consolidation, merger or other business combination of Travelers with or into any other individual, firm, corporation or other entity nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of Travelers will be deemed to be a liquidation, dissolution or winding up of Travelers.

   Voting Rights. Except as otherwise required by law from time to time, holders of the New Travelers Preferred Stock will have voting rights as set forth below, and holders of the Travelers 8.08% Preferred Stock and Travelers 8.40% Preferred Stock will be entitled to three votes per share when voting together as a class on all matters with the holders of Travelers Common Stock, Travelers Series C Preferred Stock and Travelers Series I Preferred Stock.

   If on any date a total of six quarterly dividends on any series of New Travelers Preferred Stock has fully accrued but has not been paid in full, the holders of shares of such series of New Travelers Preferred Stock, together with the holders of then-outstanding shares of any other series of Travelers Preferred Stock as to which series or class a total of six quarterly dividends have fully accrued but have not been paid in full and which series or class is entitled to the rights described in the paragraph (collectively, "Defaulted Preferred Stock"), will have the right, voting together as a class to elect two directors to the Travelers Board. Such right of the holders of Defaulted Preferred Stock to vote for the election of such two directors may be exercised at any annual meeting or at any special meeting called for such purpose as hereinafter provided or at any adjournment thereof or by the written consent, delivered to the Secretary of Travelers, of the holders of a majority of all outstanding shares of Defaulted Preferred Stock, until dividends in default on the outstanding shares of Defaulted Preferred Stock have been paid in full (or such dividends have been declared and funds sufficient therefor set apart for payment), at which time the term of office of the two directors so elected will terminate automatically. So long as such right to elect two directors continues, the Secretary of Travelers may call, and upon the written request of the holders of record of a majority of the outstanding shares of Defaulted Preferred Stock addressed to him at the principal office of Travelers will be required to call, a special meeting of the holders of such shares for election of such two directors. Such meeting will be held within 30 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the Travelers By-laws for the holding of meetings of stockholders. No such special meeting or adjournment thereof shall be held on a date less than 30 days before an annual meeting of stockholders or any special meeting in lieu thereof. If at any such annual or special meeting or any adjournment thereof the holders of a majority of the then outstanding shares of Defaulted Preferred Stock entitled to vote in such election are present or represented by proxy, or if the holders of a majority of the outstanding shares of Defaulted Preferred Stock have acted by written consent in lieu of a meeting, then the authorized number of directors will be increased by two, and the holders of the Defaulted Preferred Stock will be entitled to elect the two additional directors. Directors so elected will serve until the next annual meeting or until their successors are elected and qualify, unless the term of office of the persons so elected as directors shall have terminated under the circumstances set forth in the second sentence of this paragraph. In case of any vacancy occurring among the directors elected by the holders of the Defaulted Preferred Stock as a class, the remaining director who has been so elected may appoint a successor to hold office for the unexpired term of the director whose place is vacant. If both directors as elected by the holders of Defaulted Preferred Stock as a class cease to serve as directors before their terms expire, the holders of the Defaulted Preferred Stock then outstanding and entitled to vote for such directors may, by written consent as described above, or at a special meeting of such holders called as described above, elect successors to hold office for the unexpired terms of the directors whose places are vacant.

   So long as any shares of Travelers Preferred Stock are outstanding and unless the consent or approval of a greater number of shares shall then be required by law, without first obtaining the consent or approval of the holders of at least two-thirds of the number of then-outstanding shares of Travelers Preferred Stock (the "Outstanding Travelers Preferred Stock"), voting as a single class, given in person or by proxy at a meeting at which the holders of such shares are entitled to vote separately as a class, Travelers will not: (i) authorize shares of any class or series of stock having any preference or priority as to dividends or upon liquidation ("Senior Stock") over the Outstanding Travelers Preferred Stock; (ii) reclassify any shares of stock of Travelers into shares of Senior Stock;
(iii) authorize any security exchangeable for, convertible into or evidencing the right to purchase any shares of Senior Stock; (iv) amend, alter or repeal the Travelers Certificate to alter or change the preferences, rights or powers of the Outstanding Travelers Preferred Stock so as to affect the Outstanding Travelers Preferred Stock adversely unless any such amendment, alteration or repeal would alter or change the preferences, rights or powers of one or more, but not all, of the series of the Outstanding Travelers Preferred Stock at the time outstanding, in which case the consent or approval of the holders of at least two-thirds of the number of the outstanding shares of each such series so affected will be required in lieu of (or if such consent is required by law, in addition to) the consent or approval of the holders of at least two-thirds of the number of outstanding shares of Outstanding Travelers Preferred Stock voting as a class; or (v) effect the voluntary liquidation, dissolution or winding up of Travelers, or the sale, lease or exchange of all or substantially all of the assets, property or business of Travelers, or the merger or consolidation of with or into any other corporation (except a wholly owned subsidiary of Travelers); provided, however, that no separate vote of the holders of the Outstanding Travelers Preferred Stock as a class will be required in the case of a merger or consolidation or a sale, exchange or conveyance of all or substantially all of the assets, property or business of Travelers (such transactions being referred to as a "reorganization") if (A) the resulting, surviving or acquiring corporation after such reorganization will have no stock either authorized or outstanding (except such stock of Travelers as may have been authorized or outstanding immediately preceding such reorganization, or such stock of the resulting, surviving or acquiring corporation as may be issued in exchange therefor) ranking prior to, or on a parity with, the Outstanding Travelers Preferred Stock or the stock of the resulting, surviving or acquiring corporation issued in exchange therefor and
(B) each holder of shares of Outstanding Travelers Preferred Stock immediately preceding such reorganization will receive in exchange therefor the same number of shares of stock, with substantially the same preferences, rights and powers, of the resulting, surviving or acquiring corporation.

   Unless Travelers obtains the consent or approval of the holders of a majority of shares of the Outstanding Travelers Preferred Stock, given in person or by proxy at a meeting at which the holders of such shares are entitled to vote separately as a class, Travelers may not amend the provisions of the Travelers Certificate following the Merger in order to increase the amount of the authorized preferred stock or to authorize any other stock ranking prior to or on a parity with the Outstanding Travelers Preferred Stock either as to payment of dividends or distribution of assets upon liquidation, dissolution or winding up.

   Conversion Rights. Except for the Travelers Series I Preferred Stock, none of the series of New Travelers Preferred Stock is convertible into shares of any other class or series of the capital stock of Travelers.

TRAVELERS SERIES I PREFERRED STOCK

   Pursuant to the terms of the Merger Agreement, each share of the Salomon Series A Preferred Stock will be converted into one share of newly designated Travelers Series I Preferred Stock. The terms of the Travelers Series I Preferred Stock will be substantially the same as the Salomon Series A Preferred Stock.

   Redemption. 140,000 shares of the Travelers Series I Preferred Stock shall be redeemed on each October 31 (so long as any shares of the Travelers Series I Preferred Stock remain outstanding), by a cash payment of $1,000 per share plus an amount per share equal to all accrued and unpaid dividends, whether declared or undeclared, to the date of redemption. Any shares of Travelers Series I Preferred Stock purchased, redeemed or otherwise acquired by Travelers and not previously credited against its mandatory redemption obligation may be applied, on a pro rata basis to mandatory redemption payments to be made. If less than all shares of Travelers Series I Preferred Stock at the time outstanding are to be redeemed, the shares to be redeemed shall be selected pro rata or by lot as may be prescribed by the Travelers Board. A proper notice shall be given of any redemption. On and after the redemption date, dividends will cease to accrue, provided that the redemption price has been duly paid or provided for.

   Voting Rights. In addition to any voting rights provided in the Travelers Certificate, and any voting rights provided by law, the holders of shares of Travelers Series I Preferred Stock shall be entitled to 44.60526 votes per share (which reflects the Travelers 1997 Stock Split), subject to adjustment with respect to conversion of such shares (discussed below). Except as otherwise provided in the certificate of designations regarding the Travelers Series I Preferred Stock, by the Travelers Certificate or by law, the shares of Travelers Series I Preferred Stock and the shares of Travelers Common Stock (and any other shares of capital stock of Travelers at the time entitled to vote together as a class) shall vote together as one class on all matters submitted to a vote of stockholders of Travelers.

   Conversion. Each share of Travelers Series I Preferred Stock is convertible (at the option of the holder thereof) into 44.60526 (the "Conversion Rate") shares of Travelers Common Stock (which reflects the Travelers 1997 Stock Split) subject to provisions for adjustments described below. The certificate of designations regarding the Travelers Series I Preferred Stock provides that the Conversion Rate and the number of votes to which the holder of a share of Travelers Series I Preferred Stock is entitled is subject to adjustment as follows:

     (i) if Travelers shall at any time declare a dividend, or make a distribution on the outstanding shares of Travelers Common Stock or subdivide or reclassify the outstanding shares of Travelers Common Stock into a greater number of shares or combine or reclassify the outstanding shares of Travelers Common Stock into a smaller number of shares of Travelers Common Stock, the Conversion Rate shall be adjusted so that the holder of each share of Travelers Series I Preferred Stock shall be entitled to receive upon the conversion thereof an amount of Travelers Common Stock which it would have been entitled to receive after the happening of any of such events if such share of the Travelers Series I Preferred Stock had been converted or exchanged immediately prior to the effective or the record date of such event, whichever is earlier. The number of votes to which a holder of a share of the Travelers Series I Preferred Stock is entitled upon the happening of any such event shall be adjusted so that, immediately following such event the holder shall be entitled to the number of votes equal to (x) the number of votes to which such holder was entitled immediately prior to such happening multiplied by
    (y) a fraction, the numerator of which is the number of shares of Travelers Common Stock into which one share of Travelers Series I Preferred Stock was convertible immediately after such event and the denominator of which is the Conversion Rate;

     (ii) if Travelers shall issue rights or warrants to the holders of Travelers Common Stock exercisable at a price per share less than the current market price per share of Travelers Common Stock on the record date for such issuance, then the Conversion Rate shall be adjusted so that the holder of each share of Travelers Series I Preferred Stock shall be entitled to receive upon conversion the number of shares of Travelers Common Stock determined by multiplying the Conversion Rate by a fraction,
    (x) the numerator of which is the sum of the number of shares outstanding on such record date and the number of additional shares of Travelers Common Stock which such rights or warrants entitle holders of Travelers Common Stock to subscribe for or purchase ("Offered Shares"), and (y) the denominator of which is the sum of the number of shares of Travelers Common Stock outstanding on the record date and a fraction, the numerator of which is the number of Offered Shares multiplied by the subscription or purchase price of the Offered Shares and the denominator of which is the current market price per share of Travelers Common Stock on such record date. The number of votes to which a holder of each share of Travelers Series I Preferred Stock is entitled after such issuance of rights or warrants shall be adjusted by multiplying the number of votes to which such holder was entitled immediately prior to the issuance by a fraction, the numerator of which is the number of shares of Travelers Common Stock into which one share of other New Travelers Series I Preferred Stock is entitled immediately to be converted after such issuance and the denominator is the Conversion Rate;

     (iii) if Travelers shall at any time declare, order, pay or make a dividend or any other distribution on Travelers Common Stock other than regular quarterly cash dividends or extraordinary cash dividends in an aggregate amount not to exceed $.25 per share of Travelers Common Stock and dividends in the form of Travelers Common Stock as described in clause
    (i) above or rights or warrants described in clause (ii) above, then (x) in each such case, the Conversion Rate shall be adjusted by multiplying it by a fraction the numerator of which shall be the market price per share of Travelers Common Stock on such record date, and the denominator of which shall be the fair market value per share of Travelers Common Stock of such dividend or distribution (as determined in good faith by the Travelers Board); provided that, in the event of a distribution of capital stock of a subsidiary of Travelers made to holders of Travelers Common Stock, the Conversion Rate shall be adjusted by multiplying it by a fraction, the numerator of which shall be the sum of the market price of a share of Travelers Common Stock as of the 35th trading day after the effective day of such distribution and the market price of the number of shares of the Travelers subsidiary which is distributed in respect to one share of Travelers Common Stock as of such 35th trading day and the denominator of which shall be the market price per share of Travelers Common Stock as of such 35th trading day, and (y) in the case of a dividend or distribution of securities of Travelers having general voting rights in the election of directors ("Voting Securities"), the number of votes to which a holder of the Travelers Series I Preferred Stock is entitled shall be adjusted so that, after the payment of such dividend or distribution of securities, such holder shall be entitled to the number of votes to which such holder was entitled immediately prior to such dividend or distribution multiplied by the number of votes entitled to be cast in the election of directors by the holder of Travelers Commons Stock in respect to both such shares of Travelers Common Stock and the Voting Securities received as a result of such dividend or distribution in respect of such share of Travelers Common Stock; and

     (iv) in case at any time Travelers shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all assets of Travelers and excluding any transaction to which clause (i), (ii) or (iii) applies) in which the previously outstanding Travelers Common Stock shall be exchanged for different securities of Travelers or common stock or other securities of another corporation or other property, then, as a condition to consummation of such transaction, lawful and adequate provision must be made so that each holder of Series I Preferred Stock shall be entitled, upon conversion, to the aggregate amount of stock, securities, cash and/or any other property into which or for which each share of Travelers Common Stock is exchanged multiplied by the Conversion Rate.

   Upon conversion of any shares of Travelers Series I Preferred Stock, the holders thereof shall not be entitled to receive any accumulated, accrued or unpaid dividends in respect of the shares so converted, provided that such holders shall be entitled to receive any dividends on such shares of the Travelers Series I Preferred Stock declared prior to such conversion if such holders held such shares on the record date for such dividend.

   Travelers shall at all times reserve and keep available out of authorized and unissued Travelers Common Stock, solely for the purpose of effecting the conversion of the Travelers Series I Preferred Stock, such number of shares of Travelers Common Stock as shall be sufficient to effect conversion of all then-outstanding shares of Travelers Series I Preferred Stock. Travelers shall from time to time, subject to and in accordance with the laws of Delaware, increase the number of authorized shares of Travelers Common Stock if at any time the number of authorized and unissued shares of Travelers Common Stock shall not be sufficient to permit the conversion of all then-outstanding shares of the Travelers Series I Preferred Stock.

TRAVELERS 8.08% PREFERRED STOCK

   The shares of Travelers 8.08% Preferred Stock may not be redeemed prior to March 31, 1998. Travelers, at its option, may redeem shares of Travelers 8.08% Preferred Stock, as a whole or in part, at any time or from time to time on or after March 31, 1998, at a price of $500 per share (i.e., $25 per depositary share), plus an amount per share equal to all accumulated but unpaid dividends thereon, whether or not declared, to the date fixed for redemption.

TRAVELERS 8.40% PREFERRED STOCK

   The shares of Travelers 8.40% Preferred Stock may not be redeemed prior to March 31, 2001. Travelers, at its option, may redeem shares of New Travelers 8.40% Preferred Stock, as a whole or in part, at any time or from time to time on or after March 31, 2001, at a price of $500 per share (i.e., $25 per depositary share), plus an amount per share equal to all accrued but unpaid dividends thereon, whether or not declared, to the date fixed for redemption.

TRAVELERS SERIES L PREFERRED STOCK

   The terms, designations, preferences, limitations, privileges and rights of the Travelers Series L Preferred Stock will be substantially identical to those of the Salomon 9.50% Cumulative Preferred Stock, Series F, and, except as described below, will be substantially the same as the Travelers 8.40% Preferred Stock and the Travelers 8.08% Preferred Stock as described above.

   Dividends and Distributions. The Travelers Series L Preferred Stock will be entitled to receive, when and as declared by the Travelers Board out of net profits or net assets of Travelers legally available for the payment of dividends, cumulative cash dividends at the annual rate of 9.5% of the liquidation preference per share of Travelers Series L Preferred Stock (equivalent to $47.50 per annum per share of Travelers Series L Preferred Stock), and no more, in equal quarterly payments (rounded down to the nearest cent) on each payment date, commencing on the first payment date following the date of issuance of the Travelers Series L Preferred Stock. Dividends will be payable to the holders of record at the close of business on the fifteenth day (whether or not a business day) immediately preceding a payment date or such other date, no more than 60 days prior to a payment date, as may be determined by the Travelers Board or a duly authorized committee.

   Dividends payable on the Travelers Series L Preferred Stock will begin to accrue and be cumulative from the date of original issue. The amounts of dividends payable for any period shorter than a full quarterly dividend period will be determined on the basis of twelve 30-day months and a 360-day year. Accrued but unpaid dividends will not bear interest. Dividends paid on the shares of Travelers Series L Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable will be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

   Redemption. The Travelers Series L Preferred Stock will not be redeemable by Travelers prior to the later of June 30, 2001 and the date of issuance of the Travelers Series L Preferred Stock. Travelers, at its option, may redeem shares of Travelers Series L Preferred Stock, as a whole or in part, at any time or from time to time, on or after the later of June 30, 2001 and the date of issuance of the Travelers Series L Preferred Stock at a price of $500 per share, plus an amount per share equal to all accrued but unpaid dividends thereon, whether or not declared, to the date fixed for redemption.

STOCK EXCHANGE MATTERS

   It is a condition to the consummation of the Merger that the shares of Travelers Common Stock that will be issued (i) in connection with the Merger,
(ii) upon exercise of the former Salomon employee stock options which shall be converted into options to purchase Travelers Common Stock (see "THE MERGER AGREEMENT--Salomon Stock-Based Awards"), and (iii) upon conversion of the Salomon Convertible Securities, be authorized for listing on the NYSE, subject to official notice of issuance. In addition, it is also a condition to the consummation of the Merger that the New Travelers Depositary Shares to be issued in the Merger will be listed on the NYSE, subject to official notice of issuance. If the Merger is consummated, Salomon Common Stock and Salomon Depositary Shares will cease to be listed on the NYSE.

                       NEW TRAVELERS DEPOSITARY SHARES

GENERAL

   At the Effective Time, Travelers will assume the obligations of Salomon under the Deposit Agreements and will instruct the Depositary to treat the shares of Travelers 8.08% Preferred Stock and Travelers 8.40% Preferred Stock, respectively, as new deposited securities under the applicable Deposit Agreement. In accordance with the terms of the relevant Deposit Agreement, the Salomon Depositary Shares then outstanding shall thereafter represent the shares of Travelers 8.08% Preferred Stock or Travelers 8.40% Preferred Stock, as the case may be. Travelers will request that the Depositary call for surrender of all outstanding depositary receipts to be exchanged for new depositary receipts ("New Travelers Depositary Receipts") specifically describing the Travelers 8.08% Preferred Stock or the Travelers 8.40% Preferred Stock, as the case may be. The New Travelers Depositary Receipts to be issued in exchange for the existing depositary receipts will evidence the New Travelers Depositary Shares.

   The following is a summary of material provisions of the Deposit Agreements. This description does not purport to be complete and is qualified by reference to the Deposit Agreements, which have been filed as exhibits to the Registration Statement. See "WHERE YOU CAN FIND MORE INFORMATION." The terms of each of the Deposit Agreements are substantially similar, except that one Deposit Agreement governs matters relating solely to the Travelers 8.08% Preferred Stock and the New Travelers Depositary Shares and the New Travelers Depositary Receipts issued thereunder and the other Deposit

Agreement governs matters relating solely to the Travelers 8.40% Preferred Stock and the New Travelers Depositary Shares and the New Travelers Depositary Receipts issued thereunder. The following description applies to each of the Deposit Agreements.

   Each New Travelers Depositary Share will represent a one-twentieth interest in the corresponding share of New Travelers Preferred Stock. Travelers has agreed to use its best efforts to list the New Travelers Depositary Shares on the NYSE, subject to official notice of issuance. The New Travelers Depositary Shares will be freely transferable under the Securities Act.

   Subject to the terms of the Deposit Agreements, each owner of a New Travelers Depositary Share will be entitled through the Depositary, in proportion to the one-twentieth interest in a share of the applicable New Travelers Preferred Stock underlying such New Travelers Depositary Share, to all rights and preferences of a share of such New Travelers Preferred Stock (including dividend, voting, redemption and liquidation rights). Because each share of Travelers 8.08% Preferred Stock and each share of Travelers 8.40% Preferred Stock entitles the holder thereof to three votes on matters on which such Travelers Preferred Stock is entitled to vote, each New Travelers Depositary Share will, in effect, entitle the holder thereof to approximately one-seventh of a vote thereon.

   Pending the preparation of definitive, engraved New Travelers Depositary Receipts, the Depositary may, upon the written order of Travelers, issue temporary New Travelers Depositary Receipts substantially identical to the definitive New Travelers Depositary Receipts but not in definitive form. Definitive New Travelers Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary New Travelers Depositary Receipts will be exchangeable for definitive New Travelers Depositary Receipts at Travelers' expense.

DIVIDENDS AND OTHER DISTRIBUTIONS

   The Depositary will distribute all cash dividends or other cash distributions received in respect of the New Travelers Preferred Stock deposited under a Deposit Agreement to the record holders of the New Travelers Depositary Shares representing such New Travelers Preferred Stock in proportion to the numbers of such New Travelers Depositary Shares owned by such holders on the relevant record date. The Depositary will distribute only such amount, however, as can be distributed without attributing to any holder of the New Travelers Depositary Shares a fraction of one cent, and any balance not so distributable will be held by the Depositary (without liability for interest thereon) and will be added to and treated as part of the next sum received by the Depositary for distribution to record holders of New Travelers Depositary Shares then outstanding.

   In the event of a distribution other than in cash in respect of New Travelers Preferred Stock deposited under a Deposit Agreement, the Depositary will distribute the property received by it to the record holders of the New Travelers Depositary Shares entitled thereto, in proportion, as nearly as may be practicable, to the numbers of the New Travelers Depositary Shares owned by such holders on the relevant record date, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of Travelers, adopt such method as it deems equitable and practicable to effect such distribution, including the sale of such property and distribution of the net proceeds from such sale to such holders.

   The Deposit Agreements also contain provisions relating to the manner in which any subscription or similar rights offered by Travelers to holders of the New Travelers Preferred Stock deposited under such Deposit Agreements will be made available to holders of the New Travelers Depositary Shares.

REDEMPTION OF DEPOSITARY SHARES

   If the New Travelers Preferred Stock deposited under a Deposit Agreement is subject to redemption in whole or in part, the related New Travelers Depositary Shares will be redeemed from the proceeds received by the Depositary as a result of any such redemption of such series of New Travelers Preferred Stock held by the Depositary. Whenever Travelers redeems shares of a series of New Travelers Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of the New Travelers Depositary Shares representing the shares of the New Travelers Preferred Stock so redeemed. The Depositary will mail the notice of redemption not less than 20 and not more than 50 days prior to the date fixed for redemption to the record holders of the New Travelers Depositary Shares to be so redeemed. The redemption price per New Travelers Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to the underlying New Travelers Preferred Stock. If less than all of the New Travelers Depositary Shares are to be redeemed, the New Travelers Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Depositary.

   After the date fixed for redemption, unless Travelers shall have failed to redeem the New Travelers Depositary Shares so called for redemption, such New Travelers Depositary Shares will no longer be deemed to be outstanding, and all rights of the holders of such New Travelers Depositary Shares will cease, except for the right to receive the monies payable upon such redemption and any money or other property to which the holders of such New Travelers Depositary Shares were entitled upon such redemption, upon surrender to the Depositary of the New Travelers Depositary Receipts evidencing such New Travelers Depositary Shares.

VOTING RIGHTS

   As soon as practicable after receipt of notice of any meeting at which the holders of the New Travelers Preferred Stock deposited under a Deposit Agreement are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the New Travelers Depositary Shares relating to such New Travelers Preferred Shares. Each record holder of the New Travelers Depositary Shares on the record date will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the number of shares of New Travelers Preferred Stock represented by such record holder's New Travelers Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the number of shares of the New Travelers Preferred Stock represented by such New Travelers Depositary Shares in accordance with any such instructions, and Travelers will agree to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the New Travelers Preferred Stock deposited under a Deposit Agreement to the extent that it does not receive specific instructions from the holders of New Travelers Depositary Shares representing such New Travelers Preferred Stock.

WITHDRAWAL OF STOCK

   Upon surrender of New Travelers Depositary Receipts at the principal office of the relevant Depositary (unless the related New Travelers Depositary Shares have previously been called for redemption), and subject to the terms of the related Deposit Agreement, the owner of the New Travelers Depositary Shares evidenced thereby is entitled to delivery of whole shares of New Travelers Preferred Stock and all money and other property, if any, represented by such New Travelers Depositary Shares. Partial shares of New Travelers Preferred Stock will not be issued. If the New Travelers Depositary Receipts delivered by the holder evidence a number of New Travelers Depositary Shares in excess of the number of New Travelers Depositary Shares representing the number of whole shares of New Travelers Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a New Travelers Depositary Receipt evidencing such excess number of New Travelers Depositary Shares. Holders of shares of New Travelers Preferred Stock thus withdrawn will not thereafter be entitled to deposit such shares under a Deposit Agreement or to receive New Travelers Depositary Shares therefor.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

   The form of the New Travelers Depositary Receipt evidencing any New Travelers Depositary Shares and any provision of a Deposit Agreement may at any time and from time to time be amended by agreement between Travelers and the Depositary. However, any amendment which materially and adversely alters the rights of the existing holders of the New Travelers Depositary Shares will not be effective unless such amendment has been approved by the holders of at least a majority of the New Travelers Depositary Shares then outstanding under such Deposit Agreement. A Deposit Agreement may be terminated by Travelers or the Depositary only if (i) all the outstanding New Travelers Depositary

Shares relating thereto have been redeemed or (ii) there has been a final distribution in respect of the New Travelers Preferred Stock of the relevant series in connection with any liquidation, dissolution or winding up of Travelers and such distribution has been distributed to the holders of the related New Travelers Depositary Shares.

CHARGES OF DEPOSITARY

   Travelers will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Travelers will pay charges of any Depositary in connection with the initial deposit of the New Travelers Preferred Stock and the initial issuance of the relevant New Travelers Depositary Shares and any redemption of such New Travelers Preferred Stock. Holders of the New Travelers Depositary Shares will pay other transfer and other taxes and governmental charges and certain other charges as are provided in the relevant Deposit Agreement to be for their accounts.

MISCELLANEOUS

   The Depositary will forward to the holders of the New Travelers Depositary Shares all reports and communications from Travelers which are delivered to such Depositary and which Travelers is required to furnish to the holders of the New Travelers Preferred Stock.

   Neither any Depositary nor Travelers will assume any obligation or will be subject to any liability under a Deposit Agreement to holders of the New Travelers Depositary Shares other than for its negligence or willful misconduct. The obligations of Travelers and any Depositary under a Deposit Agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any New Travelers Depositary Shares or New Travelers Preferred Stock unless satisfactory indemnity is furnished. Travelers and any Depositary may rely on written advice of counsel or accountants, on information provided by persons presenting the New Travelers Preferred Stock for deposit, holders of the New Travelers Depositary Shares or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

RESIGNATION AND REMOVAL OF DEPOSITARY

   A Depositary may resign at any time by delivering to Travelers notice of its election to do so, and Travelers may at any time remove any Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. It is expected that The Bank of New York will become the successor Depositary after consummation of the Merger.

                                   EXPERTS

   The consolidated financial statements and schedules of Travelers as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, incorporated by reference or included in Travelers' Annual Report on Form 10-K for the year ended December 31, 1996, have been incorporated by reference herein, in reliance upon the reports (also incorporated by reference herein) of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. The combined financial statements as of and for the year ended December 31, 1995 and 1994 of The Aetna Casualty and Surety Company and The Standard Fire Insurance Company and their subsidiaries included in Travelers' Current Report on Form 8-K dated April 2, 1996, as amended, have been incorporated by reference herein, in reliance upon the report (also incorporated by reference herein) of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

   The consolidated financial statements of Salomon and its subsidiaries appearing in Salomon's Annual Report on Form 10-K for the fiscal years ended December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, incorporated in this Proxy Statement/Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements referred to above are incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                LEGAL MATTERS

   Certain legal matters with respect to the validity of the Travelers Common Stock and the New Travelers Preferred Stock (represented, in some cases, by the New Travelers Depositary Shares) to be issued pursuant to the Merger and the federal income tax consequences of the Merger will be passed upon for Travelers by Skadden, Arps, Slate, Meagher & Flom LLP, Travelers' outside legal counsel. Kenneth J. Bialkin, a partner of Skadden, Arps, Slate, Meagher & Flom LLP, is a director of Travelers and he and other attorneys in such firm beneficially own an aggregate of less than 1% of the outstanding Travelers Common Stock. Certain legal matters with respect to the federal income tax consequences of the Merger will be passed upon for Salomon by Cravath, Swaine & Moore, Salomon's outside legal counsel.

                  SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

   Due to the contemplated consummation of the Merger, Salomon does not currently expect to hold a 1998 Annual Meeting of Stockholders because, following the Merger, Salomon will not be a publicly traded company. In the event that the Merger is not consummated and such a meeting is held, to be eligible for inclusion in Salomon's proxy statement and form of proxy relating to that meeting, proposals of stockholders intended to be presented at such meeting must be received by Salomon either (i) within a reasonable time after Salomon announces publicly the date of the meeting and before Salomon mails its proxy statement to stockholders in connection with such meeting, or (ii) no later than November 13, 1997, if Salomon shall have announced publicly its intention not to consummate the Merger prior to such date.

                     WHERE YOU CAN FIND MORE INFORMATION

   Travelers and Salomon file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that the companies file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Travelers and Salomon public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at "http:// www.sec.gov." Reports, proxy statements and other information concerning Travelers and Salomon also may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

   Travelers has filed the Registration Statement to register with the SEC the shares of Travelers Common Stock, New Travelers Preferred Stock and New Travelers Depositary Shares to be issued to Salomon stockholders in the Merger. This Proxy Statement/Prospectus is a part of the Registration Statement and constitutes a prospectus of Travelers, as well as a proxy statement of Salomon for the Salomon Special Meeting.

   As allowed by SEC rules, this Proxy Statement/Prospectus does not contain all the information that stockholders can find in the Registration Statement or the exhibits to the Registration Statement.

   The SEC allows Travelers and Salomon to "incorporate by reference" information into this Proxy Statement/Prospectus, which means that the companies can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement/Prospectus, except for any information superseded by information contained directly in the Proxy Statement/Prospectus. This Proxy Statement/Prospectus incorporates by reference the documents set forth below that Travelers and Salomon have previously filed with the SEC. These documents contain important information about the companies and their financial condition.

TRAVELERS SEC FILINGS (FILE NO. 1-9924)   PERIOD
----------------------------------------  ------------------------------------------------------
Annual Report on Form 10-K............... Year ended December 31, 1996 (as amended by Form
                                          10-K/A-1 dated June 26, 1997 and Form 10-K/A-2 dated
                                          October 24, 1997)
Quarterly Reports on Form 10-Q........... Quarters ended March 31, 1997 and June 30, 1997
Current Reports on Form 8-K.............. Dated January 19, 1996 (as amended on February 6,
                                          1996), April 2, 1996 (as amended on April 3, 1996),
                                          June 7, 1996, June 11, 1997, July 8, 1997, September
                                          3, 1997, September 24, 1997, October 3, 1997, and
                                          October 13, 1997
Registration Statement on Form 8-B ...... Dated May 10, 1988, setting forth a description of the
                                          Travelers Common Stock (including any amendments or
                                          reports filed for the purpose of updating such
                                          description)

 SALOMON SEC FILINGS (FILE NO. 1-4346)  PERIOD
--------------------------------------  -----------------------------------------------------
Annual Report on Form 10-K............. Year ended December 31, 1996
Quarterly Reports on Form 10-Q......... Quarters ended March 31, 1997 and June 30, 1997
Current Reports on Form 8-K............ January 21, 1997, March 17, 1997, April 15, 1997,
                                        July 17, 1997, September 24, 1997, September 24, 1997
                                        and October 21, 1997

   Travelers and Salomon incorporate by reference additional documents that either Company may file with the SEC between the date of this Proxy Statement/Prospectus and the dates of the special meetings. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

   Travelers has supplied all information contained or incorporated by reference in this Proxy Statement/ Prospectus relating to Travelers, and Salomon has supplied all such information relating to Salomon.

   If you are a stockholder, Salomon may have sent you some of the documents incorporated by reference, but you can obtain any of them through Salomon or Travelers, as the case may be, or the SEC or the SEC's Internet World Wide Web site described above. Documents incorporated by reference are available from the companies without charge, excluding all exhibits unless specifically incorporated by reference as exhibit in this Proxy Statement/Prospectus. Stockholders may obtain documents incorporated by reference in this Proxy Statement/Prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

          TRAVELERS GROUP INC.
          388 GREENWICH STREET
          NEW YORK, NEW YORK 10013

          SALOMON INC
          SEVEN WORLD TRADE CENTER
          NEW YORK, NEW YORK 10048

   If you would like to request documents from either company, please do so by November 18, 1997 to receive them before the Salomon Special Meeting. If you request any incorporated documents from us we will mail them to you by first-class mail, or other equally prompt means, within one business day of receipt of your request.

   YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS TO VOTE YOUR SHARES AT THE SALOMON SPECIAL MEETING. SALOMON AND TRAVELERS HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS. THIS PROXY STATEMENT/PROSPECTUS IS DATED OCTOBER 24, 1997. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THE PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND NEITHER THE MAILING OF THIS PROXY STATEMENT/PROSPECTUS TO STOCKHOLDERS NOR THE ISSUANCE OF TRAVELERS' SECURITIES IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

         UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

   The Merger Agreement provides that each share of Salomon Common Stock will be exchanged for 1.695 shares of Travelers Common Stock. The Exchange Ratio and all per share amounts contained in the unaudited pro forma condensed combined financial statements and the notes thereto reflect the Travelers 1997 Stock Split. The Merger, which is expected to be completed in the fourth quarter of 1997, is expected to be accounted for under the pooling of interests method and, accordingly, Travelers' historical consolidated financial statements presented in future reports will be restated to include the accounts and results of Salomon. The Merger is subject to customary closing conditions, including regulatory and Salomon stockholder approval.

   The following unaudited pro forma condensed combined statement of financial condition combines the historical consolidated statement of financial condition of Travelers and the historical consolidated statement of financial condition of Salomon giving effect to the Merger as though it had been consummated on June 30, 1997. The following unaudited pro forma condensed combined statements of income combine the historical statements of income of Travelers and Salomon giving effect to the Merger as if it had occurred on January 1, 1994. The unaudited pro forma condensed combined statements of income for the six months ended June 30, 1996 and for the year ended December 31, 1996 also give effect to the acquisition in April 1996 of the domestic property and casualty operations of Aetna Life and Casualty Company (the "Aetna P&C" operations) and transactions related to the funding of the acquisition, as if they had occurred on January 1, 1996. This information should be read in conjunction with the accompanying notes hereto; the separate historical financial statements of Travelers as of June 30, 1997 and for the six months ended June 30, 1997 and 1996, and for each of the three years ended December 31, 1996 which are contained in Travelers' Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997 and its Annual Report on Form 10-K for the fiscal year ended December 31, 1996, respectively; and the separate historical financial statements of Salomon as of June 30, 1997 and for the six months ended June 30, 1997 and 1996, and for each of the three years ended December 31, 1996 which are contained in Salomon's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997 and its Annual Report on Form 10-K for the fiscal year ended December 31, 1996, respectively. In addition, the information related to the pro forma condensed combined statements of income for the six months ended June 30, 1996 and for the year ended December 31, 1996 should be read in conjunction with the historical financial statements of the Aetna P&C operations for the period ended March 31, 1996 contained in Travelers' Current Report on Form 8-K dated June 7, 1996.

   The pro forma financial data is not necessarily indicative of the results of operations that would have occurred had the Merger been consummated or of future operations of the combined company.

                    TRAVELERS GROUP INC. AND SUBSIDIARIES
    UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL POSITION
                             AS OF JUNE 30, 1997
                           (in millions of dollars)

                                                                     TRAVELERS     SALOMON      PRO FORMA     PRO FORMA
                                                                    HISTORICAL    HISTORICAL   ADJUSTMENTS    COMBINED
                                                                   ------------ ------------  ------------- -----------
ASSETS
Cash and cash equivalents ........................................   $  1,739      $  2,081      $            $  3,820
Investments and real estate held for sale:
 Fixed maturities, primarily available for sale at market value  .     45,981                                   45,981
 Equity securities, at market value...............................      1,377                                    1,377
 Mortgage loans...................................................      3,748                                    3,748
 Real estate held for sale........................................        502                                      502
 Policy loans.....................................................      1,873                                    1,873
 Short-term and other.............................................      5,135                                    5,135
                                                                   ------------ ------------  ------------- -----------
  Total investments and real estate held for sale.................     58,616            --           --        58,616
                                                                   ------------ ------------  ------------- -----------
Securities borrowed or purchased under agreements to resell ......     27,950        91,320                    119,270
Brokerage receivables.............................................      8,507         6,014                     14,521
Trading securities owned, at market value.........................     14,014       132,848                    146,862
Commodities and related products and instruments..................                    1,533                      1,533
Net consumer finance receivables..................................      8,834                                    8,834
Reinsurance recoverables..........................................      9,876                                    9,876
Value of insurance in force and deferred policy acquisition costs       2,698                                    2,698
Cost of acquired businesses in excess of net assets...............      2,991                                    2,991
Separate and variable accounts....................................      9,830                                    9,830
Other receivables.................................................      5,108           624                      5,732
Other assets......................................................      9,443         1,533                     10,976
                                                                   ------------ ------------  ------------- -----------
Total assets......................................................   $159,606      $235,953      $    --      $395,559
                                                                   ============ ============  ============= ===========
LIABILITIES
Investment banking and brokerage borrowings.......................   $  4,268      $  8,036      $            $ 12,304
Short-term borrowings.............................................      2,812                                    2,812
Long-term debt....................................................     11,122        16,080                     27,202
Securities loaned or sold under agreements to repurchase .........     26,889       108,814                    135,703
Brokerage payables................................................      5,042         7,269                     12,311
Trading securities sold not yet purchased, at market value .......      9,640        87,058                     96,698
Contractholder funds..............................................     14,601                                   14,601
Insurance policy and claims reserves..............................     43,940                                   43,940
Separate and variable accounts....................................      9,818                                    9,818
Accounts payable and other liabilities............................     15,196         2,843          450        18,489
                                                                   ------------ ------------  ------------- -----------
  Total liabilities...............................................    143,328       230,100          450       373,878
                                                                   ------------ ------------  ------------- -----------
ESOP Preferred stock--Series C....................................        140                                      140
Redeemable preferred stock........................................                      420                        420
Mandatorily redeemable preferred securities of subsidiary trusts        1,900           345                      2,245
STOCKHOLDERS' EQUITY
Preferred stock...................................................      1,075           450                      1,525
Common stock......................................................         11           159         (158)           12
Additional paid-in capital........................................      7,557           438       (1,089)        6,906
Retained earnings.................................................      8,524         5,811       (2,807)       11,078
                                                                                                    (450)
Treasury stock, at cost...........................................     (2,958)       (1,769)       4,054          (673)
Unrealized gain on investment securities..........................        436                                      436
Other.............................................................       (407)           (1)                      (408)
                                                                   ------------ ------------  ------------- -----------
  Total stockholders' equity......................................     14,238         5,088         (450)       18,876
                                                                   ------------ ------------  ------------- -----------
Total liabilities and stockholders' equity........................   $159,606      $235,953      $    --      $395,559
                                                                   ============ ============  ============= ===========

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
                                  Statements

                    TRAVELERS GROUP INC. AND SUBSIDIARIES
          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                    FOR THE SIX MONTHS ENDED JUNE 30, 1997
              (in millions of dollars, except per share amounts)

                                                                        TRAVELERS     SALOMON     PRO FORMA
                                                                       HISTORICAL    HISTORICAL    COMBINED
                                                                      ------------ ------------  -----------
REVENUES:
Insurance premiums...................................................    $ 4,444       $           $  4,444
Commissions and fees.................................................      1,718          640         2,358
Interest and dividends...............................................      3,206        3,045         6,251
Finance related interest and other charges...........................        627                        627
Principal transactions...............................................        514          927         1,441
Asset management and administration fees.............................        762           29           791
Other income.........................................................        630                        630
                                                                      ------------ ------------  -----------
  Total revenues.....................................................     11,901        4,641        16,542
                                                                      ------------ ------------  -----------
EXPENSES:
Policyholder benefits and claims.....................................      3,811                      3,811
Non-insurance compensation and benefits..............................      1,950        1,111         3,061
Insurance underwriting, acquisition and operating....................      1,604                      1,604
Interest.............................................................      1,349        2,527         3,876
Provision for consumer finance credit losses.........................        145                        145
Other operating......................................................        876          374         1,250
                                                                      ------------ ------------  -----------
  Total expenses.....................................................      9,735        4,012        13,747
                                                                      ------------ ------------  -----------
Income before income taxes and minority interest.....................      2,166          629         2,795
Provision for income taxes...........................................        763          236           999
Minority interest, net of income taxes...............................         98                         98
                                                                      ------------ ------------  -----------
Income from continuing operations....................................    $ 1,305       $  393      $  1,698
                                                                      ============ ============  ===========
INCOME PER SHARE OF COMMON STOCK AND COMMON STOCK EQUIVALENTS:
Continuing operations................................................    $  1.31       $ 3.34      $   1.41
                                                                      ============ ============  ===========
Weighted average common shares outstanding and common stock
 equivalents (in millions and giving effect to the 3-for-2 stock
 split payable November 19, 1997)....................................      968.6        108.8       1,152.9
                                                                      ============ ============  ===========

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

                    TRAVELERS GROUP INC. AND SUBSIDIARIES
          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                    FOR THE SIX MONTHS ENDED JUNE 30, 1996
              (in millions of dollars, except per share amounts)

                                                                                     PRO FORMA
                                           TRAVELERS     AETNA P&C     PRO FORMA      BEFORE       SALOMON     PRO FORMA
                                          HISTORICAL    HISTORICAL*   ADJUSTMENTS     SALOMON    HISTORICAL    COMBINED
                                         ------------ -------------  ------------- -----------  ------------ -----------
REVENUES:
Insurance premiums......................    $3,316        $1,038         $  --        $ 4,354      $           $  4,354
Commissions and fees....................     1,766                                      1,766         597         2,363
Interest and dividends..................     2,543           243             2 (5a)     2,780       3,008         5,788
                                                                            (8)(5b)
Finance related interest and other
 charges................................       571                                        571                       571
Principal transactions..................       543                                        543       1,235         1,778
Asset management and administration
 fees...................................       648                                        648          22           670
Other income............................       554           325                          879                       879
                                         ------------ -------------  ------------- -----------  ------------ -----------
  Total revenues........................     9,941         1,606            (6)        11,541       4,862        16,403
                                         ------------ -------------  ------------- -----------  ------------ -----------
EXPENSES:
Policyholder benefits and claims .......     3,590           964                        4,554                     4,554
Non-insurance compensation and
 benefits...............................     1,930                                      1,930       1,096         3,026
Insurance underwriting, acquisition and
 operating..............................     1,367           325            (1)(5a)     1,691                     1,691
Interest................................     1,060                          45 (5c)     1,105       2,401         3,506
Provision for consumer finance credit
 losses.................................       128                                        128                       128
Other operating.........................       850                                        850         352         1,202
                                         ------------ -------------  ------------- -----------  ------------ -----------
  Total expenses........................     8,925         1,289            44         10,258       3,849        14,107
                                         ------------ -------------  ------------- -----------  ------------ -----------
Gain on sale of subsidiaries and
 affiliates.............................       397                        (363)(5d)        34                        34
                                         ------------ -------------  ------------- -----------  ------------ -----------
Income before income taxes and minority
 interest...............................     1,413           317          (413)         1,317       1,013         2,330
Provision for income taxes..............       361            99           (15)(5e)       445         405           850
Minority interest, net of income taxes .       (44)                         58 (5f)        14                        14
                                         ------------ -------------  ------------- -----------  ------------ -----------
Income from continuing operations ......    $1,096        $  218         $(456)       $   858      $  608      $  1,466
                                         ============ =============  ============= ===========  ============ ===========
INCOME PER SHARE OF COMMON STOCK AND
 COMMON STOCK EQUIVALENTS:
Continuing operations...................    $ 1.10                                    $  0.85      $ 5.41      $   1.22
                                         ============                              ===========  ============ ===========
Weighted average common shares
 outstanding and common stock
 equivalents (in millions and giving
 effect to the 3-for-2 stock split
 payable November 19, 1997).............     954.2                                      954.2       106.0       1,133.9
                                         ============                              ===========  ============ ===========

------------

*Represents historical results for Aetna P&C for the quarterly period ended March 31, 1996.

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

                    TRAVELERS GROUP INC. AND SUBSIDIARIES
          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                     FOR THE YEAR ENDED DECEMBER 31, 1996
              (in millions of dollars, except per share amounts)

                                                TRAVELERS     AETNA P&C     PRO FORMA
                                               HISTORICAL    HISTORICAL*   ADJUSTMENTS
                                              ------------ -------------  -------------
REVENUES:
Insurance premiums...........................    $ 7,633       $1,038         $
Commissions and fees.........................      3,422
Interest and dividends.......................      5,549          243             2 (5a)
                                                                                 (8)(5b)
Finance related interest and other charges ..      1,163
Principal transactions.......................        990
Asset management and administration fees ....      1,349
Other income.................................      1,239          325
                                              ------------ -------------  -------------
  Total revenues.............................     21,345        1,606            (6)
                                              ------------ -------------  -------------
EXPENSES:
Policyholder benefits and claims.............      7,366          964
Non-insurance compensation and benefits .....      3,768
Insurance underwriting, acquisition and
 operating...................................      3,013          325            (1)(5a)
Interest.....................................      2,259                         45 (5c)
Provision for consumer finance credit
 losses......................................        260
Other operating..............................      1,678
                                              ------------ -------------  -------------
  Total expenses.............................     18,344        1,289            44
                                              ------------ -------------  -------------
Gain on sale of subsidiaries and affiliates .        397                       (363)(5d)
                                              ------------ -------------  -------------
Income before income taxes and minority
 interest....................................      3,398          317          (413)
Provision for income taxes...................      1,051           99           (15)(5e)
Minority interest, net of income taxes ......         47                         58 (5f)
                                              ------------ -------------  -------------
Income from continuing operations............    $ 2,300       $  218         $(456)
                                              ============ =============  =============
INCOME PER SHARE OF COMMON STOCK AND COMMON
 STOCK EQUIVALENTS:
Continuing operations........................    $  2.30
                                              ============
Weighted average common shares outstanding
 and common stock equivalents (in millions
 and giving effect to the 3-for-2 stock
 split payable November 19, 1997)............      958.2
                                              ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                               PRO FORMA
                                                 BEFORE      SALOMON     PRO FORMA
                                                SALOMON     HISTORICAL    COMBINED
                                              ----------- ------------  -----------
REVENUES:
Insurance premiums...........................   $ 8,671       $           $  8,671
Commissions and fees.........................     3,422        1,179         4,601
Interest and dividends.......................     5,786        5,748        11,534

Finance related interest and other charges ..     1,163                      1,163
Principal transactions.......................       990        1,990         2,980
Asset management and administration fees ....     1,349           48         1,397
Other income.................................     1,564           81         1,645
                                              ----------- ------------  -----------
  Total revenues.............................    22,945        9,046        31,991
                                              ----------- ------------  -----------
EXPENSES:
Policyholder benefits and claims.............     8,330                      8,330
Non-insurance compensation and benefits .....     3,768        2,039         5,807
Insurance underwriting, acquisition and
 operating...................................     3,337                      3,337
Interest.....................................     2,304        4,679         6,983
Provision for consumer finance credit
 losses......................................       260                        260
Other operating..............................     1,678          718         2,396
                                              ----------- ------------  -----------
  Total expenses.............................    19,677        7,436        27,113
                                              ----------- ------------  -----------
Gain on sale of subsidiaries and affiliates .        34                         34
                                              ----------- ------------  -----------
Income before income taxes and minority
 interest....................................     3,302        1,610         4,912
Provision for income taxes...................     1,135          628         1,763
Minority interest, net of income taxes ......       105                        105
                                              ----------- ------------  -----------
Income from continuing operations............   $ 2,062       $  982      $  3,044
                                              =========== ============  ===========
INCOME PER SHARE OF COMMON STOCK AND COMMON
 STOCK EQUIVALENTS:
Continuing operations........................   $  2.05       $ 8.59      $   2.53
                                              =========== ============  ===========
Weighted average common shares outstanding
 and common stock equivalents (in millions
 and giving effect to the 3-for-2 stock
 split payable November 19, 1997)............     958.2        106.4       1,138.5
                                              =========== ============  ===========

------------
* Represents historical results for Aetna P&C for the quarterly period ended March 31, 1996.

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

                               70

                    TRAVELERS GROUP INC. AND SUBSIDIARIES
          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                     FOR THE YEAR ENDED DECEMBER 31, 1995
              (in millions of dollars, except per share amounts)


                                                                        TRAVELERS     SALOMON     PRO FORMA
                                                                       HISTORICAL    HISTORICAL    COMBINED
                                                                      ------------ ------------  -----------
REVENUES:
Insurance premiums...................................................    $ 4,977       $           $  4,977
Commissions and fees.................................................      2,874          804         3,678
Interest and dividends...............................................      4,355        7,021        11,376
Finance related interest and other charges ..........................      1,119                      1,119
Principal transactions...............................................      1,016        1,077         2,093
Asset management and administration fees ............................      1,052           39         1,091
Other income.........................................................      1,190           12         1,202
                                                                      ------------ ------------  -----------
  Total revenues.....................................................     16,583        8,953        25,536
                                                                      ------------ ------------  -----------
EXPENSES:
Policyholder benefits and claims ....................................      5,017                      5,017
Non-insurance compensation and benefits..............................      3,442        1,710         5,152
Insurance underwriting, acquisition and operating....................      1,912                      1,912
Interest.............................................................      1,956        5,754         7,710
Provision for consumer finance credit losses.........................        171                        171
Other operating......................................................      1,544          690         2,234
                                                                      ------------ ------------  -----------
  Total expenses.....................................................     14,042        8,154        22,196
                                                                      ------------ ------------  -----------
Loss on sale of subsidiaries and affiliates..........................        (20)                       (20)
                                                                      ------------ ------------  -----------
Income before income taxes...........................................      2,521          799         3,320
Provision for income taxes...........................................        893          286         1,179
                                                                      ------------ ------------  -----------
Income from continuing operations....................................    $ 1,628       $  513      $  2,141
                                                                      ============ ============  ===========
INCOME PER SHARE OF COMMON STOCK AND COMMON STOCK EQUIVALENTS:
Continuing operations................................................    $  1.62       $ 4.17      $   1.76
                                                                      ============ ============  ===========
Weighted average common shares outstanding and common stock
 equivalents (in millions and giving effect to the 3-for-2 stock
 split payable November 19, 1997)....................................      952.2        106.5       1,132.7
                                                                      ============ ============  ===========

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

                    TRAVELERS GROUP INC. AND SUBSIDIARIES
          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                     FOR THE YEAR ENDED DECEMBER 31, 1994
              (in millions of dollars, except per share amounts)

                                                                        TRAVELERS     SALOMON     PRO FORMA
                                                                       HISTORICAL    HISTORICAL    COMBINED
                                                                      ------------ ------------  -----------
REVENUES:
Insurance premiums...................................................    $ 5,144       $           $  5,144
Commissions and fees.................................................      2,526          822         3,348
Interest and dividends...............................................      3,401        5,902         9,303
Finance related interest and other charges...........................      1,030                      1,030
Principal transactions...............................................        900         (560)          340
Asset management and administration fees.............................      1,010           23         1,033
Other income.........................................................        932            7           939
                                                                      ------------ ------------  -----------
  Total revenues.....................................................     14,943        6,194        21,137
                                                                      ------------ ------------  -----------
EXPENSES:
Policyholder benefits and claims.....................................      5,227                      5,227
Non-insurance compensation and benefits..............................      3,241        1,455         4,696
Insurance underwriting, acquisition and operating....................      1,867                      1,867
Interest.............................................................      1,284        4,873         6,157
Provision for consumer finance credit losses.........................        152                        152
Other operating......................................................      1,524          715         2,239
                                                                      ------------ ------------  -----------
  Total expenses.....................................................     13,295        7,043        20,338
                                                                      ------------ ------------  -----------
Gain on sale of subsidiaries and affiliates..........................        226                        226
                                                                      ------------ ------------  -----------
Income (loss) before income taxes....................................      1,874         (849)        1,025
Provision for income taxes...........................................        717         (439)          278
                                                                      ------------ ------------  -----------
Income (loss) from continuing operations.............................    $ 1,157       $ (410)     $    747
                                                                      ============ ============  ===========
INCOME (LOSS) PER SHARE OF COMMON STOCK AND COMMON STOCK
 EQUIVALENTS:
Continuing operations................................................    $  1.11       $(4.41)     $   0.52
                                                                      ============ ============  ===========
Weighted average common shares outstanding and common stock
 equivalents (in millions and giving effect to the 3-for-2 stock
 split payable November 19, 1997)....................................      966.0        106.8       1,147.1
                                                                      ============ ============  ===========

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. DESCRIPTION OF TRANSACTIONS AND BASIS OF PRESENTATION

   The Merger Agreement provides that each share of Salomon Common Stock will be exchanged for 1.695 shares of Travelers Common Stock. The Exchange Ratio and all per share amounts contained in the unaudited pro forma condensed combined financial statements and the notes thereto reflect the Travelers 1997 Stock Split. The Merger, which is expected to be completed in the fourth quarter of 1997, is expected to be accounted for under the pooling of interests method and, accordingly, Travelers historical consolidated financial statements presented in future reports will be restated to include the accounts and results of Salomon. The Merger is subject to customary closing conditions, including regulatory and Salomon stockholder approval.

   The pro forma effect of the acquisition of the Aetna P&C operations is reflected in the pro forma condensed combined statements of income for the six months ended June 30, 1996 and for the year ended December 31, 1996 as if the acquisition had occurred on January 1, 1996. This acquisition has been accounted for as a purchase. Note that actual results for the Aetna P&C operations are included in Travelers' historical amounts from the date of acquisition on April 2, 1996.

2. ACCOUNTING POLICIES

   Travelers and Salomon are in the process of reviewing their accounting policies and, as a result of this review, it may be necessary to restate either Travelers' or Salomon's financial statements to conform to those accounting policies that are determined to be most appropriate. No such restatements have been made to the pro forma combined financial statements.

3. INTERCOMPANY TRANSACTIONS

   Transactions between Travelers and Salomon are not material in relation to the pro forma combined financial statements and therefore intercompany balances have not been eliminated from the pro forma combined amounts.

4. PRO FORMA ADJUSTMENTS -- SALOMON

   The pro forma adjustments to common stock, additional paid-in capital, retained earnings and treasury stock at June 30, 1997 reflect (1) the retirement of shares of Salomon Common Stock held in treasury pursuant to the Merger Agreement, (2) adjustments to account for 105 million shares of Travelers Common Stock held in treasury to be issued in the transaction as though retired, in accordance with APB No. 16, (3) the issuance of 182.1 million shares of Travelers Common Stock to effect the Merger, and (4) the after-tax effect on retained earnings of an estimated charge for restructuring (see note 7). The number of shares to be issued at consummation of the Merger will be based on the actual number of shares of Salomon Common Stock outstanding at that time.

5. PRO FORMA ADJUSTMENTS -- AETNA P&C

   The following pro forma adjustments related to the acquisition of the Aetna P&C operations are reflected in the pro forma condensed combined statements of income for the six months ended June 30, 1996 and for the year ended December 31, 1996. Such adjustments relate only to the quarter ended March 31, 1996 which represents the portion of the year that Travelers did not own the Aetna P&C operations (in millions):

   (a) Principal adjustments resulting from the allocation of purchase price based on fair value of underlying net assets, as follows:

                                                                        INCREASE
                                                                       (DECREASE)
                                                                   IN PRE-TAX INCOME
                                                                   -----------------
Interest and dividends:
 Amortization of discount allocated to investments on a level
  yield basis over the life of the investments ...................        $ 2
                                                                   -----------------
Insurance underwriting, acquisition and operating:
 Amortization of loss based assessments for second injury funds  .        $ 7
 Amortization of excess of purchase price over fair value of net
  assets acquired, over 40 years .................................         (7)
 Amortization of liabilities related to employee benefit plans  ..          6
 Other ...........................................................         (5)
                                                                   -----------------
                                                                          $ 1
                                                                   -----------------

   (b) Represents the reduction in net investment income resulting from the use of $600 of short-term investments to fund a portion of the acquisition.

   (c) Pro forma adjustments related to the funding of the acquisition as follows:

 Interest expense at 6 3/4% on $500 of long-term debt and 7
 3/4% on $200 of long-term debt including amortization of
 issuance costs ...............................................  $12
Interest expense at 5 3/4% on short-term borrowings  ..........   15
Preferred dividends on $900 of mandatorily redeemable
 preferred securities of subsidiary trusts ....................   18
                                                                -----
                                                                 $45
                                                                -----

   (d) Represents the reversal of the gain on the sale of 18% of Travelers Property Casualty Corp. ("TAP") common stock in an initial public offering, the proceeds of which were used to finance a portion of the acquisition.

   (e) Adjustment to reflect the income tax effects of (a), (b) and (c) above.

   (f) Pro forma adjustment to reflect minority interest resulting from the sale of TAP's common stock.

6. PRO FORMA EARNINGS PER SHARE

   The pro forma combined primary earnings per share for the respective periods presented is based on the combined weighted average number of common shares and share equivalents of Travelers and Salomon. The number of common shares and common share equivalents of Salomon is based on an exchange ratio of 1.695 shares of Travelers Common Stock for each issued and outstanding share and share equivalent of Salomon. The pro forma combined primary earnings per share has been calculated as follows:

             CALCULATION OF PRO FORMA COMBINED EARNINGS PER SHARE
                   (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                           FOR THE SIX MONTHS ENDED           FOR THE FISCAL YEAR
                                       -------------------------------- -------------------------------
                                        JUNE 30, 1997    JUNE 30, 1996     1996      1995       1994
                                       --------------- ---------------  --------- ---------  ---------
Income from continuing operations ....     $  1,698        $  1,466      $  3,044  $  2,141   $    747
Preferred dividends...................          (71)            (81)         (161)     (153)      (145)
                                       --------------- ---------------  --------- ---------  ---------
Income from continuing operations
 available to common stockholders ....     $  1,627        $  1,385      $  2,883  $  1,988   $    602
                                       --------------- ---------------  --------- ---------  ---------
Average common shares.................      1,102.5         1,094.6       1,097.5   1,099.3    1,127.4
Assumed exercise of dilutive
 warrants.............................          6.9             4.4           5.0       1.7         --
Assumed exercise of dilutive options .         19.8            16.4          16.2      14.0        9.2
Incremental shares--restricted stock .         23.7            18.5          19.8      17.7       10.5
                                       --------------- ---------------  --------- ---------  ---------
Shares used in computing earnings per
 share................................      1,152.9         1,133.9       1,138.5   1,132.7    1,147.1
                                       =============== ===============  ========= =========  =========
Primary earnings per share from
 continuing operations................     $   1.41        $   1.22      $   2.53  $   1.76   $   0.52
                                       =============== ===============  ========= =========  =========

7. RESTRUCTURING CHARGE

   The pro forma condensed combined statements of income do not reflect a planned Merger-related restructuring charge of between $400 million and $500 million (after-tax) primarily for severance and costs related to excess or unused office space and other facilities since such restructuring charge is non-recurring. Although there can be no assurance that the restructuring charge will fall within the range provided, this range represents management's best estimate based on the currently available information.

8. FUTURE COST SAVINGS

   As Salomon's operations are integrated with the existing operations of Travelers, management expects to achieve, by the end of a three year period, annual cost savings in excess of $200 million (after-tax) from the reduction of overhead expenses, changes in corporate infrastructure and the elimination of redundant expenses. There can be no assurance that these projected cost savings will be achieved. These expected future cost savings are not reflected in the pro forma financial data.

   The statements contained in notes 7 and 8 above may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act. Forward-looking statements are typically identified by the words "believe," "expect," "anticipate," "intend," "estimate" and similar expressions. These forward-looking statements are based largely on management's expectations and are subject to a number of uncertainties. Actual results could differ materially from these forward-looking statements as a result of a number of factors, including (1) determination of the number, job classification and location of employee positions to be eliminated, (2) compatibility of the operating systems of the combining companies, (3) the degree to which existing administrative and back-office functions and costs are complementary or redundant, and (4) the timing of implementation of changes in operations to effect cost savings. Travelers undertakes no obligation to update publicly or revise any forward-looking statements.

                                                                     APPENDIX A
===============================================================================










                         AGREEMENT AND PLAN OF MERGER


                                     AMONG


                             TRAVELERS GROUP INC.,
                          DIAMONDS ACQUISITION CORP.


                                      AND


                                  SALOMON INC


                        DATED AS OF SEPTEMBER 24, 1997










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                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
                                   ARTICLE I
                                   THE MERGER

SECTION 1.1   The Merger....................................................A-1
SECTION 1.2   Closing.......................................................A-1
SECTION 1.3   Effective Time................................................A-2
SECTION 1.4   Effects of the Merger.........................................A-2
SECTION 1.5   Certificate of Incorporation and By-laws of the Surviving
              Corporation.................................................. A-2
SECTION 1.6   Directors and Officers........................................A-2

                                   ARTICLE II
                   EFFECT OF THE MERGER ON THE CAPITAL STOCK
                        OF THE CONSTITUENT CORPORATIONS;
                            EXCHANGE OF CERTIFICATES

SECTION 2.1   Effect on Capital Stock.......................................A-2
              (a)Cancellation of Treasury Stock.............................A-2
              (b)Conversion of Company Common Stock.........................A-2
              (c)Conversion of Company Preferred Stock......................A-3
              (d)Conversion of Common Stock of Sub..........................A-4
              (e)Assumption of Obligations under Deposit Agreements.........A-4
SECTION 2.2   Exchange of Certificates......................................A-4
              (a)Exchange Agent.............................................A-4
              (b)Exchange Procedures........................................A-4
              (c)Distributions with Respect to Unexchanged Shares...........A-5
              (d)No Further Ownership Rights in Company Common  Stock.......A-5
              (e)No Fractional Shares.......................................A-5
              (f)Termination of Exchange Fund...............................A-6
              (g)No Liability...............................................A-6
              (h)Investment of Exchange Fund................................A-6
              (i)Lost Certificates..........................................A-6
SECTION 2.3   Certain Adjustments...........................................A-7

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

SECTION 3.1   Disclosure Schedules..........................................A-7
SECTION 3.2   Standard......................................................A-7
SECTION 3.3   Representations and Warranties of the Company.................A-7
              (a)Organization, Standing and Corporate Power.................A-7
              (b)Subsidiaries...............................................A-8
              (c)Capital Structure..........................................A-8
              (d)Authority; Noncontravention................................A-9
              (e)SEC Documents; Undisclosed Liabilities....................A-10
              (f)Information Supplied......................................A-10
              (g)Absence of Certain Changes or Events......................A-11
              (h)Compliance with Applicable Laws; Litigation...............A-11
              (i)Absence of Changes in Benefit Plans.......................A-12
              (j)ERISA Compliance..........................................A-12
              (k)Taxes.....................................................A-13
              (l)Voting Requirements.......................................A-13
              (m)State Takeover Statutes...................................A-13
              (n)Accounting Matters........................................A-14

                                     A-ii
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                                                                           PAGE
                                                                           ----
              (o)Brokers...................................................A-14
              (p)Ownership of Parent Capital Stock.........................A-14
              (q)Intellectual Property.....................................A-14
              (r)Certain Contracts.........................................A-14
              (s)Rights Agreement..........................................A-14
              (t)Environmental Liability...................................A-15
              (u)Derivative Transactions...................................A-15
              (v)Investment Securities and Commodities.....................A-15
              (w)Ineligible Persons........................................A-16
SECTION 3.4   Representations and Warranties of Parent.....................A-16
              (a)Organization, Standing and Corporate Power................A-16
              (b)Subsidiaries..............................................A-16
              (c)Capital Structure.........................................A-16
              (d)Authority; Noncontravention...............................A-18
              (e)SEC Documents; Undisclosed Liabilities....................A-18
              (f)Information Supplied......................................A-19
              (g)Absence of Certain Changes or Events......................A-19
              (h)Compliance with Applicable Laws; Litigation...............A-19
              (i)Absence of Changes in Benefit Plans.......................A-20
              (j)ERISA Compliance..........................................A-20
              (k)Taxes.....................................................A-21
              (l)Accounting Matters........................................A-21
              (m)Brokers...................................................A-21
              (n)Ownership of Company Capital Stock........................A-21
              (o)Voting Requirements.......................................A-22
              (p)Environmental Liability...................................A-22

                                  ARTICLE IV
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

SECTION 4.1   Conduct of Business..........................................A-22
              (a)Conduct of Business by the Company........................A-22
              (b)Conduct of Business by Parent.............................A-24
              (c)Compensation Matters......................................A-24
              (d)Coordination of Dividends.................................A-25
              (e)Other Actions.............................................A-25
              (f)Advice of Changes.........................................A-26
SECTION 4.2   No Solicitation by the Company...............................A-26

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

SECTION 5.1   Preparation of the Form S-4 and the Proxy Statement;
              Stockholders Meetings........................................A-27
SECTION 5.2   Letters of the Company's Accountants.........................A-28
SECTION 5.3   Letters of Parent's Accountants..............................A-28
SECTION 5.4   Access to Information; Confidentiality.......................A-28
SECTION 5.5   Best Efforts.................................................A-29
SECTION 5.6   Employee Stock Options, Incentive and Benefit Plans..........A-30
SECTION 5.7   Indemnification, Exculpation and Insurance...................A-31
SECTION 5.8   Fees and Expenses............................................A-31
SECTION 5.9   Public Announcements.........................................A-32
SECTION 5.10  Affiliates...................................................A-32
SECTION 5.11  Stock Exchange Listing.......................................A-33
SECTION 5.12  Stockholder Litigation.......................................A-33
SECTION 5.13  Tax Treatment................................................A-33
SECTION 5.14  Pooling of Interests.........................................A-33

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                                                                           PAGE
                                                                           ----
SECTION 5.15  Standstill Agreements; Confidentiality Agreements............A-33
SECTION 5.16  Conveyance Taxes.............................................A-34
SECTION 5.17  Company Convertible Notes; Company Series F Preferred
              Stock........................................................A-34
SECTION 5.18  Compliance with 1940 Act Section 15..........................A-34
SECTION 5.19  Certain Contracts............................................A-35
SECTION 5.20  Investment Advisory Agreements...............................A-35

                                  ARTICLE VI
                             CONDITIONS PRECEDENT

SECTION 6.1   Conditions to Each Party's Obligation to Effect the Merger...A-35
              (a)Stockholder Approval......................................A-35
              (b)HSR Act...................................................A-35
              (c)Governmental and Regulatory Approvals.....................A-35
              (d)No Injunctions or Restraints..............................A-35
              (e)Form S-4..................................................A-35
              (f)NYSE Listing..............................................A-35
SECTION 6.2   Conditions to Obligations of Parent..........................A-36
              (a)Representations and Warranties............................A-36
              (b)Performance of Obligations of the Company.................A-36
              (c)Tax Opinion...............................................A-36
SECTION 6.3   Conditions to Obligations of the Company.....................A-36
              (a)Representations and Warranties............................A-36
              (b)Performance of Obligations of Parent......................A-36
              (c)Tax Opinions..............................................A-36
SECTION 6.4   Frustration of Closing Conditions............................A-36

                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

SECTION 7.1   Termination..................................................A-36
SECTION 7.2   Effect of Termination........................................A-37
SECTION 7.3   Amendment....................................................A-37
SECTION 7.4   Extension; Waiver............................................A-37
SECTION 7.5   Procedure for Termination, Amendment, Extension or Waiver....A-38

                                 ARTICLE VIII
                              GENERAL PROVISIONS

SECTION 8.1   Nonsurvival of Representations and Warranties................A-38
SECTION 8.2   Notices......................................................A-38
SECTION 8.3   Definitions..................................................A-38
SECTION 8.4   Interpretation...............................................A-39
SECTION 8.5   Counterparts.................................................A-40
SECTION 8.6   Entire Agreement; No Third-Party Beneficiaries...............A-40
SECTION 8.7   Governing Law................................................A-40
SECTION 8.8   Assignment...................................................A-40
SECTION 8.9   Consent to Jurisdiction......................................A-40
SECTION 8.10  Headings.....................................................A-40
SECTION 8.11  Severability.................................................A-40

    AGREEMENT AND PLAN OF MERGER dated as of September 24, 1997, by and among TRAVELERS GROUP INC., a Delaware corporation ("Parent"), DIAMONDS ACQUISITION CORP., a Delaware corporation ("Sub"), and SALOMON INC, a Delaware corporation (the "Company").

    WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have each approved the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby (a) each issued and outstanding share of common stock, par value $1.00 per share, of the Company ("Company Common Stock"), other than shares owned by the Company, will be converted into the right to receive the Merger Consideration (as defined in Section 2.1(b)) and (b) each issued and outstanding share of Company Preferred Stock (as defined in Section 2.1(c)), other than shares owned by the Company, will be converted into the right to receive one share of a corresponding series of preferred stock of Parent pursuant to Article II;

    WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have each determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals and are in the best interests of their respective stockholders;

    WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

    WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

    WHEREAS, for financial accounting purposes, it is intended that the Merger will be accounted for as a pooling of interests transaction under United States generally accepted accounting principles ("GAAP"); and

    WHEREAS, concurrently with the execution of this Agreement, and as an inducement to Parent and Sub to enter into this Agreement, a stockholder of the Company has entered into a Voting Agreement, dated as of the date hereof (the "Voting Agreement"), between Parent and the stockholder providing, among other things, that such stockholder will vote, or cause to be voted, at the Company Stockholders Meeting (as defined in Section 5.1(b)) all of the Company's voting securities owned at the time of such meeting by such stockholder and its subsidiaries in favor of the Merger and will grant or cause to be granted proxies to Parent for that purpose.

    NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE I

                                  THE MERGER

    SECTION 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.3). Following the Effective Time, the Company shall be the surviving corporation (the "Surviving Corporation") and become a wholly owned subsidiary of Parent and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

    SECTION 1.2 Closing. Subject to the satisfaction or waiver of all the conditions to closing contained in Article VI hereof, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second day after satisfaction or waiver of the conditions set forth in Article VI, unless another time or date is agreed to by the parties hereto; provided that in no event shall the Closing Date be other than a Friday, Saturday or Sunday. The Closing will be held at such location in the City of New York as is agreed to by the parties hereto.

    SECTION 1.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall cause the Merger to be consummated by filing a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of Delaware, or at such subsequent date or time as Sub and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

    SECTION 1.4 Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

    SECTION 1.5 Certificate of Incorporation and By-laws of the Surviving Corporation. The certificate of incorporation of the Company shall be amended as of the Effective Time to read in its entirety like the certificate of incorporation of Sub except that Article First of such certificate of incorporation shall read in its entirety as follows: "The name of the Corporation is Salomon Smith Barney Holdings Inc." and, as amended, such certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. The by-laws of Sub, as in effect immediately prior to the Effective Time, shall become the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

    SECTION 1.6 Directors and Officers. The directors identified in Section 1.6 of the Parent Disclosure Schedule (as defined in Section 3.1) and the officers of Sub shall, from and after the Effective Time, become the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the by-laws of the Surviving Corporation.

                                  ARTICLE II

                   EFFECT OF THE MERGER ON THE CAPITAL STOCK
                       OF THE CONSTITUENT CORPORATIONS;
                           EXCHANGE OF CERTIFICATES

    SECTION 2.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or Company Preferred Stock (together, "Company Capital Stock"):

    (a) Cancellation of Treasury Stock. Each share of Company Common Stock and Company Preferred Stock that is owned directly by the Company shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor; provided, however, that any shares of Company Common Stock or Company Preferred Stock (i) held by the Company in connection with any market-making or proprietary trading activity or for the account of another person, (ii) as to which the Company is or may be required to act as a fiduciary or in a similar capacity or (iii) the cancellation of which would violate any legal duties or obligations of the Company shall not be cancelled but, instead, shall be treated as set forth in
Section 2.1(b) (in the case of Company Common Stock) or 2.1(c) (in the case of Company Preferred Stock).

    (b) Conversion of Company Common Stock. Subject to Section 2.2(e), each issued and outstanding share of Company Common Stock (other than shares to be cancelled in accordance with Section 2.1(a)), together with the rights (the "Company Rights") attached thereto to purchase the Company's Series B Junior Participating Preferred Stock ("Company Junior Preferred Stock") issued pursuant to the Rights Agreement, dated as of February 8, 1988, as amended, between the Company and First Chicago Trust Company of New York, as successor to Morgan Shareholder Services Trust Company, as Rights Agent (the "Rights Agreement"), shall be converted into the right to receive 1.13 (the "Exchange Ratio") validly issued, fully paid and nonassessable shares of common stock, par value $.01 per share ("Parent Common Stock"), of Parent. The consideration to be issued to holders of Company Common Stock is referred to herein as the "Merger Consideration." As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.2 and any dividends or distributions to which such holder is entitled pursuant to
Section 2.2(c), in each case without interest.

    (c) Conversion of Company Preferred Stock. (i) Each issued and outstanding share of Series A Cumulative Convertible Preferred Stock of the Company ("Company Series A Convertible Preferred Stock"), other than shares to be cancelled in accordance with Section 2.1(a), together with the Rights attached thereto, shall be converted into the right to receive one validly issued, fully paid and nonassessable share of Series I Cumulative Convertible Preferred Stock of Parent ("Parent Convertible Preferred Stock"). Each share of Parent Convertible Preferred Stock shall have terms that are substantially identical to the terms of Company Series A Convertible Preferred Stock, provided that (A) as a result of the Merger the issuer thereof shall be Parent rather than the Company, (B) the number of shares of Parent Common Stock into which each share of Parent Convertible Preferred Stock shall be convertible (at the same times and subject to the same terms and conditions under which Company Series A Convertible Preferred Stock is convertible into shares of Company Common Stock immediately prior to the Effective Time) shall equal 26.31579 (which number shall be subject to adjustment under the same circumstances, in the same manner and to the same extent as set forth in the existing Certificate of Designation relating to the Company Series A Convertible Preferred Stock) times the Exchange Ratio and (C) each share of Parent Convertible Preferred Stock, when voting together with the Parent Common Stock (and any other shares of capital stock of Parent at the time entitled to vote) as a single class, shall be entitled to a number of votes equal to the number of shares of Parent Common Stock into which one share of Parent Convertible Preferred Stock will be convertible immediately following the Merger.

         (ii) Each issued and outstanding share of 8.08% Cumulative Preferred Stock, Series D, of the Company ("Company 8.08% Preferred Stock"), other than shares to be cancelled in accordance with Section 2.1(a), shall be converted into the right to receive one validly issued, fully paid and nonassessable share of 8.08% Cumulative Preferred Stock, Series J, of Parent ("Parent 8.08% Preferred Stock"). Each share of Parent 8.08% Preferred Stock shall have terms that are substantially identical to Company 8.08% Preferred Stock, provided that (A) as a result of the Merger the issuer thereof shall be Parent rather than the Company and (B) each share of Parent 8.08% Preferred Stock shall be entitled to three votes per share, voting together as a class with the Parent Common Stock (and any other shares of capital stock of Parent at the time entitled to vote), on all matters submitted to a vote of stockholders of Parent, and shall be entitled to one vote per share on all matters on which the Company 8.08% Preferred Stock is entitled to vote, voting together as a class with any other shares of preferred stock of Parent at the time entitled to vote.

         (iii) Each issued and outstanding share of 8.40% Cumulative Preferred Stock, Series E, of the Company ("Company 8.40% Preferred Stock," and together with Company Series A Convertible Preferred Stock and Company 8.08% Preferred Stock, "Company Preferred Stock"), other than shares to be cancelled in accordance with Section 2.1(a), shall be converted into the right to receive one validly issued, fully paid and nonassessable share of 8.40% Cumulative Preferred Stock, Series K, of Parent ("Parent 8.40% Preferred Stock," and together with Parent Convertible Preferred Stock and Parent 8.08% Preferred Stock, "Parent New Preferred Stock"). Each share of Parent 8.40% Preferred Stock shall have terms that are substantially identical to Company 8.40% Preferred Stock, provided that (A) as a result of the Merger the issuer thereof shall be Parent rather than the Company and (B) each share of Parent 8.40% Preferred Stock shall be entitled to three votes per share, voting together as a class with the Parent Common Stock (and any other shares of capital stock of Parent at the time entitled to vote), on all matters submitted to a vote of stockholders of Parent, and shall be entitled to one vote per share on all matters on which the Company 8.40% Preferred Stock is entitled to vote, voting together as a class with any other shares of preferred stock of Parent at the time entitled to vote.

    (d) Conversion of Common Stock of Sub. Each issued and outstanding share of common stock, par value $.01 per share, of Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

    (e) Assumption of Obligations under Deposit Agreements. At the Effective Time, Parent shall assume the obligations of the Company under the Deposit Agreement, dated as of February 23, 1993, among the Company, First Chicago Trust Company of New York, as Depositary, and the depositary receipt holders (with respect to Company 8.08% Preferred Stock), and the Deposit Agreement, dated as of February 13, 1996, among the Company, First Chicago Trust Company of New York, as Depositary, and the depositary receipt holders (with respect to Company 8.40% Preferred Stock). Parent shall instruct the depositary to treat the shares of Parent 8.08% Preferred Stock and the shares of Parent 8.40% Preferred Stock received by such depositary in exchange for and upon conversion of the shares of Company 8.08% Preferred Stock and Company 8.40% Preferred Stock, respectively, as new deposited securities under the applicable deposit agreement. In accordance with the terms of the relevant deposit agreement, the depositary receipts then outstanding shall thereafter represent the shares of Parent 8.08% Preferred Stock and Parent 8.40% Preferred Stock so received upon conversion and exchange for the shares of Company 8.08% Preferred Stock and Company 8.40% Preferred Stock, respectively. Promptly following the Effective Time, Parent shall request that the depositary call for the surrender of all outstanding receipts to be exchanged for new receipts specifically describing the relevant series of Parent New Preferred Stock.

    SECTION 2.2 Exchange of Certificates. (a) Exchange Agent. As of the Effective Time, Parent shall enter into an agreement with such bank or trust company as may be designated by Parent and reasonably satisfactory to the Company (the "Exchange Agent"), which shall provide that Parent shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of Company Common Stock and Company Preferred Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Parent Common Stock and Parent New Preferred Stock (such shares of Parent Common Stock and Parent New Preferred Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time, any Excess Shares (as defined in Section 2.2(e)) and any cash (including cash proceeds from the sale of the Excess Shares) payable in lieu of any fractional shares of Parent Common Stock being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section
2.1 in exchange for outstanding shares of Company Common Stock and Company Preferred Stock.

    (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock or Company Preferred Stock (the "Certificates") whose shares were converted into the right to receive the Merger Consideration or shares of Parent New Preferred Stock, as applicable, pursuant to Section 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Company and Parent may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for the Merger Consideration or shares of Parent New Preferred Stock, as applicable. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock or Parent New Preferred Stock which such holder has the right to receive pursuant to the provisions of this Article II, certain dividends or other distributions in accordance with Section 2.2(c) and cash in lieu of any fractional share of Parent Common Stock in accordance with
Section 2.2(e), and the Certificate so surrendered shall forthwith be cancelled. In the event of a surrender of a Certificate representing shares of Company Common Stock or Company Preferred Stock which are not registered in the transfer records of the Company under the name of the person surrendering such Certificate, a certificate representing the proper number of shares of Parent Common Stock or Parent New Preferred Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock or Parent New Preferred Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration or shares of Parent New Preferred Stock, as applicable, which the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this
Article II, certain dividends or other distributions in accordance with
Section 2.2(c) and cash in lieu of any fractional share of Parent Common
Stock in accordance with Section 2.2(e). No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

    (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock or Parent New Preferred Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock or Parent New Preferred Stock issuable hereunder in respect thereof, and, in the case of Certificates representing Company Common Stock, no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e), and all such dividends, other distributions and cash in lieu of fractional shares of Parent Common Stock shall be paid by Parent to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this Article II, subject to Section 2.2(f). Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of the certificate representing whole shares of Parent Common Stock or Parent New Preferred Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock or Parent New Preferred Stock and, in the case of Certificates representing Company Common Stock, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock or Parent New Preferred Stock.

    (d) No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock or Parent New Preferred Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to this Article II) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock or Company Preferred Stock, as applicable, theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock or Company Preferred Stock which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock or Company Preferred Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article II, except as otherwise provided by law.

    (e) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Parent shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

         (ii) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (A) the number of whole shares of Parent Common Stock delivered to the Exchange Agent by Parent pursuant to Section 2.2 (a) over (B) the aggregate number of whole shares of Parent Common Stock to be distributed to former holders of Company Common Stock pursuant to Section 2.2(b) (such excess being herein called the "Excess Shares"). Following the Effective Time, the Exchange Agent shall, on behalf of the former stockholders of the Company, sell the Excess Shares at then-prevailing prices on the New York Stock Exchange, Inc. ("NYSE"), all in the manner provided in Section 2.2(e)(iii).

         (iii) The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The Exchange Agent shall use reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of Certificates formerly representing Company Common Stock, the Exchange Agent shall hold such proceeds in trust for such holders (the "Common Shares Trust"). The Surviving Corporation shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Excess Shares. The Exchange Agent shall determine the portion of the Common Shares Trust to which each former holder of Company Common Stock is entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such former holder of Company Common Stock is entitled (after taking into account all shares of Company Common Stock held of record at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all former holders of Company Common Stock are entitled.

         (iv) Notwithstanding the provisions of Section 2.2(e)(ii) and (iii), the Surviving Corporation may elect at its option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments hereinabove contemplated, to pay each former holder of Company Common Stock an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such former holder (after taking into account all shares of Company Common Stock held of record at the Effective Time by such holder) would otherwise be entitled by
    (B) the closing price of the Parent Common Stock as reported on the NYSE Composite Transaction Tape (as reported in The Wall Street Journal, or, if not reported therein, any other authoritative source) on the Closing Date, and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this Section 2.2(e)(iv).

         (v) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates formerly representing Company Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders of Certificates formerly representing Company Common Stock subject to and in accordance with the terms of Section 2.2(c).

    (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for Merger Consideration or shares of Parent New Preferred Stock, any dividends or distributions with respect to Parent Common Stock or Parent New Preferred Stock, as applicable, and any cash in lieu of fractional shares of Parent Common Stock.

    (g) No Liability. None of Parent, Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock or Parent New Preferred Stock, any dividends or distributions with respect thereto, any cash in lieu of fractional shares of Parent Common Stock or any cash from the Exchange Fund, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent (provided that such cash shall be invested only in high quality short-term instruments with low risk of loss of principal), on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

    (i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration or shares of Parent New Preferred Stock and, if applicable, any unpaid dividends and distributions on shares of Parent Common Stock or Parent New Preferred Stock deliverable in respect thereof and any cash in lieu of fractional shares of Parent Common Stock, in each case pursuant to this Agreement.

    SECTION 2.3 Certain Adjustments. If after the date hereof and on or prior to the Closing Date the outstanding shares of Parent Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, or any similar event shall occur (any such action, an "Adjustment Event"), the Exchange Ratio shall be adjusted accordingly to provide to the holders of Company Common Stock and Company Series A Convertible Preferred Stock the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend or similar event.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

    SECTION 3.1 Disclosure Schedules. Prior to the execution of this Agreement, the Company has delivered to Parent a schedule (the "Company Disclosure Schedule") and Parent has delivered to the Company a schedule (the "Parent Disclosure Schedule" and, together, the "Disclosure Schedules") each setting forth, among other things, items the disclosure of which is necessary or appropriate in relation to any or all of their respective representations and warranties in accordance with the standard established by Section 3.2; provided, however, that notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item in a Disclosure Schedule shall not be deemed an admission by the disclosing party that such item represents a material exception or fact, event or circumstance or that such item constitutes or is reasonably likely to result in a material adverse effect or material adverse change (each as defined in Section 8.3).

    SECTION 3.2 Standard. No representation or warranty of the Company or Parent contained in Sections 3.3 and 3.4, respectively, other than Sections 3.3(a), 3.3(b), 3.3(c), 3.3(d), 3.3(e), 3.3(f), 3.3(g)(i), (ii) and (iii),
3.3(l), 3.3(m), 3.3(n), 3.3(o), 3.3(s) or 3.3(w) or Sections 3.4(a), 3.4(b),
3.4(c), 3.4(d), 3.4(e), 3.4(f), 3.4(g)(i), (ii) and (iii), 3.4(l) or 3.4(m)
(collectively, the "Other Paragraphs"), shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of
Section 3.3 or 3.4, as the case may be, other than the Other Paragraphs, has had or is reasonably likely to have a material adverse effect.

    SECTION 3.3 Representations and Warranties of the Company. Subject to Sections 3.1 and 3.2 and except as disclosed in Company Filed SEC Documents (as defined in Section 3.3(g)) or as set forth on the Company Disclosure Schedule and making reference to the particular subsection of this Agreement to which exception is being taken (regardless of whether such subsection refers to the Company Disclosure Schedule), the Company represents and warrants to Parent as follows:

    (a) Organization, Standing and Corporate Power. (i) Each of the Company and its subsidiaries (as defined in Section 8.3) is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to subsidiaries, for those jurisdictions where the failure to be duly organized, validly existing and in good standing individually or in the aggregate would not have a material adverse effect (as defined in Section 8.3) on the Company. Each of the Company and its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect on the Company.

         (ii) The Company has delivered to Parent prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and by-laws, as amended to date.

         (iii) In all material respects, the minute books of the Company contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders, the Board of Directors and all committees of the Board of Directors of the Company since January 1, 1994.

    (b) Subsidiaries. Exhibit 21 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 includes all the subsidiaries of the Company which as of the date of this Agreement are Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC")). All the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been validly issued and are fully paid and nonassessable; are owned directly or indirectly by the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests securing indebtedness or similar obligations (collectively, "Liens"); and are free of any other restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests that would prevent the operation by the Surviving Corporation of such Significant Subsidiary's business as currently conducted.

    (c) Capital Structure. The authorized capital stock of the Company consists of 250,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, without par value, of the Company ("Company Authorized Preferred Stock"), of which 700,000 shares have been designated as Company Series A Convertible Preferred Stock, 2,500,000 shares have been designated as Series B Junior Participating Preferred Stock, 244,375 shares have been designated as 9.50% Cumulative Preferred Stock, Series C ("Company Series C Preferred Stock"), 400,000 shares have been designated as Company 8.08% Preferred Stock, 500,000 shares have been designated as Company 8.40% Preferred Stock, 690,000 shares have been designated as 9.50% Cumulative Preferred Stock, Series F, of the Company ("Company Series F Preferred Stock") and 893,000 shares have been designated as $4.25 Convertible Preferred Stock ("Company $4.25 Preferred Stock"). At the close of business on September 19, 1997: (i) 107,460,248 shares of Company Common Stock were issued and outstanding; (ii) 51,891,428 shares of Company Common Stock were held by the Company in its treasury; (iii) 2,500,000 shares of Company Junior Preferred Stock were reserved for issuance pursuant to the Rights Agreement; (iv) 420,000 shares of Company Series A Convertible Preferred Stock were issued and outstanding; (v) no shares of Company Series C Preferred Stock were issued and outstanding; (vi) 400,000 shares of Company 8.08% Preferred Stock were issued and outstanding (evidenced by 8,000,000 depositary shares, each of which represents a one-twentieth interest in a share of Company 8.08% Preferred Stock); (vii) 500,000 shares of Company 8.40% Preferred Stock were issued and outstanding (evidenced by 10,000,000 depositary shares, each of which represents a one-twentieth interest in a share of Company 8.40% Preferred Stock); (viii) 690,000 shares of Company Series F Preferred Stock were reserved for issuance upon exercise of purchase contracts comprising a part of the 13,800,000 9 1/2% Trust Preferred Stock (TRUPS) Units of SI Financing Trust I; (ix) no shares of Company $4.25 Preferred Stock were issued and outstanding; (x) except as set forth on the Company Disclosure Schedule, no shares of Company Preferred Stock were held by the Company in its treasury, other than shares held for purposes of market making, proprietary trading or otherwise on behalf of customers; (xi) 4,741,602 shares of Company Common Stock were reserved for issuance pursuant to the Company Non-Qualified Stock Option Plan of 1984, the Company Stock Incentive Plan and the Company Employee Stock Purchase Plan (such plans, collectively, the "Company Stock Plans"), of which 1,660,100 shares are subject to outstanding employee stock options or other rights to purchase or receive Company Common Stock granted under the Company Stock Plans (collectively, "Company Employee Stock Options"); (xii) 14,736,843 shares of Company Common Stock were reserved for issuance upon conversion of Company Series A Convertible Preferred Stock; (xiii) 394,429 shares of Company Common Stock were reserved for issuance upon conversion of the Company's Amended and Restated 5.5% Restricted Convertible Subordinated Note Due 1997 and the Company's Amended and

Restated 1.25% Restricted Convertible Subordinated Note Due 2000 (collectively with Company Series A Convertible Preferred Stock, "Company Convertible Securities"); and (xiv) other than as set forth above, no other shares of Company Authorized Preferred Stock have been designated or issued. All outstanding shares of capital stock of the Company are, and all shares thereof which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 3.3(c) and except for changes since September 19, 1997 resulting from the issuance of shares of Company Common Stock pursuant to Company Employee Stock Options, Company Convertible Securities and other rights referred to above in this Section 3.3(c) or as permitted by Section 4.1(a)(ii), (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of the Company, (B) any securities of the Company or any Company subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company, (C) any warrants, calls, options or other rights to acquire from the Company or any Company subsidiary, and any obligation of the Company or any Company subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company, and (y) there are no outstanding obligations of the Company or any Company subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. There are no outstanding (A) securities of the Company or any Company subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities in any Company subsidiary, (B) warrants, calls, options or other rights to acquire from the Company or any Company subsidiary, and any obligation of the Company or any Company subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any Company subsidiary or (C) obligations of the Company or any Company subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of Company subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. To the Company's knowledge, neither the Company nor any Company subsidiary is a party to any agreement restricting the transfer of, relating to the voting of, requiring registration of, or granting any preemptive or, except as provided by the terms of Company Employee Stock Options and Company Convertible Securities, antidilutive rights with respect to, any securities of the type referred to in the two preceding sentences. The Company has delivered to Parent prior to the execution of this Agreement a complete and correct copy of the Rights Agreement.

    (d) Authority; Noncontravention. The Company has all requisite corporate power and authority to enter into this Agreement and, subject, in the case of the Merger, to the Company Stockholder Approval (as defined in Section 3.3(1)) to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Except as set forth in Section 3.3(d) of the Company Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries under, (i) the certificate of incorporation or by-laws of the Company or the comparable organizational documents of any of its Significant Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to the Company or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and
(iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on the Company or (y) reasonably be expected to impair the ability of the Company to perform its obligations under this Agreement. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any nongovernmental self-regulatory agency, commission or authority (a "Governmental Entity") is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (1) the filing of a pre-merger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (2) the filing with the SEC of (A) a proxy statement relating to the Company Stockholders Meeting (as defined in Section 5.1(b)) (such proxy statement, as amended or supplemented from time to time, the "Proxy Statement"), and (B) such reports under Section 13(a), 13(d),
15(d) or 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (3) the filing of the Certificate of Merger with the Secretary of State of Delaware and such filings with Governmental Entities to satisfy the applicable requirements of the laws of states in which the Company and its subsidiaries are qualified or licensed to do business or state securities or "blue sky" laws; (4) the consents, approvals and notices required under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"); (5) filings in respect of, and approvals and authorizations of, any Governmental Entity having jurisdiction over the securities, commodities, banking, insurance, or other financial services businesses; and (6) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not (x) have a material adverse effect on the Company or (y) reasonably be expected to impair the ability of the Company to perform its obligations under this Agreement.

    (e) SEC Documents; Undisclosed Liabilities. Since January 1, 1995, the Company has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC ("Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and no Company SEC Document when filed (as amended and restated and as supplemented by subsequently filed Company SEC Documents) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in Company SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except (i) as reflected in such financial statements or in the notes thereto or (ii) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, would have a material adverse effect on the Company.

    (f) Information Supplied. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock and Parent New Preferred Stock in the Merger (the "Form S-4") will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy

Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent specifically for inclusion or incorporation by reference in the Proxy Statement.

    (g) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby and except as permitted by Section 4.1(a), since January 1, 1997, the Company and its subsidiaries have conducted their business only in the ordinary course or as disclosed in any Company SEC Document filed since such date and prior to the date hereof (as amended to the date hereof, "Company Filed SEC Documents"), and there has not been (i) any material adverse change in the Company, including, but not limited to, any material adverse change arising from or relating to fraudulent or unauthorized activity, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, other than regular quarterly cash dividends on the Company Common Stock and dividends payable on the Company Preferred Stock in accordance with their terms, (iii) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's capital stock, except for issuances of Company Common Stock upon conversion of Company Convertible Securities or upon the exercise of Company Employee Stock Options, in each case awarded prior to the date hereof in accordance with their present terms, (iv) prior to the date hereof (A) any granting by the Company or any of its subsidiaries to any current or former director, executive officer or other key employee of the Company or its subsidiaries of any increase in compensation, bonus or other benefits, except for increases in the ordinary course of business, (B) any granting by the Company or any of its subsidiaries to any such current or former director, executive officer or key employee of any increase in severance or termination pay, or (C) any entry by the Company or any of its subsidiaries into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee, (v) except insofar as may have been disclosed in Company Filed SEC Documents or required by a change in GAAP, any change in accounting methods, principles or practices by the Company affecting its assets, liabilities or business, or (vi) except insofar as may have been disclosed in Company Filed SEC Documents, any tax election by the Company or its subsidiaries or any settlement or compromise of any income tax liability by the Company or its subsidiaries.

    (h) Compliance with Applicable Laws; Litigation. (i) The Company, its subsidiaries and employees hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the businesses of the Company and its subsidiaries (the "Company Permits"). The Company and its subsidiaries are in compliance with the terms of the Company Permits and all applicable statutes, laws, ordinances, rules and regulations. As of the date of this Agreement, except as disclosed in the Company SEC Documents or set forth in Section 3.3(h) of the Company Disclosure Schedule, no action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to the Company or any of its subsidiaries or any of their respective properties is pending or, to the knowledge (as defined in Section 8.3) of the Company, threatened, other than, in each case, those the outcome of which individually or in the aggregate would not reasonably be expected to impair the ability of the Company to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

         (ii) Neither the Company nor any of its subsidiaries is subject to any outstanding order, injunction or decree or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any supervisory letter from or has adopted any resolutions at the request of any Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business (each, a "Regulatory Agreement"), nor has the Company or any of its subsidiaries or affiliates (as defined in Section 8.3) (A) been advised since January 1, 1996 by any Governmental Entity that it is considering issuing or requesting any such Regulatory Agreement or (B) have knowledge of any pending or threatened regulatory investigation. After the date of this Agreement, no matters referred to in this Section 3.3(h) shall have arisen.

    (i) Absence of Changes in Benefit Plans. The Company has provided to Parent a true and complete list of (i) all severance and employment agreements of the Company with directors or executive officers or key employees, (ii) all severance programs, policies and practices of each of the Company and each of its Significant Subsidiaries, and (iii) all plans or arrangements of the Company and each of its Significant Subsidiaries relating to its current or former employees, officers or directors which contain change in control provisions. Since January 1, 1997 there has not been any adoption or amendment in any respect by the Company or any of its subsidiaries of any equity-based Company Benefit Plan. For purposes of this Agreement, "Company Benefit Plan" shall mean collective bargaining agreement, employment agreement, consulting agreement, severance agreement or any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of the Company or any of its wholly owned subsidiaries. Since January 1, 1997, there has not been any change in any actuarial or other assumptions used to calculate funding obligations with respect to any Company pension plans or post-retirement benefit plans, or any change in the manner in which contributions to any Company pension plans or post-retirement benefit plans are made or the basis on which such contributions are determined which, individually or in the aggregate, would result in an increase of the Company's or its subsidiaries' liabilities thereunder.

    (j) ERISA Compliance. (i) With respect to Company Benefit Plans, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company or any of its subsidiaries could be subject to any liability that individually or in the aggregate would have an adverse effect on the Company under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code or any other applicable law.

         (ii) Each Company Benefit Plan has been administered in accordance with its terms. The Company, its subsidiaries and all the Company Benefit Plans have been operated, and are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements.

         (iii) Neither the Company nor any trade or business, whether or not incorporated (an "ERISA Affiliate"), which together with the Company would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA, has incurred any unsatisfied liability under Title IV of ERISA in connection with any Company Benefit Plan and no condition exists that presents a risk to the Company or any ERISA Affiliate of incurring any such liability (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course). No Company Benefit Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived.

         (iv) No Company Benefit Plan is subject to Title IV of ERISA. No Company Benefit Plan is a "multiemployer plan" within the meaning of
    Section 3(37) of ERISA.

         (v) Except as set forth in Section 3.3(j) of the Company Disclosure Schedule and except for the Company's Post-Retirement Medical Benefit Plan, no Company Benefit Plan provides medical benefits (whether or not insured), with respect to current or former employees after retirement or other termination of service (other than coverage mandated by applicable law or benefits, the full cost of which is borne by the current or former employee).

         (vi) Except for the Company's Post-Retirement Medical Benefit Plan, each Company Benefit Plan which is a welfare benefit plan as defined in
    Section 3(1) of ERISA (including any such plan covering former employees of the Company or any subsidiary of the Company) may be amended or terminated by the Company and Parent on or at any time after the Closing Date.

         (vii) As of the date of this Agreement, neither the Company nor any of its subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by the Company or any of its subsidiaries and no collective bargaining agreement is being negotiated by the Company or any of its subsidiaries. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against the Company or any of its subsidiaries pending or, to the knowledge of the Company, threatened which may interfere with the respective business activities of the Company or any of its subsidiaries.

         (viii) No amounts payable under Company Benefit Plans will fail to be deductible for federal income tax purposes by virtue of section 280G of the Code. The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event undertaken by the Company or any of its subsidiaries prior to the date hereof, (A) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer or (C) constitute a "change in control" under any Company Benefit Plan, and the Company and its board of directors have taken all required actions to effect the foregoing.

    (k) Taxes. (i) Each of the Company and its subsidiaries has filed all tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired. The Company and each of its subsidiaries has paid (or the Company has paid on its behalf) all taxes (as defined herein) shown as due on such returns, and the most recent financial statements contained in Company Filed SEC Documents reflect an adequate reserve in accordance with GAAP for all taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

         (ii) No deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries that are not adequately reserved for. The federal income tax returns of the Company and each of its subsidiaries consolidated in such returns for tax years through 1986 have closed by virtue of the applicable statute of limitations.

         (iii) Neither the Company nor any of its subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         (iv) As used in this Agreement, "taxes" shall include all (x) federal, state, local or foreign income, property, sales, excise and other taxes or similar governmental charges, including any interest, penalties or additions with respect thereto, (y) liability for the payment of any amounts of the type described in (x) as a result of being a member of an affiliated, consolidated, combined or unitary group, and (z) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (x) or (y).

    (l) Voting Requirements. The affirmative vote at the Company Stockholders Meeting (the "Company Stockholder Approval") of a (i) majority of the voting power of all outstanding shares of Company Common Stock and Company Series A Convertible Preferred Stock, voting together as a single class, and (ii) two-thirds of the number of outstanding shares of Company Preferred Stock (with all series voting together as a single class) to adopt this Agreement are the only votes of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby, including the Merger.

    (m) State Takeover Statutes. The Board of Directors of the Company has approved this Agreement and the Voting Agreement and the transactions contemplated hereby and thereby and, assuming the accuracy of Parent's representation and warranty contained in Section 3.4(n), such approval constitutes approval of the Merger and the Voting Agreement and the other transactions contemplated hereby and thereby by the Company Board of Directors under the provisions of Section 203 of the DGCL such that

Section 203 of the DGCL does not apply to this Agreement and the Voting Agreement and the transactions contemplated hereby and thereby. To the knowledge of the Company, no other state takeover statute is applicable to the Merger or the Voting Agreement or the other transactions contemplated hereby or thereby.

    (n) Accounting Matters. The Company has disclosed to its independent public accountants all actions taken by it or its subsidiaries that would impact the accounting of the business combination to be effected by the Merger as a pooling of interests. As of the date hereof, the Company, based on advice from its independent public accountants, believes that the Merger will qualify for "pooling of interests" accounting. In connection with the foregoing, the Company has received a letter from the Company's independent accountants stating that accounting for the Merger as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations is appropriate if the Merger is closed and consummated as contemplated by this Agreement.

    (o) Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

    (p) Ownership of Parent Capital Stock. Except for shares owned by Company Benefit Plans or shares held or managed for the account of another person or as to which the Company is required to act as a fiduciary or in a similar capacity or as otherwise disclosed in the Company SEC Documents, as of the date hereof, neither the Company nor, to its knowledge without independent investigation, any of its affiliates, (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or (ii) except as set forth in
Section 3.3(p) of the Company Disclosure Schedule, is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Parent, other, in each case, than the shares of Parent capital stock held, directly or indirectly, in trust accounts, managed accounts or the like or held for the account of another person.

    (q) Intellectual Property. (i) The Company and its subsidiaries own or have a valid license to use all trademarks, service marks and trade names (including any registrations or applications for registration of any of the foregoing) (collectively, the "Company Intellectual Property") necessary to carry on its business substantially as currently conducted and the consummation of the Merger and the other transactions contemplated hereby will not result in the loss of any such rights.

         (ii) The consummation of the Merger and the other transactions contemplated hereby will not result in the loss of any rights to use computer and telecommunication software including source and object code and documentation and any other media (including, without limitation, manuals, journals and reference books) necessary to carry on its business substantially as currently conducted.

    (r) Certain Contracts. Except as set forth in the Company SEC Documents filed prior to the date hereof or as permitted pursuant to Section 4.1(a), neither the Company nor any of its subsidiaries is a party to or bound by (i) any agreement relating to the incurring of indebtedness (including sale and leaseback and capitalized lease transactions and other similar financing transactions) providing for payment or repayment in excess of $1 billion, other than such agreements relating to indebtedness incurred in the ordinary course of business of the Company's subsidiaries to finance their securities and commodity portfolio positions, (ii) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), or (iii) any non-competition agreement or any other agreement or obligation which purports to limit in any respect the manner in which, or the localities in which, all or any substantial portion of the business of the Company and its subsidiaries, taken as a whole, is or would be conducted (the agreements, contracts and obligations specified in clauses (ii) and (iii) above, collectively the "Company Material Contracts").

    (s) Rights Agreement. The Company has taken all action (including, if required, amending or terminating the Rights Agreement) so that the entering into of this Agreement and the Voting Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not enable or require the Company Rights to be exercised or distributed.

    (t) Environmental Liability. Except as set forth in the Company SEC Documents or the Company Disclosure Schedule, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose on the Company or any of its subsidiaries, or that reasonably could be excepted to result in the imposition on the Company or any of its subsidiaries of, any liability or obligation arising under applicable common law standards relating to pollution or protection of the environment, human health or safety, or under any local, state or federal environmental statute, regulation, ordinance, decree, judgment or order relating to pollution or protection of the environment including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (collectively, the "Environmental Laws"), pending or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries. To the knowledge of the Company, each of the Company and each of its subsidiaries is, and each former subsidiary of the Company was, for so long as such subsidiary was a subsidiary of the Company, in compliance with all Environmental Laws and has or at such time had all permits required under Environmental Laws and there is no reasonable basis for any proceeding, claim, action or governmental investigation under any Environmental Law that would impose any liability or obligation on the Company or its subsidiaries based on any failure to have, obtain or comply with such permits. Except as set forth in the Company SEC Documents or the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is subject to any agreement (including any indemnification agreement), order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligation pursuant to or under any Environmental Law.

    (u) Derivative Transactions. (i) All Derivative Transactions (as defined below) entered into by the Company or any of its subsidiaries were entered into in accordance with applicable rules, regulations and policies of any regulatory authority, and in accordance with the Policies, Practices and Procedures (as defined in Section 3.3(v)), and were entered into with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Transactions.

         (ii) For purposes of this Section 3.3(u), "Derivative Transactions" means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

    (v) Investment Securities and Commodities. (i) Each of the Company and its subsidiaries has good title to all securities and commodities owned by it (except those sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of the Company or its subsidiaries. Such securities and commodities are valued on the books of the Company in accordance with GAAP.

         (ii) The Company and its subsidiaries and their respective businesses employ investment, securities, commodities, risk management and other policies, practices and procedures (the "Policies, Practices and Procedures") which the Company believes are prudent and reasonable in the context of such businesses. Prior to the date hereof, the Company has identified to Parent in writing, in the form previously agreed between the parties, those material Policies, Practices and Procedures which are capable of identification as of the date hereof and, as soon as reasonably practicable after the date hereof, the Company and its subsidiaries will have disclosed to Parent or its representatives those material Policies, Practices and Procedures with respect to which Parent or its representatives reasonably request disclosure, including the previously-agreed information, that are not capable of identification as of the date hereof, it being understood by Parent that many of the Policies, Practices and Procedures are not in writing and that such disclosure of such requested non-written Policies, Practices and Procedures will be made orally and reduced to writing. Parent agrees to keep all such disclosure confidential in accordance with the terms of the Confidentiality Agreements (as defined in Section 5.4).

    (w) Ineligible Persons. Neither the Company, nor, to the knowledge of the Company, any "affiliated person" (as defined in the Investment Company Act) of the Company, is ineligible pursuant to Section 9(a) or 9(b) of the Investment Company Act to serve as an investment advisor (or in any other capacity contemplated by the Investment Company Act) to a registered investment company. Neither the Company nor, to the knowledge of the Company, any "person associated with an investment adviser" (as defined in the Investment Advisers
Act) of the Company, is ineligible pursuant to Section 203 of the Investment Advisers Act to serve as an investment advisor or as an associated person to a registered investment adviser. To the knowledge of the Company, neither the Company nor any "associated person of a broker or dealer" (as defined in the Exchange Act) of the Company, is ineligible pursuant to Section 15(b) of the Exchange Act to serve as a broker-dealer or as an associated person to a registered broker-dealer.

    SECTION 3.4 Representations and Warranties of Parent. Subject to Sections
3.1 and 3.2 and except as disclosed in the Parent Filed SEC Documents (as defined in Section 3.4(g)) or as set forth on the Parent Disclosure Schedule and making reference to the particular subsection of this Agreement to which exception is being taken (regardless of whether such subsection refers to the Parent Disclosure Schedule), Parent represents and warrants to the Company as follows:

    (a) Organization, Standing and Corporate Power. (i) Each of Parent and its subsidiaries (including Sub) is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to subsidiaries, for those jurisdictions where the failure to be duly organized, validly existing and in good standing individually or in the aggregate would not have a material adverse effect on Parent. Each of Parent and its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect on Parent.

         (ii) Parent has delivered to the Company prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and by-laws, as amended to date.

         (iii) In all material respects, the minute books of Parent contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders, the Board of Directors and all committees of the Board of Directors of Parent since January 1, 1994.

    (b) Subsidiaries. Exhibit 21 to Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 includes all the Significant Subsidiaries of Parent as of the date of this Agreement. Except as set forth in Section 3.4(b) of the Parent Disclosure Schedule, all the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been validly issued and are fully paid and nonassessable; are owned directly or indirectly by Parent, free and clear of all Liens; and are free of any other restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests that would prevent the operation by the Surviving Corporation of such Significant Subsidiary's business as currently conducted.

    (c) Capital Structure. The authorized capital stock of Parent consists of 1,500,000,000 shares of Parent Common Stock and 30,000,000 shares of preferred stock, par value $1.00 per share, of Parent ("Parent Authorized Preferred Stock"), of which 1,200,000 shares have been designated as 8.125% Cumulative Preferred Stock, Series A ("Parent Series A Preferred Stock"), 2,500,000 shares have been designated as 5.50% Convertible Preferred Stock, Series B ("Parent Series B Preferred Stock"), 8,000,000 shares have been designated as $4.53 ESOP Convertible Preferred Stock, Series
C ("Parent Series C Preferred Stock"), 7,500,000 shares have been designated as 9.25% Preferred Stock, Series D ("Parent Series D Preferred Stock"), 1,600,000 shares have been designated as 6.365% Cumulative Preferred Stock, Series F ("Parent Series F Preferred Stock"), 800,000 shares have been designated as 6.213% Cumulative Preferred Stock, Series G ("Parent Series G Preferred Stock"), 800,000 shares have been designated as 6.231% Cumulative Preferred Stock, Series H ("Parent Series H Preferred Stock"), 5,000 shares have been designated as Cumulative Adjustable Rate Preferred Stock, Series Y ("Parent Series Y Preferred Stock") and 4,444 shares have been designated as $45,000 Cumulative Redeemable Preferred Stock, Series Z ("Parent Series Z Preferred Stock"). At the close of business on August 31, 1997: (i)
640,258,150 shares of Parent Common Stock were issued and outstanding; (ii) 111,848,134 shares of Parent Common Stock were held by Parent in its treasury or by subsidiaries of Parent; (iii) no shares of Parent Series A Preferred Stock were issued and outstanding; (iv) no shares of Parent Series B
Preferred Stock were issued and outstanding; (v) 2,925,921 shares of Parent Series C Preferred Stock were issued and outstanding; (vi) no shares of Parent Series D Preferred Stock were issued and outstanding; (vii) 1,600,000 shares of Parent Series F Preferred Stock were issued and outstanding (evidenced by 8,000,000 depositary shares, each of which represents a one-fifth interest in a share of Parent Series F Preferred Stock); (viii) 800,000 shares of Parent Series G Preferred Stock were issued and outstanding (evidenced by 4,000,000 depositary shares, each of which represents a one-fifth interest in a share of Parent Series G Preferred Stock); (ix)
800,000 shares of Parent Series H Preferred Stock were issued and outstanding (evidenced by 4,000,000 depositary shares, each of which represents a one-fifth interest in a share of Parent Series H Preferred Stock); (x) 2,262 shares of Parent Series Y Preferred Stock were issued and outstanding; (xi) no shares of Parent Series Z Preferred Stock were issued and outstanding;
(xii) 6,959,368 shares of Parent Common Stock were reserved for issuance pursuant to outstanding warrants to purchase shares of Parent Common Stock at an exercise price of $19.50 per share, which warrants are exercisable until July 31, 1998 (collectively with the Parent Series C Preferred Stock, the "Parent Convertible Securities"); (xiii) 4,724,222 shares were reserved for issuance upon conversion of the Parent Series C Preferred Stock; (xiv) shares of Parent Common Stock reserved for issuance pursuant to the stock-based plans identified in Section 3.4(c) of the Parent Disclosure Schedule (such plans, collectively, the "Parent Stock Plans"), of which 42,057,074 shares are subject to outstanding employee stock options or other rights to purchase or receive Parent Common Stock granted under the Parent Stock Plans (collectively, "Parent Employee Stock Options"); and (xv) other than as set forth above, no other shares of Parent Authorized Preferred Stock have been designated or issued. All outstanding shares of capital stock of Parent are, and all shares thereof which may be issued pursuant to this Agreement or otherwise will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 3.4(c) and except for changes since August 31, 1997 resulting from the issuance of shares of Parent Common Stock pursuant to the Parent
Stock Plans, Parent Employee Stock Options or Parent Convertible Securities and other rights referred to in this Section 3.4(c), as of the date hereof,
(x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of Parent, (B) any securities of Parent or any Parent subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of Parent, (C) any warrants, calls, options or other rights to acquire from Parent or any Parent subsidiary, and any obligation of Parent or any Parent subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of Parent, and (y) there are no outstanding obligations of Parent or any Parent subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. As of the date hereof, except with respect to Travelers Property Casualty Corp., there are no outstanding (A) securities of Parent or any Parent subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities in any Parent subsidiary, (B) warrants, calls, options or other rights to acquire from Parent or any Parent subsidiary, and any obligation of Parent or any Parent subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any Parent subsidiary or
(C) obligations of Parent or any Parent subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of Parent subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. To Parent's knowledge, except as set forth in Section 3.4(c) of the Parent

Disclosure Schedule, neither Parent nor any Parent subsidiary is a party to any agreement restricting the transfer of, relating to the voting of, requiring registration of, or granting any preemptive or, except as provided by the terms of Parent Stock Plans, Parent Employee Stock Options and Parent Convertible Securities, antidilutive rights with respect to, any securities of the type referred to in the two preceding sentences.

    (d) Authority; Noncontravention. Parent and Sub each has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of Parent and Sub and the consummation by each of Parent and Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by each of Parent and Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of each of Parent and Sub, enforceable against each of Parent and Sub in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries (including Sub) under, (i) the certificate of incorporation or by-laws of Parent or the comparable organizational documents of any of its Significant Subsidiaries (including Sub), (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Parent or any of its subsidiaries (including Sub) or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries (including Sub) or their respective properties or assets, other than, in the case of clauses
(ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on Parent or (y) reasonably be expected to impair the ability of Parent to perform its obligations under this Agreement. No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or any of its subsidiaries (including Sub) in connection with the execution and delivery of this Agreement by each of Parent or Sub or the consummation by Parent and Sub of the transactions contemplated by this Agreement, except for (1) the filing of a pre-merger notification and report form by Parent under the HSR Act; (2) the filing with the SEC of (A) the Form S-4 and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (3) the filing of the Certificate of Merger with the Secretary of State of Delaware and such filings with Governmental Entities to satisfy the applicable requirements of the laws of states in which Parent and its subsidiaries are qualified or licensed to do business or state securities or "blue sky" laws; (4) such filings with and approvals of the NYSE and the Pacific Stock Exchange (the "PSE") to permit the shares of Parent Common Stock to be issued in the Merger and under the Company Stock Plans to be listed on the NYSE and the PSE and to permit the depositary shares representing the Parent New Preferred Stock that are to be issued in the Merger to be listed on the NYSE (to the extent the corresponding depositary shares representing Company Preferred Stock were listed on the NYSE immediately prior to the Effective Time); (5) filings in respect of, and approvals and authorizations of, any Governmental Entity having jurisdiction over the securities, commodities, banking, insurance, or other financial services businesses; and (6) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not (x) have a material adverse effect on Parent or (y) reasonably be expected to impair the ability of Parent to perform its obligations under this Agreement.

    (e) SEC Documents; Undisclosed Liabilities. Since January 1, 1995, Parent has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents when filed (as amended and restated and as supplemented by subsequently filed Parent SEC Documents) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except (i) as reflected in such financial statements or in the notes thereto or (ii) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, neither Parent nor any of its subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, would have a material adverse effect on Parent.

    (f) Information Supplied. None of the information supplied or to be supplied by Parent specifically for inclusion or incorporation by reference in
(i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the Proxy Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Form S-4 or the Proxy Statement.

    (g) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, and except as permitted by Section 4.1(b), since January 1, 1997, Parent and its subsidiaries have conducted their business only in the ordinary course or as disclosed in any Parent SEC Document filed since such date and prior to the date hereof (as amended to the date hereof, the "Parent Filed SEC Documents"), and there has not been (i) any material adverse change in Parent, including, but not limited to, any material adverse change arising from or relating to fraudulent or unauthorized activity, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Parent's capital stock, other than regular quarterly cash dividends on the Parent Common Stock and dividends payable on Parent's preferred stock in accordance with their terms, (iii) any split, combination or reclassification of any of Parent's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Parent's capital stock, except for issuances of Parent Common Stock upon exercise of Parent Employee Stock Options, upon conversion of Parent Convertible Securities or in accordance with the terms of the Parent Stock Plans, (iv) except insofar as may have been disclosed in Parent Filed SEC Documents or required by a change in GAAP, any change in accounting methods, principles or practices by Parent affecting its assets, liabilities or business or (v) except insofar as may have been disclosed in the Parent Filed SEC Documents, any tax election by Parent or its subsidiaries or any settlement or compromise of any income tax liability by Parent or its subsidiaries.

    (h) Compliance with Applicable Laws; Litigation. Parent, its subsidiaries and employees hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the businesses of Parent and its subsidiaries (the "Parent Permits"). Parent and its subsidiaries are in compliance with the terms of the Parent Permits and all applicable statutes, laws, ordinances, rules and regulations. As of the date of this Agreement, except as disclosed in Parent SEC Documents or set forth in Section 3.4(h) of the Parent Disclosure Schedule, no action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to Parent or any of its subsidiaries or any of their respective properties, is pending or, to the knowledge of Parent, threatened, other than, in each case, those the outcome of which individually or in the aggregate would not reasonably be expected to impair the ability of Parent to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

         (ii) Neither Parent nor any of its subsidiaries is subject to any outstanding order, injunction or decree or is a party to any Regulatory Agreement, nor has Parent or any of its subsidiaries or affiliates (A) been advised since January 1, 1996 by any Governmental Entity that it is considering issuing or requesting any such Regulatory Agreement or (B) have knowledge of any pending or threatened regulatory investigation. After the date of this Agreement, no matters referred to in this Section 3.4(h) shall have arisen.

    (i) Absence of Changes in Benefit Plans. Except as set forth in Section 3.4(i) of the Parent Disclosure Schedule, since January 1, 1997 there has not been any adoption or amendment in any respect by Parent or any of its subsidiaries of any equity-based Parent Benefit Plan. For purposes of this Agreement, "Parent Benefit Plan" shall mean collective bargaining agreement, employment agreement, consulting agreement, severance agreement or any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of the Parent or any of its wholly owned subsidiaries. Since January 1, 1997, there has not been any change in any actuarial or other assumptions used to calculate funding obligations with respect to any Parent pension plans or post-retirement benefit plans, or any change in the manner in which contributions to any Parent pension plans or post-retirement benefit plans are made or the basis on which such contributions are determined which, individually or in the aggregate, would result in an increase of the Parent's or its subsidiaries' liabilities thereunder.

    (j) ERISA Compliance. (i) With respect to Parent Benefit Plans, no event has occurred and, to the knowledge of Parent, there exists no condition or set of circumstances, in connection with which Parent or any of its subsidiaries could be subject to any liability that individually or in the aggregate would have an adverse effect on Parent under ERISA, the Code or any other applicable law.

         (ii) Each Parent Benefit Plan has been administered in accordance with its terms. Parent, its subsidiaries and all the Parent Benefit Plans have been operated, and are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements.

         (iii) Neither Parent nor any trade or business, whether or not incorporated (an "ERISA Affiliate"), which together with Parent would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA, has incurred any unsatisfied liability under Title IV of ERISA in connection with any Parent Benefit Plan and no condition exists that presents a risk to Parent or any ERISA Affiliate of incurring any such liability (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course). No Parent Benefit Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived.

         (iv) Except as set forth in Section 3.4(j) of the Parent Disclosure Schedule, no Parent Benefit Plan is subject to Title IV of ERISA. No Parent Benefit Plan is a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

         (v) Except as set forth in Section 3.4(j) of the Parent Disclosure Schedule, no Parent Benefit Plan provides medical benefits (whether or not insured), with respect to current or former employees after retirement or other termination of service (other than coverage mandated by applicable law or benefits, the full cost of which is borne by the current or former employee).

         (vi) Each Parent Benefit Plan which is a welfare benefit plan as defined in Section 3(1) of ERISA (including any such plan covering former employees of Parent or any subsidiary of the Parent) may be amended or terminated by Parent or any subsidiary of Parent on or at any time after the Closing Date.

         (vii) As of the date of this Agreement, neither Parent nor any of its subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by Parent or any of its subsidiaries and no collective bargaining agreement is being negotiated by Parent or any of its subsidiaries. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Parent or any of its subsidiaries pending or, to the knowledge of Parent, threatened which may interfere with the respective business activities of Parent or any of its subsidiaries.

         (viii) No amounts payable under Parent Benefit Plans will fail to be deductible for federal income tax purposes by virtue of section 280G of the Code. The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (A) entitle any current or former employee or officer of Parent or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer or (C) constitute a "change in control" under any Parent Benefit Plan, and Parent and its board of directors have taken all required actions to effect the foregoing.

    (k) Taxes. (i) Each of Parent and its subsidiaries has filed all tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired. Parent and each of its subsidiaries has paid (or Parent has paid on its behalf) all taxes shown as due on such returns, and the most recent financial statements contained in the Parent Filed SEC Documents reflect an adequate reserve in accordance with GAAP for all taxes payable by Parent and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

         (ii) No deficiencies for any taxes have been proposed, asserted or assessed against Parent or any of its subsidiaries that are not adequately reserved for. The federal income tax returns of Parent and each of its subsidiaries consolidated in such returns for tax years through 1988 have closed by virtue of the applicable statute of limitations, except as set forth on Schedule 3.4(k).

         (iii) Neither Parent nor any of its subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

    (l) Accounting Matters. Parent has disclosed to its independent public accountants all actions taken by it or its subsidiaries that would impact the accounting of the business combination to be effected by the Merger as a pooling of interests. Parent, based on advice from its independent public accountants, believes that the Merger will qualify for "pooling of interest" accounting. In connection with the foregoing, Parent has received a letter from Parent's independent accountants stating that accounting for the Merger as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations is appropriate if the Merger is closed and consummated as contemplated by this Agreement.

    (m) Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

    (n) Ownership of Company Capital Stock. Except for shares owned by Parent Benefit Plans or shares held or managed for the account of another person or as to which Parent is required to act as a fiduciary or in a similar capacity or as otherwise disclosed in the Parent SEC Documents, as of the date hereof, except for the Voting Agreement, neither Parent nor, to its knowledge without independent investigation, any of its affiliates, (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of the Company, other, in each case, than the shares of the Company's capital stock held directly or indirectly, in trust accounts, managed accounts or the like or held for the account of another person.

    (o) Voting Requirements. Assuming the accuracy of the Company's representation and warranty contained in Section 3.3(c), no vote of the holders of Parent Common Stock or Parent's preferred stock is necessary to authorize the issuance of Parent Common Stock or Parent New Preferred Stock pursuant to the Merger or otherwise in connection with the transactions contemplated by this Agreement, including the stock exchange listings contemplated by Section
5.11 (except as contemplated by Section 5.6(c)).

    (p) Environmental Liability. Except as set forth in the Parent SEC Documents or the Company Disclosure Schedule, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose on Parent or any of its subsidiaries, or that reasonably could be expected to result in the imposition on Parent or any of its subsidiaries of, any liability or obligation arising under applicable Environmental Laws, pending or, to the knowledge of Parent, threatened, against Parent or any of its subsidiaries. To the knowledge of Parent, each of Parent and each of its subsidiaries is, and each former subsidiary of Parent was, for so long as such subsidiary was a subsidiary of Parent, in compliance with all Environmental Laws and has or at such time had all permits required under Environmental Laws and there is no reasonable basis for any proceeding, claim, action or governmental investigation under any Environmental Law that would impose any liability or obligation on Parent or its subsidiaries based on any failure to have, obtain or comply with such permits. Except as set forth in the Parent SEC Documents, the Parent Disclosure Schedule or the reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) filed by Travelers Property Casualty Corp. with the SEC since January 1, 1995, neither Parent nor any of its subsidiaries is subject to any agreement (including any indemnification agreement), order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligation pursuant to or under any Environmental Law.

                                  ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

    SECTION 4.1 Conduct of Business. (a) Conduct of Business by the Company. Except as set forth in Section 4.1(a) of the Company Disclosure Schedule, as otherwise expressly contemplated by this Agreement or as consented to by Parent in writing, such consent not to be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, use all reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, senior officers of Parent and the Company shall meet on a regular basis to review the financial and operational affairs of the Company and its subsidiaries. Such review shall be conducted in accordance with applicable law and shall not cover current or future pricing of specific products, marketing or strategic plans, specific breakdowns of sales by customers, or plans to introduce new competitive products. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its subsidiaries to:

         (i) other than dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its parent, or by a subsidiary that is partially owned by the Company or any of its subsidiaries, provided that the Company or any such subsidiary receives or is to receive its proportionate share thereof, (x) declare, set aside or pay any dividends on, make any other distributions in respect of, or enter into any agreement with respect to the voting of, any of its capital stock (except (A) for regular quarterly cash dividends on Company
    Common Stock at a rate not in excess of $.16 per share (which amount per share may be increased in accordance with Section 4.1(d)) and (B) for regular quarterly cash dividends on Company Preferred Stock in accordance with their present terms), (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for issuances of Company Common Stock upon conversion of Company Convertible Securities or upon the exercise of Company Employee Stock Options that are, in each case, outstanding as of the date hereof in accordance with their present terms, or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities other than pursuant to the terms of the Company Series A Convertible Preferred Stock;

         (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than (w) the issuance of Company Common Stock upon conversion of Company Convertible Securities in accordance with their present terms at the option of the holders thereof, (x) the issuance of Company Common Stock upon the exercise of Company Employee Stock Options that are, in each case, outstanding as of the date hereof in accordance with their present terms,
    (y) the issuance of Company Common Stock pursuant to the Company's Employee Stock Purchase Plan, in accordance with the present terms of such plan) and
    (z) pursuant to the Rights Agreement;

         (iii) amend its certificate of incorporation, by-laws or other comparable organizational documents;

         (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any person;

         (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets that is material in relation to the Company and its subsidiaries, taken as a whole (including securitizations), other than in the ordinary course of business;

         (vi) except for borrowings under existing credit facilities or lines of credit, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for the obligations of any person, or make any loans, advances or capital contributions to, or investments in, any person other than its wholly owned subsidiaries, except in the ordinary course of business consistent with past practice or except as attributable to the execution of this Agreement and the transactions contemplated hereby;

         (vii) change its methods of accounting (or underlying assumptions) in effect at December 31, 1996, except as required by changes in GAAP, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns of the Company for the taxable years ending December 31, 1996, except as required by changes in law or regulation;

         (viii) change the investment and risk management and other policies of the Company and the other Policies, Practices and Procedures without Parent's prior written consent;

         (ix) with respect to the business conducted by Phibro Inc. and its subsidiaries, (A) manage its net risk position other than in a manner consistent with that employed during the last six months, which the Company represents to be a net risk position substantially below the Company's current nominal risk limits or (B) permit its targeted annualized value at risk, computed in accordance with the Company's prior practices, to exceed the number specified in Section 4.1(a)(ix) of the Company Disclosure Schedule;

         (x) create, renew, amend, terminate or cancel, or take any other action that may result in the creation, renewal, amendment, termination or cancellation of any Company Material Contract except in the ordinary course of business;

         (xi) except (A) pursuant to agreements or arrangements in effect on the date hereof, (B) for dividends paid in accordance with Section 4.1(a) and (C) in accordance with Section 4.1(c), pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any affiliate or the immediate family members or associates of any of its officers or directors other than compensation in the ordinary course of business consistent with past practice; or

         (xii) authorize, or commit or agree to take, any of the foregoing actions;

provided that the limitations set forth in this Section 4.1(a) (other than clause (iii)) shall not apply to any transaction between the Company and any wholly owned subsidiary or between any wholly owned subsidiaries of the Company.

    (b) Conduct of Business by Parent. Except as set forth in Section 4.1(b) of the Parent Disclosure Schedule, as otherwise expressly contemplated by this Agreement or as consented to by the Company in writing, such consent not to be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, Parent shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, use reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, Parent shall not, and shall not permit any of its subsidiaries to:

         (i) other than pursuant to Adjustment Events and other than dividends and distributions by a direct or indirect wholly owned subsidiary of Parent to its parent, or by a subsidiary that is partially owned by Parent or any of its subsidiaries, provided that Parent or any such subsidiary receives or is to receive its proportionate share thereof, declare, set aside or pay any dividends on or make any other distributions in respect of any of its capital stock (except (A) for regular quarterly cash dividends (which may be increased by Parent) on the Parent Common Stock and (B) for regular quarterly cash dividends on the Parent Authorized Preferred Stock); provided, however, that this Section 4.1(b)(i) shall not apply to Travelers Property Casualty Corp. and its wholly owned subsidiaries;

         (ii) except as contemplated hereby, amend its certificate of incorporation (other than in connection with the issuance of a new class or series of Parent Authorized Preferred Stock); provided, however, that this
    Section 4.1(b)(ii) shall not apply to Parent's subsidiaries other than Sub;

         (iii) enter into any agreement to acquire all or substantially all of the capital stock or assets of any other person or business unless upon advice of counsel such transaction would not reasonably be expected to materially delay or impede the consummation of the Merger;

         (iv) authorize, or commit or agree to take, any of the foregoing actions;

provided that the limitations set forth in this Section 4.1(b) shall not apply to any transaction between Parent and any wholly owned subsidiary or between any wholly owned subsidiaries of Parent.

    (c) Compensation Matters. (i) Notwithstanding anything in this Agreement to the contrary, until the Effective Time, the senior officers of the Company referred to below, after consultation with Parent, shall recommend to the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") incentive compensation for employees of the Company and its subsidiaries for the 1997 compensation year. Such Committee shall, after considering such recommendation and any other input separately provided by Parent, determine such incentive compensation for such employees (provided that it makes its determination in a manner that is consistent with past practice). Such aggregate incentive compensation, together with aggregate 1997 base compensation, shall not exceed the aggregate incentive compensation accruals (including the accruals for the quarter ended September 30, 1997, and an accrual for 1997 set forth in Section 4.1(c) of the Company Disclosure
Schedule based upon the representations set forth therein), plus accruals in respect of 1997 base compensation. The Compensation Committee may make such determinations at an earlier time in the calendar year (after the date hereof) than is the usual practice of the Company. Incentive compensation for the 1997 compensation year shall be paid not earlier than December 29, 1997. For purposes of the foregoing, recommendations to the Compensation Committee regarding incentive compensation for the 1997 compensation year shall be made
(i) by the individual who is the Chairman and Chief Executive Officer of Salomon Brothers Inc and an Executive Vice President of the Company, in the case of employees of subsidiaries of the Company (other than Phibro Inc., Phibro Resources Corp., Philipp Brothers, Inc., Phibro Energy Production,
Inc. and their subsidiaries (collectively, "Phibro")) who are not also officers of the Company, (ii) by the Chairman and Chief Executive Officer of the Company, in the case of employees of Phibro and officers of the Company (other than such Chief Executive Officer) who are not employees of subsidiaries of the Company and (iii) jointly by the executive officers referred to in clauses (i) and (ii), in the case of officers of the Company (other than its Chief Executive Officer) who are also employees of subsidiaries of the Company (other than Phibro). Notwithstanding the foregoing, the 1997 incentive compensation of the Chief Executive Officer of the Company shall be determined by the Compensation Committee in its sole discretion, subject to the limit on aggregate compensation for the 1997 compensation year referred to above. Parent and the Surviving Corporation shall implement all incentive compensation decisions made in accordance with the terms of this Section 4.1(c) following the Effective Time if such decisions were not implemented prior to the Effective Time. Until the Effective Time, the Company shall not, without the prior written consent of Parent, amend any of the Company's or its subsidiaries' employee plans or take action under such plans inconsistent with the Company's or its subsidiaries' ordinary course of conduct prior to the date hereof. Until the Effective Time, the Company and its subsidiaries shall not approve any severance or similar payments outside the ordinary course of conduct consistent with prior practice, including, without limitation, for employees whose employment is expected to terminate, or who have indicated an interest in terminating their employment, as a result of the Merger.

    (d) Coordination of Dividends. The Company shall change its customary quarterly dividend record dates for the Company Common Stock to occur on the customary quarterly dividend record dates for the Parent Common Stock commencing with the dividend record date expected to be November 3, 1997. The first dividend to be paid by the Company on the Company Common Stock following such record date change shall be an amount equal to (x) the product of (i) the amount of the quarterly dividend on the Parent Common Stock (as it may have been increased) and (ii) the Exchange Ratio, multiplied by (y) a fraction, the numerator is the number of days elapsed since the Company's last dividend record date on the Company Common Stock and the denominator is 90. Notwithstanding anything in Section 4.1(a)(i) to the contrary, in the event that Parent increases the dividend rate on the Parent Common Stock (assuming that no Adjustment Event has occurred) and any such dividend has a record date prior to the Effective Time, the Company shall be entitled to increase the quarterly dividend on the Company Common Stock (subject, if applicable, to pro ration as described in the immediately preceding sentence) to an amount equal to the product of (i) the amount of the quarterly dividend on the Parent Common Stock (as so increased) and (ii) the Exchange Ratio. Parent will notify the Company promptly following approval by the Parent Board of Directors of any increase in Parent's dividend rate. It is the intent of the parties that all actions taken pursuant to this Agreement shall be consistent with their intention that the Merger will be accounted for as a pooling of interests. In furtherance of the foregoing, the parties agree to cooperate with each other regarding these matters in an attempt to carry out such intention to the fullest extent.

    (e) Other Actions. Except as required by law, the Company and Parent shall not, and shall not permit any of their respective subsidiaries to, voluntarily take any action that would, or that could reasonably be expected to, result in
(i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality (including as a result of the provisions of Section 3.2) becoming untrue at the Effective Time, (ii) any of such representations and war-ranties that are not so qualified becoming untrue in any material respect at the Effective Time, or (iii) any of the conditions to the Merger set forth in Article VI not being satisfied.

    (f) Advice of Changes. The Company and Parent shall promptly advise the other party orally and in writing to the extent it has knowledge of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality (including as a result of the provisions of Section 3.2) becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement and (iii) any change or event having, or which, insofar as can reasonably be foreseen, could reasonably be expected to have a material adverse effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article VI to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

    SECTION 4.2 No Solicitation by the Company. (a) The Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes a Company Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding any Company Takeover Proposal; provided, however, that if the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the Company's stockholders under applicable law, the Company may, in response to any Company Takeover Proposal which was not solicited by it and which did not otherwise result from a breach of this
Section 4.2(a), and subject to providing prior written notice of its decision to take such action to Parent and compliance with Section 4.2(c), (x) furnish information with respect to the Company and its subsidiaries to any person making a Company Takeover Proposal pursuant to a customary confidentiality agreement (as determined by the Company based on the advice of its outside counsel) and (y) participate in discussions or negotiations regarding such Company Takeover Proposal. For purposes of this Agreement, "Company Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 30% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole, or 30% or more of any class of equity securities of the Company, any tender offer or exchange offer that if consummated would result in any person beneficially owning 30% or more of any class of any equity securities of the Company, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any Company subsidiary whose business constitutes 30% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole), other than the transactions contemplated by this Agreement.

    (b) Except as expressly permitted by this Section 4.2, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Company Takeover Proposal, or
(iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Company Acquisition Agreement") related to any Company Takeover Proposal. Notwithstanding the foregoing, the Board of Directors of the Company, to the extent that it determines in good faith, after consultation with outside counsel, that in light of a Company Superior Proposal it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the Company's stockholders under applicable law, may terminate this Agreement solely in order to concurrently enter into a Company Acquisition Agreement with respect to any Company Superior Proposal, but only at a time that is after the second business day following Parent's receipt of written notice advising Parent that the Board of Directors of the Company is prepared to accept a Company Superior Proposal, specifying the material terms and conditions of such Company Superior Proposal and identifying the person making such Company Superior Proposal, all of which information will be kept confidential by Parent in accordance with the terms of the Confidentiality Agreements. For purposes of this Agreement, a "Company Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of the Company's capital stock then outstanding or all or substantially all the assets of the Company and otherwise on terms which the Board of Directors of the Company determines in its good faith judgment to be more favorable to the Company's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of the Company, is reasonably capable of being obtained by such third party.

    (c) In addition to the obligations of the Company set forth in paragraphs
(a) and (b) of this Section 4.2, the Company shall immediately advise Parent orally and in writing of any request for information or of any Company Takeover Proposal, the material terms and conditions of such request or Company Takeover Proposal and the identity of the person making such request or Company Takeover Proposal. The Company will keep Parent reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Company Takeover Proposal.

    (d) Nothing contained in this Section 4.2 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that, neither the Company nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a Company Takeover Proposal.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

    SECTION 5.1 Preparation of the Form S-4 and the Proxy Statement; Stockholders Meetings. (a) As soon as practicable following the date of this Agreement, the Company and Parent shall prepare and file with the SEC the Proxy Statement and Parent shall prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use all best efforts to cause the Proxy Statement to be mailed to the holders of Company Common Stock and Company Preferred Stock as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of the Parent Common Stock and the Parent New Preferred Stock in the Merger and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, the Form S-4 or the Proxy Statement will be made by Parent or the Company without providing the other with the opportunity to review and comment thereon. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock and the Parent New Preferred Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to any of the Form S-4 or the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company and Parent.

    (b) The Company shall, as promptly as practicable after the Form S-4 is declared effective under the Securities Act, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") in accordance with the DGCL for the purpose of obtaining the Company Stockholder Approval and, subject to its rights to terminate this Agreement pursuant to
Section 4.2(b), shall, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby. Without limiting the generality of the foregoing but subject to its rights to terminate this Agreement pursuant to
Section 4.2(b), the Company agrees that its obligations pursuant to the first sentence of this Section 5.1(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Company Takeover Proposal.

    SECTION 5.2 Letters of the Company's Accountants. (a) The Company shall use best efforts to cause to be delivered to Parent two letters from the Company's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

    (b) The Company shall use best efforts to cause to be delivered to Parent and Parent's independent accountants two letters from the Company's independent accountants addressed to Parent and the Company, one dated as of the date the Form S-4 is declared effective and one dated as of the Closing Date, in each case stating that accounting for the Merger as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations is appropriate if the Merger is closed and consummated as contemplated by this Agreement.

    SECTION 5.3 Letters of Parent's Accountants. (a) Parent shall use best efforts to cause to be delivered to the Company two letters from Parent's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

    (b) Parent shall use best efforts to cause to be delivered to the Company and the Company's independent accountants two letters from Parent's independent accountants addressed to the Company and Parent, one dated as of the date the Form S-4 is declared effective and one dated as of the Closing Date, in each case stating that accounting for the Merger as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations is appropriate if the Merger is closed and consummated as contemplated by this Agreement.

    SECTION 5.4 Access to Information; Confidentiality. Subject to the two Confidentiality Agreements, each dated September 9, 1997, between Parent and the Company (the "Confidentiality Agreements"), and subject to the restrictions contained in confidentiality agreements to which such party is subject (which such party will use its best efforts to have waived) and applicable law, each of the Company and Parent shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of the Company and Parent shall, and shall cause each of its respective subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. In addition, the Company will deliver, or cause to be delivered, to Parent the internal or external reports reasonably required by Parent promptly after such reports are made available to the Company's personnel. No review pursuant to this
Section 5.4 shall affect any representation or warranty given by the other party hereto. Each of the Company and Parent will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreements.

    SECTION 5.5 Best Efforts. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Nothing set forth in this Section 5.5(a) will limit or affect actions permitted to be taken pursuant to Section 4.2.

    (b) In connection with and without limiting the foregoing, the Company and Parent shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or the Voting Agreement or the Merger or any of the other transactions contemplated hereby or thereby and (ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement or the Voting Agreement or the Merger or any other transaction contemplated hereby or thereby, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement and the Voting Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement or the Voting Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement or the Voting Agreement.

    (c) Each of the Company and Parent shall cooperate with each other in obtaining opinions of Cravath, Swaine & Moore, counsel to the Company, and Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Parent, dated as of the Effective Time, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. In connection therewith, each of Parent, Sub and the Company shall deliver to Cravath, Swaine & Moore and Skadden, Arps, Slate, Meagher & Flom LLP customary representation letters in form and substance reasonably satisfactory to such counsel and the Company shall use its best efforts to obtain any representation letters from appropriate stockholders and shall deliver any such letters obtained to Cravath, Swaine & Moore and Skadden, Arps, Slate, Meagher & Flom LLP (the representation letters referred to in this sentence are collectively referred to as the "Tax Certificates").

    (d) Each of Parent and Sub shall use its best efforts to assist the Company in the preparation and filing, on the earliest practicable date after the date of this Agreement, of a Current Report on Form 8-K for the Company containing the information required by Item 512(a)(1)(ii) of Regulation S-K of the SEC, including the historical financial statements of Parent and Sub required by Rule 3-05 of Regulation S-X of the SEC and the pro forma financial information with respect to the business combination contemplated by this Agreement required by Article 11 of Regulation S-X of the SEC, and each of Parent and Sub shall take all other action necessary to allow the Company to issue and sell securities, subject to Section 4.1(a) hereof, on a continuous or delayed basis in one or more public offerings registered under the Securities Act.

    (e) The Company shall use its best efforts to assist Parent and certain of its subsidiaries that are subject to the reporting requirements of the Exchange Act (the "Reporting Subs") in the preparation and filing, on the earliest practicable date after the date of this Agreement, of Current Reports on Form 8-K for each of Parent and the Reporting Subs containing the information required by Item 512(a)(1)(ii) of Regulation S-K of the SEC, including the historical financial statements of the Company required by Rule 3-05 of Regulation S-X of the SEC and the pro forma financial information with respect to the business combination contemplated by this Agreement required by Article 11 of Regulation S-X of the SEC, and the Company shall take all other action necessary to allow Parent and the Reporting Subs to issue and sell securities on a continuous or delayed basis in one or more public offerings registered under the Securities Act.

    SECTION 5.6 Employee Stock Options, Incentive and Benefit Plans. (a) As of the Effective Time, (i) each outstanding Company Employee Stock Option shall be converted into an option (an "Adjusted Option") to purchase the number of shares of Parent Common Stock equal to the number of shares of Company Common Stock subject to such Company Employee Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, at an exercise price per share equal to the exercise price for each such share of Company Common Stock subject to such option divided by the Exchange Ratio, and all references in each such option to the Company shall be deemed to refer to Parent, where appropriate, and (ii) Parent shall assume the obligations of the Company under the Company Stock Plans. The other terms of each such option, and the plans under which they were issued, shall continue to apply in accordance with their terms.

    (b) As of the Effective Time, (i) each outstanding award (including restricted stock, deferred stock, phantom stock, stock equivalents and stock units) (each a "Company Award") under any Company Stock Plan shall be converted into the same instrument of Parent, in each case with such adjustments (and no other adjustments) to the terms of such Company Awards as are necessary to preserve the value inherent in such Company Awards with no detrimental effects on the holder thereof and (ii) Parent shall assume the obligations of the Company under the Company Awards. The other terms of each Company Award, and the plans or agreements under which they were issued, shall continue to apply in accordance with their terms.

    (c) The Company and Parent agree that each of the Company Stock Plans and Parent Stock Plans shall be amended, to the extent necessary, to reflect the transactions contemplated by this Agreement, including, but not limited to the conversion of shares of Company Common Stock held or to be awarded or paid pursuant to such benefit plans, programs or arrangements into shares of Parent Common Stock on a basis consistent with the transactions contemplated by this Agreement. The Company and Parent agree to submit the amendments to the Parent Stock Plans or the Company Stock Plans to their respective stockholders, if such submission is determined to be necessary by counsel to the Company or Parent after consultation with one another; provided, however, that such approval shall not be a condition to the consummation of the Merger.

    (d) Parent shall (i) reserve for issuance the number of shares of Parent Common Stock that will become subject to the benefit plans, programs and arrangements referred to in this Section 5.6 and (ii) issue or cause to be issued the appropriate number of shares of Parent Common Stock pursuant to applicable plans, programs and arrangements, upon the exercise or maturation of rights existing thereunder on the Effective Time or thereafter granted or awarded. No later than the Effective Time, Parent shall prepare and file with the SEC a registration statement on Form S-8 (or other appropriate form) registering a number of shares of Parent Common Stock necessary to fulfill Parent's obligations under this Section 5.6. Such registration statement shall be kept effective (and the current status of the prospectus required thereby shall be maintained) for at least as long as Adjusted Options or Company Awards remain outstanding.

    (e) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Company Employee Stock Options and Company Awards appropriate notices setting forth such holders' rights pursuant to the respective Company Stock Plans and the agreements evidencing the grants of such

Company Employee Stock Options and Company Awards and that such Company Employee Stock Options and Company Awards and the related agreements shall be assumed by Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section after giving effect to the Merger).

    (f) To the extent that any compensation paid to a current or former employee of the Company or any of its subsidiaries would, if paid, fail to be deductible by the Company, Parent or any of their respective subsidiaries under
Section 162(m) of the Code, such payment shall, consistent with the Company's existing policy regarding the deferral of compensation in order to preserve the tax deductibility thereof (as described in the Company's Proxy Statement for the Company's 1997 Annual Meeting of Stockholders), be made in the first taxable year in which it will be deductible by the Company, Parent or their subsidiaries.

    SECTION 5.7 Indemnification, Exculpation and Insurance. (a) Parent and Sub agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and its subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) and any indemnification agreements or arrangements of the Company shall survive the Merger and shall continue in full force and effect in accordance with their terms. The Surviving Corporation shall pay any expenses of any indemnified person under this Section
5.7 in advance of the final disposition of any action, proceeding or claim relating to any such act or omission to the fullest extent permitted under the DGCL upon receipt from the applicable indemnified person to whom advances are to be advanced of any undertaking to repay such advances required under the DGCL. The Surviving Corporation shall cooperate in the defense of any such matter. In addition, from and after the Effective Time, directors or officers of the Company who become directors or officers of Parent will be entitled to the same indemnity rights and protections as are afforded to other directors and officers of Parent.

    (b) In the event that either of the Surviving Corporation or Parent or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of Parent or the Surviving Corporation, as applicable, will assume the obligations thereof set forth in this Section 5.7.

    (c) The provisions of this Section 5.7 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

    (d) For six years after the Effective Time, Parent or the Surviving Corporation shall maintain in effect the Company's current directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable to the Company's directors and officers currently covered by such insurance than those of such policy in effect on the date hereof; provided that Parent may substitute therefor policies of Parent or its subsidiaries containing terms with respect to coverage and amount no less favorable to such directors or officers; provided, further, that in no event shall Parent or the Surviving Corporation be required to pay aggregate premiums for insurance under this Section 5.7(d) in excess of 200% of the aggregate premiums paid by the Company in 1997 on an annualized basis for such purpose.

    (e) Parent shall cause the Surviving Corporation or any successor thereto to comply with its obligations under this Section 5.7.

    SECTION 5.8 Fees and Expenses. (a) Except as provided in this Section 5.8, all fees and expenses incurred in connection with the Merger, this Agreement, and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

    (b) (i) In the event that this Agreement is terminated by the Company pursuant to Section 7.1(e) or, after the date hereof but prior to any termination of this Agreement, the Company or its Board of Directors shall have taken any action to make the Rights Agreement inapplicable (through termination or otherwise) to any person other than Parent, Sub or another wholly owned subsidiary of Parent, then, concurrently with any such termination, the Company shall pay Parent a fee equal to $300 million by wire transfer of same day funds.

    (ii) In the event that (A) a Pre-Termination Takeover Proposal Event (as defined below) shall occur and thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 7.1(b)(i) and (B) prior to the date that is 18 months after the date of such termination the Company enters into a Company Acquisition Agreement, then the Company shall (1) promptly, but in no event later than two business days after the date such Company Acquisition Agreement is entered into, pay Parent a fee equal to $100 million by wire transfer of same day funds, and (2) promptly, but in no event later than two business days after the date the transactions set forth in such Company Acquisition Agreement are consummated, pay Parent an additional fee equal to $200 million by wire transfer of same day funds.

    (iii) In the event that (A) a Pre-Termination Takeover Proposal Event shall occur and thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 7.1(b)(ii) and (B) prior to the date that is 18 months after the date of such termination the Company enters into a Company Acquisition Agreement, then the Company shall (1) promptly, but in no event later than two business days after the date such Company Acquisition Agreement is entered into, pay Parent a fee equal to $100 million by wire transfer of same day funds, and (2) promptly, but in no event later than two business days after the date the transactions set forth in such Company Acquisition Agreement are consummated, pay Parent an additional fee equal to $200 million by wire transfer of same day funds.

    (iv) For purposes of this Section 5.8(b), a "Pre-Termination Takeover Proposal Event" shall be deemed to occur if a Company Takeover Proposal shall have been made known to the Company or any of its subsidiaries or has been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a Company Takeover Proposal. The Company acknowledges that the agreements contained in this
Section 5.8(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amount due pursuant to this Section 5.8(b), and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the fee set forth in this Section 5.8(b), the Company shall pay to Parent its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the rate on six-month U.S. Treasury obligations plus 300 basis points in effect on the date such payment was required to be made.

    SECTION 5.9 Public Announcements. Parent and the Company will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with and use reasonable efforts to agree on, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law or court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

    SECTION 5.10 Affiliates. (a) Concurrently with the execution of this Agreement (or with respect to relevant persons who are not available on the date hereof, as soon as practicable after the date hereof), the Company shall deliver to Parent a written agreement substantially in the form attached as Exhibit A hereto of all of the persons who are "affiliates" of the Company (other than Berkshire Hathaway Inc. or any person in which it directly or indirectly holds securities) for purposes of Rule 145 under the Securities Act or for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, all of whom are, as of the date of this Agreement, identified in Section 5.10 of the Company

Disclosure Schedule. Section 5.10 of the Company Disclosure Schedule shall be updated by the Company as necessary to reflect changes from the date hereof and the Company shall use best efforts to cause each person added to such schedule after the date hereof to deliver a similar agreement. Parent shall cause all persons who are affiliates of Parent for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations to comply with the fourth paragraph of Exhibit A hereto.

    (b) Parent shall publish no later than 30 days after, and shall use its best efforts to publish on the earliest possible date after, the end of the first month after the Effective Time in which there are at least 30 days of post-Merger combined operations (which month may be the month in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135 (the time such results are published, the "Permitted Sales Time"). This Section 5.10(b) is intended to be for the benefit of affiliates of the Company. Notwithstanding anything in this Section 5.10(b) to the contrary, if the Closing occurs after November 30, 1997, Parent's obligations under this Section 5.10(b) shall only require Parent to publish such financial information no later than 30 days after the end of the first fiscal quarter ending after the Closing in which there was at least 30 days of post-Merger combined operations.

    (c) Following the consummation of the Merger, Parent shall file a registration statement under the Securities Act with respect to any shares of Parent Common Stock or Parent New Preferred Stock received in the Merger by those "affiliates" of the Company (for purposes of Rule 145 under the Securities Act) that would be limited in their ability to resell such shares due to the volume limitations of paragraph (e) of Rule 144 under the Securities Act, allowing for sales of such shares on a delayed or continuous basis, and Parent shall use its best efforts to cause such registration statement to become effective prior to the Permitted Sales Time.

    SECTION 5.11 Stock Exchange Listing. Parent shall use best efforts to cause
(a) the Parent Common Stock issuable (i) under Article II, (ii) upon exercise of the former Company Employee Stock Options pursuant to Section 5.6 and (iii) upon the conversion of Company Convertible Securities to be approved for issuance on the NYSE and (b) the depositary shares representing shares of Parent New Preferred Stock (to the extent that the corresponding depositary shares representing shares of Company Preferred Stock were listed on the NYSE immediately prior to the Effective Time) to be approved for listing on the NYSE, in each case subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Closing Date.

    SECTION 5.12 Stockholder Litigation. Each of the Company and Parent shall give the other the reasonable opportunity to participate in the defense of any stockholder litigation against the Company or Parent, as applicable, and its directors relating to the transactions contemplated by this Agreement.

    SECTION 5.13 Tax Treatment. Each of Parent and the Company shall use best efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368 of the Code and to obtain the opinions of counsel referred to in Sections 6.2(c) and 6.3(c).

    SECTION 5.14 Pooling of Interests. Each of the Company and Parent shall use best efforts to cause the transactions contemplated by this Agreement, including the Merger, to be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and such accounting treatment to be accepted by the SEC, and each of the Company and Parent agrees that it shall take no action that would cause such accounting treatment not to be obtained.

    SECTION 5.15 Standstill Agreements; Confidentiality Agreements. During the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its respective subsidiaries is a party. During such period, the Company shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or of any state having jurisdiction.

    SECTION 5.16 Conveyance Taxes. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees or any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time. Parent shall pay, and the Company shall pay, without deduction or withholding from any amount payable to the holders of Company Common Stock, any such taxes or fees imposed by any Governmental Entity, which become payable in connection with the transactions contemplated by this Agreement, on behalf of their respective stockholders.

    SECTION 5.17 Company Convertible Notes; Company Series F Preferred Stock. From and after the date hereof and prior to the Effective Time, each of Parent or the Company, as applicable, shall take such actions (including entering into supplemental indentures) with respect to the Company's Amended and Restated 5.5% Restricted Convertible Subordinated Note Due 1997 and the Company's Amended and Restated 1.25% Restricted Convertible Subordinated Note Due 2000, which provide that such notes shall be convertible at the option of the holders in accordance with the terms thereof into shares of Parent Common Stock and not Company Common Stock from and after the Effective Time.

    (b) Parent shall cause the Surviving Corporation to elect, pursuant to the terms of the purchase contracts providing for purchase of the Company Series F Preferred Stock, that the preferred stock delivered thereunder shall be Parent's preferred stock having terms that are substantially identical to the Company Series F Preferred Stock, provided that (A) as a result of the Merger the issuer thereof shall be Parent rather than the Company and (B) each share of such Parent preferred stock shall be entitled to three votes per share, voting together as a class with the Parent Common Stock (and any other shares of capital stock of Parent at the time entitled to vote), on all matters submitted to a vote of stockholders of Parent, and shall be entitled to one vote per share on all matters on which the Company Series F Preferred Stock would have been entitled to vote, voting together as a class with any other shares of preferred stock of Parent at the time entitled to vote.

    SECTION 5.18 Compliance with 1940 Act Section 15. (a) Parent and the Company acknowledge that each of Parent and the Company has entered into this Agreement in reliance upon the benefits and protections provided by Section 15(f) of the Investment Company Act. Each of Parent and the Company shall not take, and each of them shall cause its affiliates not to take, any action not contemplated by this Agreement that would have the effect, directly or indirectly, of causing the requirements of any of the provisions of Section 15(f) of the Investment Company Act not to be met in respect of this Agreement and the transactions contemplated hereby, and each of them shall not fail to take, and each of them shall cause its subsidiaries not to fail to take, and, after the Closing Date, Parent shall cause the Surviving Corporation not to fail to take, any action, if the failure to take such action would have the effect, directly or indirectly, of causing the requirements of any of the provisions of Section 15(f) of the Investment Company Act not to be met in respect of this Agreement and the transactions contemplated hereby. In that regard, Parent shall conduct its business and shall, subject to applicable fiduciary duties, use its reasonable best efforts to cause each of its affiliates to conduct its business so as to assure that, insofar as within the control of Parent and the Company or their respective affiliates:

         (i) for a period of three years after the Closing Date, at least 75% of the members of the Board of Directors or trustees of each Company Fund registered under the Investment Company Act, and that continues after the Closing Date its existing or a replacement investment advisory contract with any of Parent and the Company or any affiliate of Parent and the Company, are not (A) "interested persons" of the investment manager of such Company Fund after the Closing Date, or (B) "interested persons" of the present investment manager of such Company Fund;

         (ii) for a period of two years after the Closing Date, there shall not be imposed on any of the Company Funds that is registered under the Investment Company Act an "unfair burden" as a result of the transactions contemplated by this Agreement, or any terms, conditions or understandings applicable thereto.

    (b) Certain Terms. The terms in quotations in this Section 5.18 shall have the meanings set forth in Section 15(f) or Section 2(a)(19) of the Investment Company Act.

    SECTION 5.19 Certain Contracts. Parent shall, and shall cause the Surviving Corporation to, expressly assume the obligations of the Company or any subsidiary thereof under contracts, indentures, guarantees, securities, leases and other instruments thereof in accordance with their respective terms, as and to the extent necessary to avoid any breach, penalty, termination, default, payment or prepayment that would otherwise result from the execution of this Agreement or the consummation of the transactions contemplated hereby.

    SECTION 5.20 Investment Advisory Agreements. Each of the Company, its subsidiaries and its affiliates shall as promptly as practicable after the date hereof, use their best efforts, including giving all required notices, to facilitate, in accordance with Section 15 of the Investment Company Act, (i) the due consideration and due approval by the board of directors or trustees of each Company Fund (as defined below) of a new investment advisory agreement or a new underwriting, distribution or dealer contract and (ii) to the extent such board of directors or trustees approvals are obtained, the consideration and due approval by such Company Fund's securityholders of new investment advisory agreement upon terms no less favorable to Parent than the terms of the existing investment advisory agreements with such Funds. For purposes of this Agreement, "Company Fund" means any investment company registered under the Investment Company Act as to which the Company, its subsidiaries or its affiliates act as investment advisor or principal underwriter.

                                  ARTICLE VI

                             CONDITIONS PRECEDENT

    SECTION 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver by each of Parent and the Company on or prior to the Closing Date of the following conditions:

    (a) Stockholder Approval. The Company Stockholder Approval shall have been obtained.

    (b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

    (c) Governmental and Regulatory Approvals. Other than the filing provided for under Section 1.3 and filings pursuant to the HSR Act (which are addressed in Section 6.1(b)), all consents, approvals and actions of, filings with and notices to any Governmental Entity required of the Company, Parent or any of their subsidiaries to consummate the Merger and the other transactions contemplated hereby, the failure of which to be obtained or taken is reasonably expected to have a material adverse effect on the Surviving Corporation and its prospective subsidiaries, taken as a whole.

    (d) No Injunctions or Restraints. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect (i) preventing the consummation of the Merger, or (ii) which otherwise is reasonably likely to have a material adverse effect on the Company or Parent, as applicable; provided, however, that each of the parties shall have used its best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

    (e) Form S-4. The Form S-4 shall have become effective under the Securities Act prior to the mailing of the Proxy Statement by the Company to its stockholders and no stop order or proceedings seeking a stop order shall have been entered or be pending by the SEC.

    (f) NYSE Listing. The shares of (i) Parent Common Stock issuable to the Company's stockholders (A) as contemplated by Article II, (B) upon exercise of the former Company Employee Stock Options pursuant to Section 5.6 or (C) upon the conversion of Company Convertible Securities and (ii) the depositary shares representing shares of Parent New Preferred Stock (to the extent that the correspond-ing depositary shares representing shares of Company Preferred Stock, as the case may be, were listed on the NYSE immediately prior to the Effective Time) shall have been approved for listing on the NYSE, subject to official notice of issuance.

    SECTION 6.2 Conditions to Obligations of Parent. The obligation of Parent to effect the Merger is further subject to satisfaction or waiver of the following conditions:

    (a) Representations and Warranties. The representations and warranties of the Company set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality", "material adverse effect" or "material adverse change" set forth therein or applicable thereto by reason of the provisions of Section 3.2) does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on the Company.

    (b) Performance of Obligations of the Company. The Company shall have performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date, except where the failure of such obligations to have been so performed does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on the Company.

    (c) Tax Opinion. Parent shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Parent, an opinion dated as of such date, to the effect that the Merger will constitute a "reorganization" within the meaning of
Section 368(a) of the Code, and Parent, Sub and the Company will each be a party to such reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, counsel for Parent may require delivery of and rely upon the Tax Certificates and may assume that the Company Common Stock and Company Preferred Stock constitute the only outstanding equity of the Company at the Effective Time for federal income tax purposes.

    SECTION 6.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to satisfaction or waiver of the following conditions:

    (a) Representations and Warranties. The representations and warranties of Parent set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality", "material adverse effect" or "material adverse change" set forth therein or applicable thereto by reason of the provisions of Section 3.2) does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on Parent.

    (b) Performance of Obligations of Parent. Parent shall have performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date, except where the failure of such obligations to have been so performed does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on Parent.

    (c) Tax Opinions. The Company shall have received from Cravath, Swaine & Moore, counsel to the Company, an opinion as of such date, to the effect that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and Parent, Sub and the Company will each be a party to such reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, counsel for the Company may require delivery of and rely on the Tax Certificates.

    SECTION 6.4 Frustration of Closing Conditions. Neither Parent nor the Company may rely on the failure of any condition set forth in Section 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use best efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to
Section 5.5.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

    SECTION 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, and whether before or after the Company Stockholder
Approval:

    (a) by mutual written consent of Parent and the Company;

    (b) by either Parent or the Company:

         (i) if the Merger shall not have been consummated by March 31, 1998, provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time; provided, however, that this Agreement may be extended not more than 20 days by either party by written notice to the other party if the Merger shall not have been consummated as a direct result of the condition set forth in Section 6.1(c) failing to have been satisfied and the extending party reasonably believes that the relevant approvals will be obtained during such extension period;

         (ii) if the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof; or

         (iii) if any Restraint having any of the effects set forth in Section 6.1(d) shall be in effect and shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(iv) shall have used best efforts to prevent the entry of and to remove such Restraint;

    (c) by Parent, if the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.2(a) or
(b), and (B) is incapable of being cured by the Company or is not cured within 45 days of written notice thereof;

    (d) by the Company, if Parent shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.3(a) or
(b), and (B) is incapable of being cured by Parent or is not cured within 45 days of written notice thereof; or

    (e) by the Company in accordance with Section 4.2(b); provided that, in order for the termination of this Agreement pursuant to this paragraph (e) to be deemed effective, the Company shall have complied with all provisions of
Section 4.2, including the notice provisions therein, and with applicable requirements, including the payment of the fee referred to in paragraph (b)(i) of Section 5.8.

    SECTION 7.2 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent or the Company, other than the provisions of Section 3.3(o), Section 3.4(m), the last sentence of Section 5.4, Section 5.8, this Section 7.2 and Article VIII, which provisions survive such termination, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

    SECTION 7.3 Amendment. This Agreement may be amended by the parties at any time before or after the Company Stockholder Approval or the Parent Stockholder Approval; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by the stockholders of the Company or Parent without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties.

    SECTION 7.4 Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.3, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

    SECTION 7.5 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3 or an extension or waiver pursuant to Section
7.4 shall, in order to be effective, require, in the case of Parent, Sub or the Company, action by its Board of Directors or, with respect to any amendment to this Agreement, the duly authorized committee of its Board of Directors to the extent permitted by law.

                                 ARTICLE VIII

                              GENERAL PROVISIONS

    SECTION 8.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

    SECTION 8.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                        (a) if to Parent or Sub, to

                        Travelers Group Inc.
                        388 Greenwich Street
                        New York, New York 10013

                        Telecopy No.: (212) 816-8996
                        Attention: Charles O. Prince, III

                        with a copy to:

                        Skadden, Arps, Slate, Meagher & Flom LLP
                        919 Third Avenue
                        New York, New York 10022
                        Telecopy No.:
                        (212) 735-2000
                        Attention: Kenneth J. Bialkin

                        (b) if to the Company, to

                        Salomon Inc
                        Seven World Trade Center
                        New York, New York 10048

                        Telecopy No.: (212) 783-1752
                        Attention: Robert H. Mundheim

                        with a copy to:

                        Cravath, Swaine & Moore
                        Worldwide Plaza
                        825 Eighth Avenue
                        New York, New York 10019

                        Telecopy No.: (212) 474-3700
                        Attention: B. Robbins Kiessling

    SECTION 8.3 Definitions. For purposes of this Agreement:

    (a) except as otherwise provided for in this Agreement, an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise; provided, however, that in no event shall Berkshire Hathaway Inc. or any person in which it directly or indirectly holds securities be deemed to be an affiliate of the Company or its subsidiaries; provided, further, that (x) any investment account advised or managed by such person or one of its subsidiaries or affiliates on behalf of third parties, or (y) any partnership, limited liability company, or other similar investment vehicle or entity engaged in the business of making investments of which such person acts as the general partner, managing member, manager, investment advisor, principal underwriter or the equivalent shall not be deemed an affiliate of such person;

    (b) "material adverse change" or "material adverse effect" means, when used in connection with the Company or Parent, any change, effect, event, occurrence or state of facts that is, or would reasonably be expected to be, materially adverse to the business, financial condition or results of operations of such party and its subsidiaries taken as a whole, other than any change, effect, event or occurrence constituting or relating to any of the following:

         (i) the United States economy or securities markets in general;

         (ii) this Agreement or the transactions contemplated hereby or the announcement thereof;

         (iii) the financial services industry in general, and not specifically relating to Parent or the Company or their respective subsidiaries;

         (iv) the resignation of officers or employees of the Company or Parent or their respective subsidiaries; and

         (v) changes in balance sheet items of the Company and its subsidiaries relating to changes in the manner by which they finance their operations as a result of restrictions on their access to the public debt markets in connection with the transactions contemplated hereby.

The terms "material" and "materially" have correlative meanings;

    (c) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

    (d) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person; provided, however, that (x) any investment account advised or managed by such person or one of its subsidiaries or affiliates on behalf of third parties, or (y) any partnership, limited liability company, or other similar investment vehicle or entity engaged in the business of making investments of which such person acts as the general partner, managing member, manager, investment advisor, principal underwriter or the equivalent shall not be deemed a subsidiary of such person; and

    (e) "knowledge" of any person which is not an individual means the knowledge of such person's executive officers.

    SECTION 8.4 Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

    SECTION 8.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

    SECTION 8.6 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) and the Confidentiality Agreements (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article II, Sections 5.6, 5.7, 5.10(b), 5.10(c) and 5.17, are not intended to confer upon any person other than the parties any rights or remedies.

    SECTION 8.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

    SECTION 8.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties; provided, however, that Sub may assign its rights and obligations, in whole or in part, under this Agreement to any other wholly owned subsidiary of Parent. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

    SECTION 8.9 Consent to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Delaware or a Delaware state court.

    SECTION 8.10 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    SECTION 8.11 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

    IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                            TRAVELERS GROUP INC.


                                            By /s/ Sanford I. Weill
                                              ------------------------------
                                              Title: Chairman of the Board
                                                     and Chief Executive Officer


                                            DIAMONDS ACQUISITION CORP.


                                            By /s/ Charles O. Prince, III
                                              ------------------------------
                                              Title: Executive Vice President


                                            SALOMON INC


                                            By /s/ Robert E. Denham
                                              ------------------------------
                                              Title: Chairman and Chief
                                              Executive Officer

PROXY
                    SALOMON INC

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         OF THE COMPANY FOR THE SPECIAL MEETING ON NOVEMBER 25, 1997

   The undersigned hereby constitutes and appoints Robert E. Denham, Robert
H. Mundheim and Arnold S. Olshin, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent, and to vote the shares of the undersigned at the Special Meeting of Stockholders of Salomon Inc to be held at the Salomon Brothers Auditorium, Seven World Trade Center, New York, New York 10048, on Tuesday, November 25, 1997 at 10:00 a.m. and at any adjournments thereof on all matters coming before said meeting.

   This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE STATED PROPOSAL.

                               SEE REVERSE SIDE

                             FOLD AND DETACH HERE

                                                              PLEASE MARK YOUR
                                                              VOTES AS IN THIS
                                                                  EXAMPLE. [X]

1. To approve and adopt the Agreement and Plan of Merger
   (the "Merger Agreement"), dated as of September 24, 1997, among Travelers Group Inc., Diamonds Acquisition Corp. ("Sub") and Salomon Inc (the "Company"), pursuant to which Sub will be merged with and into the Company with
   the Company being the surviving corporation in the merger (the "Merger") and changing its name to Salomon Smith
   Barney Holdings Inc. Approval of this proposal will also constitute approval of the transactions contemplated by the Merger Agreement, including the Merger.
    FOR    AGAINST    ABSTAIN
    [ ]       [ ]         [ ]
2. In their discretion, to vote upon all matters incident to the conduct of the Special Meeting and such others matters as may properly come before the Special Meeting or any adjournments thereof.

                                         THE BOARD OF DIRECTORS
                                            RECOMMENDS A VOTE
                                             FOR APPROVAL OF
                                           THE STATED PROPOSAL

                           THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND THE PROXY STATEMENT/PROSPECTUS DATED OCTOBER 24, 1997 RELATING TO THE SPECIAL MEETING.

                           Date

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                           Signature

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                           Signature if held jointly

                           Note: Please sign this proxy exactly as name appears herein. If shares are held by joint tenants, both should sign. Attorneys-in-fact, executors, administrators, trustees, guardians, corporation officers or others signing in a representative capacity should indicate the capacity in which they are signing.

                           PLEASE SIGN, DATE, AND MAIL THIS PROXY PROMPTLY IN THE RETURN ENVELOPE whether or not you expect to attend the Special Meeting. You may nevertheless vote in person if you do attend.

                              FOLD AND DETACH HERE




                                                Signature